Exhibit 2.1

                                                                  EXECUTION COPY





                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                               CENDANT CORPORATION


                        CARDIGAN ACQUISITION CORPORATION


                                       and


                             EQUIVEST FINANCE, INC.


                                      dated


                                December 16, 2001




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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page

ARTICLE I THE MERGER ..........................................................2

         Section 1.1     The Merger ...........................................2
         Section 1.2     Closing ................ ..... .......................2

         Section 1.3     Effective Time .......................................2
         Section 1.4     Effects of the Merger ................................3
         Section 1.5     Certificate of Incorporation and Bylaws
                           of the Surviving Corporation .......................3
         Section 1.6     Directors and Officers ...............................3
         Section 1.7     Subsequent Actions ...................................3
         Section 1.8     Stockholders' Meeting ................................4
         Section 1.9     Merger Without Meeting of Stockholders ...............5
ARTICLE II CONVERSION OF SECURITIES ...........................................6
         Section 2.1     Conversion of Capital Stock ..........................6
         Section 2.2     Exchange of Certificates .............................6
         Section 2.3     Dissenting Shares ....................................8
         Section 2.4     Option Plan ..........................................9
ARTICLE III REPRESENTATIONS AND  WARRANTIES OF THE COMPANY ....................9
         Section 3.1     Corporate Organization; Authority; No Violation......10
         Section 3.2     Capitalization; Subsidiaries ........................12
         Section 3.3     Company SEC Documents; Company Financial Statements;
                           Company Public Offering Statements ................14
         Section 3.4     Directors, Officers, Employees, Employee Benefit
                           Plans; ERISA ......................................15
         Section 3.5     Intellectual Property ...............................18
         Section 3.6     Assets ..............................................19
         Section 3.7     Litigation ..........................................19
         Section 3.8     Real Property .......................................20
         Section 3.9     Exempt Assets .......................................23
         Section 3.10    Contracts ...........................................23
         Section 3.11    Absence of Undisclosed Liabilities ..................25
         Section 3.12    Licenses; Compliance with Laws ......................25
         Section 3.13    Environmental Matters ...............................26
         Section 3.14    Tax Matters .........................................28
         Section 3.15    Accounts Receivable .................................31
         Section 3.16    Absence of Certain Changes or Events ................32
         Section 3.17    Affiliated Transactions .............................32
         Section 3.18    Insurance ...........................................33



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         Section 3.19    Brokers and Finders .................................34
         Section 3.20    Debt Instruments ....................................34
         Section 3.21    Resorts .............................................34
         Section 3.22    Associations ........................................36
         Section 3.23    Equivest Vacation Club ..............................37
         Section 3.24    Certain Definitions .................................39
         Section 3.25    No Liability for Affiliate Obligations ..............41
         Section 3.26    Information in the Proxy Statement ..................41
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER ........42
         Section 4.1     Organization ........................................42
         Section 4.2     Authorization; Validity of Agreement;
                           Necessary Action ..................................42
         Section 4.3     Consents and Approvals; No Violations ...............43
         Section 4.4     Information in the Proxy Statement ..................43
         Section 4.5     Financing ...........................................43
         Section 4.6     Brokers and Finders .................................43
         Section 4.7     Ownership of Purchaser; No Prior Activities .........44
         Section 4.8     Ownership of Shares .................................44
ARTICLE V CONDUCT OF BUSINESS PENDING THE MERGER .............................44
         Section 5.1     Interim Operations of the Company ...................44
         Section 5.2     No Solicitation .....................................48
         Section 5.3     Acquisition Proposals ...............................50
ARTICLE VI ADDITIONAL AGREEMENTS .............................................51
         Section 6.1     Additional Agreements ...............................51
         Section 6.2     Notification of Certain Matters .....................51
         Section 6.3     Access; Confidentiality .............................52
         Section 6.4     Consents and Approvals ..............................54
         Section 6.5     Publicity ...........................................55
         Section 6.6     Directors' and Officers' Insurance
                           and Indemnification ...............................56
         Section 6.7     Litigation ..........................................57
         Section 6.8     State Takeover Laws .................................57
         Section 6.9     Employees Benefits ..................................57
         Section 6.10    Resignations and Appointments .......................58
ARTICLE VII CONDITIONS .......................................................58
         Section 7.1     Conditions to Each Party's Obligations
                           to Effect the Merger ..............................58
         Section 7.2     Conditions to Obligations of the Purchaser ..........59
         Section 7.3     Conditions to Obligations of the Company ............60
ARTICLE VIII TERMINATION .....................................................61
         Section 8.1     Termination .........................................61
         Section 8.2     Effect of Termination ...............................62
ARTICLE IX MISCELLANEOUS .....................................................63
         Section 9.1     Amendment and Modification ..........................63


                                       iii


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         Section 9.2     Non-survival of Representations and Warranties ......63
         Section 9.3     Expenses ............................................63
         Section 9.4     Notices .............................................63
         Section 9.5     Interpretation ......................................65
         Section 9.6     Certain Tax Elections ...............................65
         Section 9.7     Counterparts ........................................66
         Section 9.8     Entire Agreement; No Third-Party Beneficiaries ......66
         Section 9.9     Severability ........................................66
         Section 9.10    Governing Law .......................................67
         Section 9.11    Assignment ..........................................67
         Section 9.12    Headings ............................................67
         Section 9.13    Jurisdiction and Venue ..............................67
         Section 9.14    Acknowledgements ....................................67

                             INDEX OF DEFINED TERMS
                             ----------------------


Nasdaq ........................................................................4
Acquisition Agreement ........................................................50
Acquisition Proposal .........................................................51
Acquisition Proposal Interest ................................................50
Action .......................................................................19
affiliates ...................................................................65
Agreement .....................................................................1
Amenities ....................................................................39
Assignee .....................................................................67
Association ..................................................................36
Average Premium ..............................................................57
Balance Sheet ................................................................25
Balance Sheet Date ...........................................................25
Bankruptcy Case ..............................................................41
Bennett Stock Purchase Agreement ..............................................1
CBA ..........................................................................15
Certificate of Merger .........................................................2
Certificates ..................................................................7
Closing .......................................................................2
Closing Date ..................................................................2
Code .........................................................................17
Company .......................................................................1
Company Board of Directors ....................................................1
Company Employees ............................................................58
Company Public Offering Statements ...........................................14
Company SEC Documents ........................................................14
Confidentiality Agreement ....................................................49
Controlled Associations ......................................................58
D&O Insurance ................................................................56
Debt Instrument ..............................................................40
Debtors ......................................................................41
DGCL ..........................................................................1
Dissenting Shares .............................................................8
DS&R .........................................................................37
Effective Time ................................................................3
Environmental Claim ..........................................................27
Environmental Laws ...........................................................28
ERISA ........................................................................16
ERISA Affiliate ..............................................................16
Exchange Act ..................................................................5


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

Exempt Assets ................................................................23
Expense Reimbursement ........................................................63
Federal Class Action .........................................................20
Final Judgment ...............................................................20
Florida Action ...............................................................20
GAAP .........................................................................14
Governmental Authority .......................................................12
Hyperion .....................................................................52
Improvements .................................................................22
Intellectual Property ........................................................19
IRS ..........................................................................16
Laws .........................................................................26
Lease ........................................................................20
Leased Real Property .........................................................20
Liens ........................................................................13
Loans Receivable .............................................................24
Material Adverse Effect ......................................................10
Material Contracts ...........................................................24
Materials of Environmental Concern ...........................................28
Merger ........................................................................1
Merger Consideration ..........................................................6
Mortgage .....................................................................40
Option ........................................................................9
Option Plan ...................................................................9
Order ........................................................................12
Owned Real Property ..........................................................20
Parent ........................................................................1
Parent Plans .................................................................58
Paying Agent ..................................................................7
PBGC .........................................................................17
Permits ......................................................................25
Permitted Liens ..............................................................19
Person .......................................................................65
PIK Issuances ................................................................45
Plan .........................................................................16
Proxy Statement ...............................................................4
Purchaser .....................................................................1
Purchaser Common Stock ........................................................6
Real Property ................................................................20
Representatives ..............................................................48
Resort Documents .............................................................35
Resorts ......................................................................14
Restraints ...................................................................59


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SEC ...........................................................................4
Securities Act ...............................................................14
Series 2 Preferred Stock ......................................................1
Share Issuances ..............................................................45
Shares ........................................................................1
Special Meeting ...............................................................4
Stock Purchase Agreements .....................................................1
Stockholder ...................................................................1
Subsidiary ...................................................................10
Superior Proposal ............................................................49
Surviving Corporation .........................................................2
Tax ..........................................................................31
Tax Claim ....................................................................29
Tax Claims ...................................................................29
Tax Return ...................................................................31
Taxes ........................................................................31
Termination Fee ..............................................................62
Transactions .................................................................10
Trust ........................................................................37
Trust Agreement ..............................................................37
VOI ..........................................................................40
VOI Laws .....................................................................40
VOI Receivables ..............................................................40
VOI Registrations ............................................................41

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

                  AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this "Agreement"), dated December 16, 2001, by and among Cendant Corporation, a Delaware corporation ("Parent"), Cardigan Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (the "Purchaser"), and Equivest Finance, Inc., a Delaware corporation (the "Company").

                  WHEREAS, the Board of Directors of each of Parent, the Purchaser and the Company has approved, and deems it advisable and in the best interests of its respective stockholders to enter into this Agreement and the transactions contemplated hereunder, including to consummate a transaction whereby the Purchaser will merge with and into the Company (the "Merger"), with the Company being the surviving corporation, in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the Board of Directors of the Company (the "Company Board of Directors") has determined that the consideration to be paid for each issued and outstanding shares of common stock, par value $0.01, of the Company (collectively the "Shares") in the Merger is fair to the holders of such Shares and has resolved to recommend that the holders of such Shares approve this Agreement, upon the terms and subject to the conditions set forth herein;

                  WHEREAS, as a condition and further inducement to Parent and the Purchaser to enter into this Agreement and incur the obligations set forth herein, certain stockholders of the Company (each, a "Stockholder") concurrently herewith are entering into stock purchase agreements (the "Stock Purchase Agreements"), dated as of the date hereof, with the Purchaser, in the forms attached hereto as Exhibits A-1, A-2 and A-3, respectively, (such Stock Purchase Agreement attached hereto as Exhibit A-1, the "Bennett Stock Purchase Agreement") pursuant to which each such Stockholder has agreed, among other things, to sell the Shares and/or the shares of Series 2 Class A Cumulative Redeemable Preferred Stock, par value $3.00 per share (the "Series 2 Preferred Stock"), of the Company held by each such Stockholder upon payment by Parent of the applicable purchase price pursuant to the Stock Purchase Agreements, upon the terms and subject to the conditions set forth therein; and

                  WHEREAS, the Company, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

               NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                   THE MERGER

               Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, the Purchaser shall be merged with and into the Company at the Effective Time. Following the Effective Time, the Company shall be the surviving corporation (the "Surviving Corporation"), shall become a subsidiary of Parent and shall succeed to and assume all the rights and obligations of the Purchaser in accordance with the DGCL.

               Section 1.2 Closing. Subject to the satisfaction or waiver of all the conditions to closing contained in Article VII hereof, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second day after satisfaction or waiver of the conditions set forth in Article II (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions). The Closing will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 or at such other location as is agreed to by the parties hereto.

               Section 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable following the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

               Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

               Section 1.5 Certificate of Incorporation and Bylaws of the Surviving Corporation. The certificate of incorporation and the bylaws of the Purchaser, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that the first article of the certificate of incorporation of the Purchaser shall be amended as of the Effective Time to read in its entirety as follows: "The name of the corporation is Equivest Finance, Inc.", and (ii) the fourth article of the certificate of incorporation of the Purchaser shall be amended as of the Effective Time to read in its entirety as follows: "The total number of shares of stock of which the Corporation shall have authority to issue is 28,377,870 shares of Common Stock, each having a par value of $.01."

               Section 1.6 Directors and Officers. Subject to applicable Law (as defined in Section 3.12), the directors of the Purchaser shall, from and after the Effective Time, become the directors of the Surviving Corporation until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation. The officers of the Company shall, from and after the Effective Time, become the officers of the Surviving Corporation until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation.

               Section 1.7 Subsequent Actions. If at any time after the Effective Time the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or the Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or the Purchaser, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

               Section 1.8 Stockholders' Meeting.

                   (a) If required by applicable Law or the applicable rules and regulations of The Nasdaq Stock Market, Inc. ("Nasdaq") in order to consummate the Merger, the Company, acting through the Company Board of Directors, shall, in accordance with applicable Law, the Company's certificate of incorporation and bylaws and the applicable rules and regulations of Nasdaq:

                         (i) duly call, give notice of, convene and hold a
                    special meeting of its stockholders (the "Special Meeting") as soon as reasonably practicable following the execution of this Agreement for the purpose of considering and taking action upon this Agreement;

                         (ii) prepare and file with the Securities and Exchange
                    Commission (the "SEC") a preliminary proxy or information statement relating to the Merger and this Agreement and use its reasonable efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (the "Proxy Statement") to be mailed to its stockholders;

                         (iii) subject to Section 5.2(c), include in the Proxy
                    Statement the recommendation of the Company Board of Directors that stockholders of the Company vote in favor of the approval of this Agreement; and

                         (iv) use its reasonable best efforts to solicit from
                    holders of Shares proxies in favor of this Agreement and take all other action reasonably necessary or advisable to secure the approval of stockholders required by the DGCL, any other applicable Law and the Company's certificate of incorporation to effect the Merger.

                   (b) If applicable Law or the applicable rules and regulations of Nasdaq require a vote of the stockholders of the Company in order to consummate the Merger, Parent and Purchaser (and/or one or more of the Stockholders) may, in lieu of requiring the Company call a special meeting of its stockholders as contemplated above, elect to approve this Agreement by written consent without a meeting of the Company's stockholders, as permitted by the certificate of incorporation and bylaws of the Company and to the extent permitted by the rules and regulations of Nasdaq . If Parent and Purchaser (and/or one or more of the Stockholders) elect to approve this Agreement by written consent, the Company shall take all actions necessary to permit and assist Parent and the Purchaser to take such action by written consent, including, without limitation, making and assisting in such filings with the SEC, and preparing and mailing an information statement and such other materials, as may be required under the federal securities laws and the DGCL.

                   (c) Parent agrees to vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other Subsidiaries and affiliates in favor of the approval of this Agreement.

                   (d) Each of Parent and the Purchaser will furnish to the Company the information relating to it reasonably requested by the Company and required by the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") to be set forth in the Proxy Statement.

               Section 1.9 Merger Without Meeting of Stockholders. Notwithstanding Section 1.8, in the event that Parent, the Purchaser or any other Subsidiary of Parent shall acquire at least 90% of the outstanding shares of each class of the stock of the Company of which class there are outstanding shares (within the meaning of Section 253 of the DGCL), the parties hereto agree, at the request of Parent and subject to Article VII, to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

               Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares or Series 2 Preferred Stock, or common stock, par value $0.01 per share, of the Purchaser (the "Purchaser Common Stock"):

                   (a) Purchaser Common Stock. Each issued and outstanding share of Purchaser Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                   (b) Cancellation of Treasury Stock and Parent-Owned Stock. All Shares that are owned by the Company as treasury stock and any Shares and shares of Series 2 Preferred Stock owned by Parent, the Purchaser or any other wholly-owned Subsidiary of Parent or the Purchaser shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                   (c) Conversion of Shares. Each issued and outstanding Share (other than Shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares (as defined in Section 2.3(a)) shall be converted into the right to receive $3.00 in cash, without interest (the "Merger
Consideration"). From and


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

after the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with
Section 2.2, without interest thereon.

                   (d) Series 2 Preferred Stock. Each issued and outstanding share of Series 2 Preferred Stock (other than shares to be cancelled in accordance with Section 2.1(b)) shall be cancelled and retired and the holder of each such share shall cease to have any rights with respect thereto, except the right to receive an aggregate amount in cash equal to $1,000 per share plus accrued and unpaid dividends through the Effective Time.

               Section 2.2 Exchange of Certificates.

                   (a) Paying Agent. Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of Shares in connection with the Merger (the "Paying Agent") and to receive the funds to which holders of Shares shall become entitled pursuant to Section 2.1(c). Prior to the Effective Time, Parent or the Purchaser shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration. For purposes of determining the amount of Merger Consideration to be so deposited, Parent and the Purchaser shall assume that no stockholder of the Company will perfect any right to appraisal of his, her or its Shares. Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation, in its sole discretion, pending payment thereof by the Paying Agent to the holders of the Shares. Earnings from such investments shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares or Series 2 Preferred Stock.

                   (b) Exchange Procedures. Promptly after the Effective Time, Parent or the Purchaser shall cause the Paying Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose shares were converted pursuant to Section 2.1 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive, and Parent shall cause the Paying


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

Agent to promptly pay, in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (x) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and (y) the Person requesting such payment shall have paid any transfer and other Taxes (as defined in Section 3.14) required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not required to be paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall represent at any time after the Effective Time only the right to receive the aggregate Merger Consideration relating thereto. If any holder of Shares shall be unable to surrender such holder's Certificates because such Certificates have been lost, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond (if reasonably required by the Surviving Corporation) in form and substance and with surety reasonably satisfactory to the Surviving Corporation.

                   (c) Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

                   (d) Termination of Fund; No Liability. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent and not disbursed (or for which disbursement is pending subject only to the Paying Agent's routine administrative procedures) to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.


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

               Section 2.3 Dissenting Shares.

                   (a) Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of this Agreement or consented thereto in writing and who has complied with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. A holder of Dissenting Shares shall be entitled to receive payment of the appraised value of such Shares held by him or her in accordance with Section 262 of the DGCL, unless, after the Effective Time, such holder fails to perfect or withdraws or loses his or her right to appraisal, in which case such Shares shall be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate or Certificates representing such Shares pursuant to Section 2.2.

                   (b) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights of appraisal and (ii) the opportunity to participate in the conduct of all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for appraisal.

               Section 2.4 Option Plan. Effective as of the Effective Time, each outstanding stock option, stock equivalent right or right to acquire Shares (each, an "Option") granted under the Company's 1997 Long-Term Incentive Plan, as amended, (the "Option Plan"), whether or not then exercisable or vested, shall, immediately prior to the Effective Time, be cancelled and, in consideration of such cancellation, Parent shall, or shall cause the Purchaser to, pay to the holder of each such Option an amount in cash equal to the product of (a) the excess, if any, of the Merger Consideration over the exercise price of each such Option multiplied by (b) the number of Shares subject thereto without regard to whether previously vested (such payment, if any, to be net of applicable withholding and excise Taxes). Prior to the Effective Time, the Company shall take all actions necessary to permit the actions contemplated by the preceding sentence and to assure that, as of the Effective Time, the Option Plan shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary of the Company shall be cancelled. The Company shall provide notices to each holder of an Option which provides for an acknowledgement that, among other things, upon the cash-out of the Option as provided for in this Section 2.4, such Option shall be cancelled and the former holders of such Option shall have no further rights with respect to such Option.

                                  ARTICLE III

                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

               Except as set forth in the schedule of exceptions to the Company's representations and warranties set forth herein delivered to Parent prior to the execution of this Agreement, the Company represents and warrants to Parent and the Purchaser as set forth below. Disclosure made with reference to one or more schedules shall be deemed disclosed with respect to another schedule if and to the extent that such disclosure is clearly referenced on such other schedule. Disclosure of any matter in the schedule of exceptions shall not be deemed an admission that such matter is material.

           Section 3.1 Corporate Organization; Authority; No Violation.

               (a) The Company and each of its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to own, lease, operate or otherwise hold its properties and assets and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have a material adverse effect, individually or in the aggregate, on the business, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole (including the Company's ability to consummate each of the Transactions) (a "Material Adverse Effect"). The Company and each of its Subsidiaries are duly qualified or licensed and in good standing as a foreign corporation or other entity authorized to do business under the Laws of each jurisdiction where the character of the properties owned, leased or used by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not reasonably be expected to have a Material Adverse Effect. Schedule 3.1(a) sets forth a complete and correct list of each Subsidiary of the Company and of all jurisdictions in which the Company and each such Subsidiary is qualified or licensed to do business. As used in this Agreement, "Subsidiary" of any Person means any entity, whether incorporated or unincorporated, in which such Person, owns, directly or indirectly, at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions.

               (b) The Company has full corporate power and authority to execute and deliver this Agreement and has the full corporate power and authority to perform the transactions provided for or contemplated by this Agreement, including, but not limited to, the Merger (collectively, the "Transactions"). The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly and validly authorized by the Company Board of Directors, and no other corporate action on the part of the Company is necessary (other than, if required by applicable Law with respect to the Merger, the approval of this Agreement by holders of a majority of the Shares and the holders of 66-2/3% of the Series 2 Preferred Stock and the filing of the Certificate of Merger pursuant to the DGCL) to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

               (c) The Company Board of Directors, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the Merger are advisable and fair to and in the best interests of the stockholders of the Company, (ii) duly and validly approved and taken all corporate action required to be taken by the Company Board of Directors to authorize the consummation of the Transactions, and (iii) resolved to recommend that the stockholders of the Company approve this Agreement, and none of the aforesaid actions by the Company Board of Directors has been amended, rescinded or modified. The action taken by the Company Board of Directors constitutes approval of the Transactions by the Company Board of Directors under Section 203 of the DGCL, and, to the knowledge of the Company, no other state takeover statute is applicable to the Transactions. The Company has received the opinion of its financial advisor, Milestone Advisors, LLC, to the effect that as of the date hereof, the Merger Consideration is fair to holders of Common Stock (excluding the Bennett Funding Group, Inc. and its affiliates) from a financial point of view, a true and correct copy of which opinion has been furnished to the Purchaser

               (d) Subject to Section 1.9, the affirmative vote of the holders of a majority of the outstanding Shares and the holders of 66-2/3% of the Series 2 Preferred Stock are the only votes of the holders of any class or series of the Company's capital stock necessary to approve this Agreement. No vote of any class or series of the Company's capital stock is necessary to approve any of the Transactions other than the Merger.

               (e) Except as set forth on Schedule 3.1(e), assuming, with respect to the Merger, the approval of this Agreement by holders of a majority of the

Shares and the holders of 66-2/3% of the Series 2 Preferred Stock is received to the extent required by applicable Law, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions of this Agreement will (i) conflict with or result in any breach of any provision of the
(x) certificate of incorporation, the bylaws or similar organizational documents of the Company or any of its Subsidiaries, or (y) state securities or blue sky laws or the DGCL, (ii) require any filing by the Company with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, or any other federal, state, local or foreign authority or forum (a "Governmental Authority") (except for (A) compliance with any applicable requirements of the Exchange Act, (B) any filings as may be required under the DGCL in connection with the Merger, including without limitation, the Certificate of Merger, (C) the filing with the SEC and Nasdaq of (1) the Proxy Statement and (2) such reports under Section 13(a) or 13(d) of the Exchange Act as may be required in connection with this Agreement and the Transactions, (D) such filings and approvals as may be required by any applicable state securities, blue sky or takeover Laws), and (E) the VOI Registrations (as defined in Section 3.24) listed on Schedule 3.1(e)), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Material Contract (as defined in Section 3.10), or (iv) violate any order, writ, injunction, decree, consent decree, statute, rule or regulation ("Order") applicable to the Company, any Subsidiary of the Company or any of their respective properties or assets, except in the case of clauses (i)(y),
(ii) or (iv) where (x) any failure to obtain such permits, authorizations, consents or approvals, (y) any failure to make such filings, or (z) any such violations, breaches or defaults would not reasonably be expected to have a Material Adverse Effect.

           Section 3.2 Capitalization; Subsidiaries.

               (a) Capitalization. The authorized capital stock of the Company consists solely of (i) 50,000,000 Shares, of which there are 28,377,870 Shares issued and outstanding as of the date hereof and no Shares issued and held in the treasury of the Company, (ii) 1,000,000 shares of Preferred Stock, par value $3.00 per share, of which 15,000 shares have been designated as Series 2 Preferred Stock, 11,983 shares of which are issued and outstanding as of the date hereof, and (iii) a total of 3,500,000 Shares reserved for issuance pursuant to the Option Plan, outstanding Options and outstanding warrants. No other class of capital stock of the Company is authorized or outstanding, and, except as set forth on Schedule 3.2(b) or Schedule 3.2(c), there are no securities convertible into or exchangeable for any shares of its capital stock or containing any profit participation features. All of the outstanding, shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and not subject to any preemptive or similar rights. Except as set forth on Schedule 3.2(a) or as set forth in Section 3.2(b) or (c) below, there are no warrants, options, agreements, call rights, conversion rights, exchange rights, preemptive rights or other rights or commitments or understandings which call for the issuance, sale, delivery, pledge, transfer, redemption or other disposition of any shares of capital stock of the Company or any of its Subsidiaries or any securities convertible into or other rights to acquire, any shares of capital stock of the Company or any of its Subsidiaries or obligates the Company to grant, offer or enter into any of the foregoing. Except as set forth on Schedule 3.2(a), none of the outstanding shares of the Company's capital stock is subject to any voting trust, transfer restrictions or other similar arrangements that relates to the voting or control of such capital stock or rights. Except for ownership of its Subsidiaries as set forth on Schedule 3.1(a) hereto, neither the Company nor any Subsidiary of the Company has, directly or indirectly, any joint venture, partnership or similar relationship with, or any ownership interest in, any Person.

               (b) Schedule 3.2(b) lists all existing warrants to purchase capital stock of the Company and, with respect to such warrants, the number of shares issuable, and the purchase price payable therefor upon exercise of such warrant. True, complete and correct copies of each agreement pursuant to which any such warrants have been issued, as amended to date, have been provided to the Purchaser or its representatives. After the Effective Time, no such warrant will remain or purport to remain outstanding and convertible into cash, property or securities of the Parent, the Purchaser or the Surviving Corporation. There has been no adjustment to the exercise price or the number of shares issuable pursuant to any such warrant pursuant to any provision thereof providing for an adjustment thereto.

               (c) The Company has outstanding Options granted under the Option Plan to purchase 1,263,100 Shares. All of such Options have been granted to employees, consultants or directors of the Company in the ordinary course of business consistent with past practice. Schedule 3.2(c) sets forth a listing of all outstanding Options.

               (d) Subsidiaries. Except as set forth on Schedule 3.2(d), all of the outstanding shares of the Company's wholly owned Subsidiaries (and all of the shares of non-wholly owned Subsidiaries owned, directly or indirectly, by the Company) are owned, directly or indirectly, by the Company, free and clear of any liens, charges, pledges, security interests, mortgages, claims, encumbrances, options, rights of first refusal and other proscriptions, restrictions, conditions or covenants or similar rights whatsoever ("Liens"). All of the outstanding shares of capital stock of each of such Subsidiaries owned by the Company have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive or similar rights. There are no warrants, options, agreements, call rights, conversion rights, exchange rights, preemptive rights or other rights or commitments or understandings relating to the issuance, sale, delivery, pledge, transfer, redemption or other disposition by the Company or its Subsidiaries (including any right of conversion or exchange under any outstanding security or other instrument) of the capital stock of any of the Company's Subsidiaries.

           Section 3.3 Company SEC Documents; Company Financial Statements; Company Public Offering Statements.

               (a) Except as set forth on Schedule 3.3(a), since December 31, 1998, the Company has filed in a timely manner all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) that it was required to file with the Securities and Exchange Commission (the "Company SEC Documents"). As of their respective filing dates and the date of any amendment and restatement or supplement by a subsequently filed Company SEC Document, (i) the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and (ii) no Company SEC Document contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and its Subsidiaries included in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q or Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its Subsidiaries, as of the dates thereof and the consolidated results of their operations, cash flows and changes in their financial position for the periods then ended (except as otherwise expressly noted therein and subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material).

               (b) Except as set forth on Schedule 3.3(b), (i) the public offering statements of the Company and its Subsidiaries filed with Governmental Authorities in connection with registration of the resorts in which the Company or any of its Subsidiaries owns VOIs ("Resorts") (the "Company Public Offering Statements") comply in all material respects with the requirements of VOI Laws (as defined in Section 3.24) applicable to such Company Public Offering Statements, and (ii) no Company Public Offering Statement when filed (or when amended and restated or as supplemented by a subsequently filed Company Public Offering Statement) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and its Subsidiaries have provided copies of the relevant Company Public Offering Statements to purchasers of VOIs in accordance with VOI Laws and otherwise complied in all material respects with all relevant VOI Laws.

           Section 3.4 Directors, Officers, Employees, Employee Benefit Plans; ERISA.

               (a) Schedule 3.4(a) contains a complete and accurate list of the names and titles of all current directors and officers of the Company and each Subsidiary of the Company. The Purchaser or its representatives have been provided with or have had made available to them a complete and accurate schedule of the employees of the Company and each Subsidiary of the Company whose base salary for the year ended December 31, 2001, will be $100,000 or more or who will receive bonuses during such fiscal year (or, if not yet determined, received in the preceding fiscal year) of $50,000 or more setting forth the rates of compensation payable to each such person as of the date hereof.

               (b) Except as set forth in Schedule 3.4(b), there is no (i) collective bargaining agreement or any other agreement with any labor organization to which the Company or any Subsidiary of the Company is a party applicable to the employees of the Company or any of its Subsidiaries (a "CBA");
(ii) unfair labor practice complaint pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any other federal, state, local or foreign agency;
(iii) pending or, to the Company's knowledge, threatened or affecting the Company, strike, slowdown, work stoppage, lockout or other collective labor action by or with respect to any employees of the Company or any of its Subsidiaries; (iv) grievance or unfair dismissal proceeding pending against the Company or any of its Subsidiaries; (v) pending, or to the Company's knowledge, threatened Action by employees of the Company or any of its Subsidiaries alleging discrimination based on race, color, creed, age, sex, sexual orientation, national origin, religion or disability; (vi) other pending or, to the Company's knowledge, threatened material claim by employees of the Company or any of its Subsidiaries, including those based on statute, contract or tort;
(vii) material pending arbitration proceeding arising out of or under any CBA to which the Company or any of its Subsidiaries is a party; or (viii) pending or, to the Company's knowledge, threatened representation question or union organizing activities with respect to employees of the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries is in default with respect to any material term or condition of any CBA and, to the Company's knowledge, no event has occurred which through the passage of time or the giving of notice, or both, would constitute such a default thereunder. During the past three years, neither the Company nor any of its Subsidiaries has effectuated (x) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries, or (y) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; nor has the Company or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign Law. Except as set forth on Schedule 3.4(b), neither the Company's nor any of its Subsidiaries' employees has suffered an "employment loss" (as defined in the WARN Act) since three months prior to the date of this Agreement. Except as set forth on Schedule 3.4(b), to the Company's knowledge, the Company and its Subsidiaries have at all times properly classified each of their respective employees as employees and each of its independent contractors as independent contractors, as applicable. There is no Action (as defined in Section 3.7(a)) pending, or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries by any Person challenging or questioning the classification by the Company of any Person as an independent contractor, including without limitation, any claim for unpaid benefits, for or on behalf of, any such Persons.

               (c) Schedule 3.4(c) contains a complete and accurate list of each pension, retirement, profit sharing, savings, stock option, restricted stock, severance, termination, bonus, fringe benefit, insurance, supplemental benefit, medical, education reimbursement or other employee benefit plan, including each "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and all employment or severance agreements, in any case, sponsored, maintained or contributed or required to be contributed to or entered into by the Company or any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA, in each case, for the benefit of current or former directors or employees of the Company or any of its Subsidiaries (each a "Plan"). Complete and accurate copies of the following items relating to each Plan listed on
Schedule 3.4(c), where applicable, have been made available to Purchaser or its representatives:

                         (i) all material Plan documents and related trust
                    agreements including amendments thereto;

                         (ii) the most recent determination letter received from
                    the Internal Revenue Service (the "IRS") with respect to each such Plan that is intended to be qualified under
                    Section 401 of the Internal Revenue Code of 1986, as amended (the "Code");

                         (iii) the most recent summary plan description, summary
                    of material modifications and all material communications to participants; and

                         (iv) the three most recent Annual Reports (5500
                    Series), actuarial reports and accompanying schedules for each Plan.

               (d) Each of the Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and, to the Company's knowledge, no event has occurred and no condition exists that is likely to adversely affect the qualification of any such Plan.

               (e) Neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has any liability with respect to a plan termination under Title IV of ERISA or a funding deficiency under Section 412 of the Code or Section 302 of ERISA. No condition exists that presents a material risk to the Company, any Subsidiary of the Company or any ERISA Affiliate of incurring any liability under Section 302 or Title IV of ERISA, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when required to be paid). Insofar as the representation made in this Section 3.4(e) applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any ERISA Affiliate made, or was required to make, contributions during the five (5)-year period ending on the last day of the most recent plan year ended prior to the Closing Date.

               (f) No Plan that is a "single employer plan" within the meaning of Section 3(41) of ERISA is subject to Title IV or Section 302 of ERISA. Except as set forth on Schedule 3.4(f), with respect to each Plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA: (i) neither the Company nor any ERISA Affiliate has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA (or any liability resulting therefrom has been satisfied in all material respects); (ii) no event has occurred that presents a material risk of a partial withdrawal; (iii) to the Company's knowledge, neither the Company nor any ERISA Affiliate has any material contingent liability under
Section 4204 of ERISA; (iv) to the Company's knowledge, no circumstances exist that present a material risk that any such plan will go into reorganization; and
(v) to the Company's knowledge, the aggregate withdrawal liability of the Company and its ERISA Affiliates, computed as if a complete withdrawal by the Company and the ERISA Affiliates had occurred under each such Plan on the date hereof, would not exceed $200,000.

                   (g) Except as set forth on Schedule 3.4(g), each Plan has been operated and administered in all material respects in accordance with its terms and applicable Laws, including but not limited to ERISA and the Code.

                   (h) Except as disclosed on Schedule 3.4(h), no Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary of the Company for periods extending beyond their retirement or other termination of service, other than coverage mandated by applicable Law.

                   (i) No amounts payable under the Plans or otherwise will fail to be deductible for federal income tax purposes by virtue of Section 162(m) or 280G of the Code.

                   (j) Except as set forth on Schedule 3.4(j) or in Section 2.4 of this Agreement, the consummation of the Transactions will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company, any Subsidiary of the Company or any ERISA affiliate to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                   (k) Except as set forth on Schedule 3.4(k), there are no pending or, to the Company's knowledge, threatened claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits with respect to which there is any risk that the Company or any of its Subsidiaries could be expected to incur any material liability).

                   (l) There are no pending or, to the Company's knowledge, threatened claims by or on behalf of any "employee benefit plan" within the meaning of Section 3(3) of ERISA that is or has ever been sponsored, maintained, contributed to or required to be contributed to by any entity that is or has ever been an ERISA Affiliate of the Company with respect to which there is any risk that the Company or any of its Subsidiaries could be expected to incur any material liability.

           Section 3.5 Intellectual Property. Except as set forth on
Schedule 3.5, the Company and its Subsidiaries own or possess licenses or other legally enforceable rights (free and clear of any Liens) to use all Intellectual Property necessary to conduct the business now operated by them and such Intellectual Property does not conflict with, infringe upon, misappropriate or otherwise violate any Intellectual Property of others. For purposes of this Agreement, the term "Intellectual Property" means any trademark, service mark, trade name, mask work, copyright, patent, computer programs, domain names, software license, other data base, invention, trade secret, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of intellectual property right.

               Section 3.6 Assets. Except as set forth in Schedule 3.6 and except for Intellectual Property which is the subject of Section 3.5 above and Real Property which is the subject of Section 3.8 below, the Company and its Subsidiaries have good and valid title to all of their properties and assets owned by them, free and clear of all Liens, except for Permitted Liens. "Permitted Liens" means (i) statutory Liens imposed by Law for Taxes that are not yet due and payable, or are being contested in good faith by proper proceedings and which have been adequately reserved for in accordance with GAAP on the Balance Sheet (ii) Liens which are purchase money Liens arising in the ordinary course of business for amounts which are not in default; (iii) carriers', warehousemen's, mechanics, landlords', materialmen's, repairmen's or other substantially similar Liens arising under Law for amounts not yet due and payable; (iv) easements, rights-of-way and other similar instruments whether or not recorded in the public land records or filed in other public records and which do not, individually or in the aggregate, interfere with the use or marketability of the relevant asset; (v) zoning, subdivision and other applicable Laws; and (vi) amendments, extensions, renewals or replacements of any Lien referred to in clauses (i) through (v) above, to the extent that the scope, duration and effect of the Lien so amended, extended, renewed or replaced remains the same in all material respects.

               Section 3.7 Litigation.

                   (a) Except as set forth on Schedule 3.7(a), (i) there is no claim, charge, demand, action, suit, judicial, administrative or other proceeding, arbitration or investigation (each, an "Action") pending or, to the Company's knowledge, threatened, against the Company or any of its Subsidiaries before any Governmental Authority, and (ii) there is no Order of any Governmental Authority outstanding against the Company or any such Subsidiary or affecting any of their respective properties or assets.

                   (b) Each plaintiff in the action captioned Klompus v. Bennett Funding, Case No. 96-10615-CA-20, in the 11th Judicial Circuit, Dade County, Florida (the "Florida Action") is a member of the class certified by the United States District Court for the Southern District of New York in the action captioned In re Bennett Funding Group, Inc. Securities Litigation, MDL No. 1153
(JES), 96 Civ. 2583 (JES) (the "Federal Class Action"), and did not elect to exclude himself, herself or itself from that class. All of the claims asserted by the plaintiffs in the Florida Action are included within the definition of "Settled Claims" in the Final Order and Judgment, dated March 30, 1999 (the "Final Judgment") in the Federal

Class Action, and such claims therefore were released and discharged pursuant to a Final Judgment. The plaintiffs in the Florida Action were sent notice of the Final Judgment in the Federal Class Action.

               Section 3.8 Real Property.

                   (a) Schedule 3.8(a) sets forth a list of each parcel of real property owned by the Company and its Subsidiaries (including all land, interests in buildings, structures, improvements and fixtures located thereon and all easements and other rights and interests appurtenant thereto owned by the Company or any such Subsidiary, the "Owned Real Property") and all real property material to any Resort or to the sales and marketing or other business of the Company and its Subsidiaries leased by the Company and its Subsidiaries (including all leasehold or subleasehold estates and other rights to use or occupy any land, buildings (including sales kiosks), and improvements thereon, the "Leased Real Property" and collectively with the Owned Real Property, the "Real Property"). The Real Property constitutes all of the real property owned, leased, occupied or otherwise utilized which is material to the businesses of the Company and its Subsidiaries. Except as set forth on Schedule 3.8(a), the Company or its Subsidiaries have title to or a valid leasehold interest in the Real Property. A complete and accurate copy of each lease including all amendments, modifications and supplements thereto and agreements relating thereto for each of the Leased Real Property (a "Lease") has been provided or made available to Purchaser or its representatives and such Leases are itemized on Schedule 3.8(a). Each Lease is valid and binding upon the Company or the applicable Subsidiary, and the Company or such Subsidiary has performed all material obligations required to be performed by it under each Lease prior to the date hereof and possesses and quietly enjoys the Leased Real Property.

                   (b) Schedule 3.8(b) sets forth a complete, true and correct summary of VOIs in inventory at each Resort as of September 30, 2001.

                   (c) With respect to each parcel of Owned Real Property, the Company or its Subsidiaries has good and marketable indefeasible fee simple title, free and clear of all Liens, except Permitted Liens.

                   (d) All of the Owned Real Property is free from any use or occupancy restrictions, except those imposed by applicable zoning laws, ordinances and regulations, none of which materially interfere with the use of the Real Property in connection with the business of the Company and its Subsidiaries, and from all special Taxes or assessments. No assessment for public improvement or otherwise which is due and remains unpaid has been made against Owned Real Property other than Permitted Liens and, to the Company's knowledge, there is no currently proposed or pending assessment for public improvements or otherwise, in each such case, which is material to the Company and its Subsidiaries.

                   (e) Neither the Company nor any Subsidiary of the Company has caused any work or improvements to be performed upon or made to any of the Owned Real Property for which there remains outstanding any material payment obligation that would or might serve as the basis for any Lien (other than a Permitted Lien) in favor of the Person which performed the work.

                   (f) [Intentionally Omitted]

                   (g) There are no outstanding claims made by or against the Company or any applicable Subsidiary with respect to title or ownership of the Owned Real Property. With respect to the Owned Real Property for which owner's title policies have not been delivered to Purchaser, no covenant, condition or restriction encumbers such property which would materially affect its use or marketability for its intended purpose.

                   (h) Except for sales of VOIs out of inventory set forth on
Schedule 3.8(b) in the ordinary course of business consistent with past practice or as set forth on Schedule 3.8(h), none of the Owned Real Property is subject to any option, right of first refusal, right of first offer or other obligation to sell, transfer, dispose of, grant any interest in or lease any of the Owned Real Property or any portion thereof or interest therein to any Person, in any such case, which is material to the business and operations of such property.

                   (i) Except as set forth on Schedule 3.8(i) and except for VOIs (as defined in Section 3.24) sold in the ordinary course of business, there are no Persons other than the Company and its Subsidiaries that have a possessory interest (except for transient guests, VOI owners, invitees and licensees, in each case, in the ordinary course of business) or easement interest (other than Permitted Liens) in any of the Owned Real Property.

                   (j) None of the Company or any of its Subsidiaries has received any notice of any pending, threatened or contemplated condemnation proceeding affecting the Owned Real Property or any part thereof or of any sale or other disposition of the Owned Real Property or any part thereof in lieu of condemnation.

                   (k) To the Company's knowledge, each of the parcels included in the Owned Real Property is assessed for real estate tax purposes as a wholly independent tax lot, separate from any adjoining land, buildings, structures or other improvements not owned by the Company or any of its Subsidiaries.

                   (l) None of the Company or any of its Subsidiaries has received any written notices from any Governmental Authority stating or alleging that any improvements upon or constituting a part of the Real Property (the "Improvements") violate any applicable zoning and other land use ordinances, building codes or other applicable Laws.

                   (m) To the Company's knowledge, there is full and free access to and from each parcel of Owned Real Property from a public roadway, except where the absence of access would not reasonably be expected to interfere with intended business at such Owned Real Property.

                   (n) To the Company's knowledge, all requisite certificates of occupancy and other material permits or approvals required with respect to the buildings, structures and Improvements on any of the Real Property and the occupancy and use thereof have been obtained and are currently in effect.

                   (o) The continued operation of the Real Property is not dependent on facilities located at other premises and the continued maintenance and operation of any other premises is not dependent on facilities located at or upon the Real Property. No building or other improvement not part of the Real Property now relies on the Real Property or any part thereof or any interest therein to fulfill any municipal or governmental requirement and the Real Property does not rely on any premises not included within the Real Property to fulfill any governmental or municipal requirement.

                   (p) The Company and its Subsidiaries are the sole owners and holders of the lessee's interest in each of the Leases free and clear of any Liens, other than Permitted Liens. With respect to each of the Leases, (i) such Lease is legal, valid, binding, enforceable and in full force and effect and has not expired; (ii) the Transactions do not require the consent of any other party to such Lease (except for those lease consents to be obtained pursuant to Section 3.1(e)), except as set forth on Schedule 3.8(p); (iii) there are no material disputes with respect to such Lease; (iv) the Company and its Subsidiaries do not owe, nor will they owe in the future, any brokerage commissions or finder's fees with respect to such Lease which is not paid; and
(v) except set forth on Schedule 3.8(p), the Company and its Subsidiaries have not subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof.

                   (q) None of the Leased Real Properties is subject to any sublease, license or other agreement in which the Company or any Subsidiary of the Company has granted to any other Person any right to the use, occupancy or enjoyment of the Leased Real Property or any part thereof.

                   (r) To the Company's knowledge, none of the Company or any of its Subsidiaries or any of the landlords under the Leases is in default (past applicable notice and cure periods) in the keeping, observing or performing of any term, covenant, agreement, provision, condition or limitation contained in the Leases on the part of the Company, any such Subsidiary or any such landlord to be observed and/or performed thereunder and no act has been committed or event or circumstance exists which, with notice or lapse of time, or both, could constitute a material default in the keeping, observing or performing by the Company, any such Subsidiary or any such landlord of any term, covenant, agreement, provision, condition or limitation contained in the Leases on the part of the Company, any such Subsidiary or any such landlord to be observed and/or performed. All rent and other sums and charges due and payable by the Company or any Subsidiary of the Company under each of the Leases have been paid, other than any such sums and charges subject to an applicable grace period set forth in such Leases or such sums and charges as are being disputed in good faith.

               Section 3.9 Exempt Assets. The fair market value of any assets of the Company and its Subsidiaries (other than Exempt Assets) does not exceed $50 million. For purposes of this Agreement, "Exempt Assets" shall mean assets, which are exempted pursuant to 16 C.F.R. ss.802.02 of the regulations under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended. The Company acknowledges that Parent and the Purchaser are entering into this Agreement in reliance upon the valuation of the Company's and its Subsidiaries' assets provided by the Company as set forth in this Section 3.9.

               Section 3.10 Contracts.

                   (a) Except as set forth on Schedule 3.10(a), there are no outstanding agreements, commitments, purchase orders, or contracts to which the Company or any Subsidiary of the Company is a party or to which the Company or any such Subsidiary is bound which (i) involve the annual payment or receipt by or to the Company or any such Subsidiary of more than $250,000, (ii) except as set forth on Schedule 3.4(a), involve employment, severance, termination of employment, consulting, or retirement provisions, (iii) contain provisions limiting the ability of the Company, any of its Subsidiaries or any of their affiliates to sell or buy any products or services to or from any other Person, engage in any line of business or compete with any Person, (iv) relating to participation in or affiliation with, VOI networks, (v) relating to the borrowing of money or the guarantee of any such obligation of any Person other than a wholly owned Subsidiary of the Company by the Company or any of its Subsidiaries, in each case in excess of $1,000,000 (which scheduled borrowings represent more than 95% of the outstanding indebtedness of the Company and its Subsidiaries), (vi) otherwise materially affect the businesses of the Company or any such Subsidiary (including all non-competition and management agreements and arrangements), or (vii) provide for indemnification of any Person by the Company or any of its Subsidiaries except for customary indemnification provisions included in contracts entered into in the ordinary course of business consistent with past practice (collectively, the "Material Contracts"). Complete and accurate copies of the Material Contracts have been provided or made available to the Purchaser or its representatives. Except as set forth on Schedule 3.10(a) each of the Material Contracts is a legal, valid and binding obligation of the Company or the applicable Subsidiary, enforceable by and against it in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar applicable Law of general application affecting enforcement of creditors' rights and as limited by general principles of equity that restrict the availability of equitable remedies). None of the Company, any Subsidiary of the Company, or the other parties thereto are in material default in respect of any such Material Contracts.

                   (b) Except as set forth on Schedule 3.10(b), neither the Company nor any of its Subsidiaries is a party to any written or oral loan agreement, note or borrowing arrangement (including, without limitation, credit enhancements, commitments, guarantees and interest-bearing assets) pursuant to which another Person has borrowed money from the Company or any of its Subsidiaries (collectively, "Loans Receivable"), other than any Loan Receivable the unpaid principal balance of which (together with any other Loans Receivables involving the same or related parties) does not exceed $100,000. Each Loan Receivable (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be and have been made available to the Purchaser or its representatives, (ii) to the extent secured, has been secured by valid Liens which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar applicable Law of general application affecting enforcement of creditors' rights and as limited by general principles of equity that restrict the availability of equitable remedies). No such Loan Receivable or Lien related thereto has been waived, modified, altered, satisfied, cancelled or subordinated in any material respect (other than as reflected in documents referenced in clause (i) above), or rescinded, and the related property has not been released from the Lien, in whole or in any part, in a manner which materially interferes with the benefits of the security intended to be provided by the applicable Lien. Except as disclosed on Schedule 3.10(b), there is no monetary default, there is no material non-monetary breach, violation or event of acceleration existing under any Loan Receivable, and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration. The Company and its Subsidiaries have not waived any material default, breach, violation or event of acceleration of any such Loan Receivable. The Company and its Subsidiaries have duly performed in all material respects all of their respective obligations under all Loans Receivables to the extent such obligations to perform have accrued.

               Section 3.11 Absence of Undisclosed Liabilities. Except as set forth on Schedule 3.11, neither the Company nor any Subsidiary of the Company has any material liability whether accrued or unaccrued, contingent or fixed, liquidated or unliquidated, disputed or undisputed, absolute, determined, indeterminable or otherwise which was not disclosed, reflected or reserved against on the consolidated balance sheet of the Company (the "Balance Sheet"), as of September 30, 2001 included in the Company SEC Documents (the "Balance Sheet Date"), other than liabilities which have been or are incurred after the Balance Sheet Date in the ordinary course of business and consistent with past practice (each of which liabilities, if greater than $100,000, are also set forth on Schedule 3.11) or in connection with the Transactions.

               Section 3.12 Licenses; Compliance with Laws.

                   (a) The Company and its Subsidiaries hold all material licenses, franchises, easements, variances, exemptions, permits and authorizations necessary (the "Permits") for the lawful conduct of their respective businesses, as presently conducted, under and pursuant to, and such businesses are not being conducted in violation in any material respect of, any applicable laws, statutes, regulations, rules, ordinances, decrees, orders and judgments (collectively, "Laws") of any Governmental Authority. The Company and the Subsidiaries are in compliance in all material respects with the terms of the Permits.

                   (b) The Company and its Subsidiaries and, to the Company's knowledge, each Person acting as an agent of the Company and its Subsidiaries, are in compliance in all material respects with all federal, state, local and foreign Laws having the purpose or effect of prohibiting unlawful discrimination against customers or potential customers and, to the Company's knowledge, neither the Company nor any of its Subsidiaries has received any complaints from any Person or Governmental Authority that the Company or any of its Subsidiaries or any Person acting as an agent of the Company or any of its Subsidiaries has engaged in any unlawful discrimination.

               Section 3.13 Environmental Matters.

                   (a) Except as set forth on Schedule 3.13(a), the Company, its Subsidiaries and their respective businesses are in compliance in all material respects with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Except as set forth on Schedule 3.13(a), none of the Company or any of its Subsidiaries has received any communication (written or oral), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that any of the Company, its Subsidiaries or their respective businesses are not in such compliance in all material respects, to the Company's knowledge, there are no circumstances that may prevent or interfere with such compliance in all material respects in the future. All permits and other governmental authorizations currently held by the Company or any of its Subsidiaries pursuant to the Environmental Laws are identified in Schedule 3.13(a).

                   (b) Except as set forth on Schedule 3.13(b), there is no material Environmental Claim pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries, or, to the Company's knowledge, against any Person whose liability for any Environmental Claim the Company or any such Subsidiary has or may have retained or assumed either contractually or by operation of Law.

                   (c) Except as set forth on Schedule 3.13(c), there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any material Environmental Claim against the Company or any of its Subsidiaries or, to the Company's knowledge, against any Person whose liability for any Environmental Claim the Company or any such Subsidiary has or may have retained or assumed either contractually or by operation of Law.

                   (d) Without in any way limiting the generality of the foregoing, (i) all on-site and off-site locations where the Company or any of its Subsidiaries has stored, disposed or arranged for the disposal of Materials of Environmental Concern are identified on Schedule 3.13(d), (ii) all underground storage tanks, and the capacity and contents of such tanks, located on property owned, operated, or leased by the Company or any of its Subsidiaries are identified on Schedule 3.13(d), (iii) except as set forth on Schedule 3.13(d), there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by the Company or any of its Subsidiaries, (iv) except as set forth on Schedule 3.13(d), no polychlorinated biphenyls (PCB's) are used or stored at any property owned or leased by the Company or any of its Subsidiaries, (v) except as set forth on
Schedule 3.13(d), all underground storage tanks owned, operated, or leased by the Company or any of its Subsidiaries and which are subject to regulation under the federal Resource Conservation and Recovery Act (or equivalent state or local law regulating underground storage tanks) meet the technical standards prescribed at Title 40 Code of Federal Regulations Part 280 which became effective December 22, 1998 (or any applicable state or local Law requirements which are more stringent than such technical standards or which became effective before such date), and (vi) all properties formerly owned or operated by the Company, or any Subsidiary, affiliate, or predecessor thereof are identified on Schedule 3.13(d).

                   (e) For purposes of this Agreement:

                         (i) "Environmental Claim" means any claim, action,
                    cause of action, investigation or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment of any Material of Environmental Concern at any location, whether or not owned by the Company or any of its Subsidiaries or
                    (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                         (ii) "Environmental Laws" means all federal,
                    interstate, state, local and foreign Laws relating to pollution or protection of human health, safety or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

                         (iii) "Materials of Environmental Concern" means
                    chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products hazardous substances, radioactive materials, and asbestos.

               Section 3.14 Tax Matters.

                   (a) Except as set forth on Schedules 3.14(a)(i) through
(a)(xv):

                         (i) each of the Company and its Subsidiaries (x) has
                    timely filed all Tax Returns which are required to be filed by it and all such Tax Returns are true, correct and complete in all material respects and (y) has paid in full all Taxes required to be paid by it that are due and payable, except for any such Taxes (1) being contested in good faith and which have been adequately reserved for in accordance with GAAP on the Balance Sheet, or (2) for which the failure to have paid would not, individually or in the aggregate, be material to the Company and its Subsidiaries;

                         (ii) neither the Company nor any of its Subsidiaries
                    had as of the Balance Sheet Date any material liability for unpaid Taxes that was not reserved for in accordance with GAAP on the Balance Sheet;

                         (iii) each of the Company and its Subsidiaries has
                    complied in all material respects with all applicable Laws relating to the withholding of Taxes and has timely withheld and paid over to the relevant Tax authority all amounts required to be so withheld and paid over for all periods under all applicable Laws, including withholding in connection with payments to employees, independent contractors, creditors, stockholders or other third parties, except for Taxes for which the failure to have withheld and have paid would not, individually or in the aggregate, be material to the Company and its Subsidiaries;

                         (iv) no extension of time with respect to any date on
                    which a Tax Return was or is to be filed by the Company or any of its Subsidiaries is in force, and no waiver or agreement by the Company or any of its Subsidiaries is in force for the extension of time for the assessment or payment of any Tax;

                         (v) neither the Company nor any of its Subsidiaries has
                    granted any power of attorney which is currently in force with respect to Taxes or Tax Returns;

                         (vi) there are no federal, state, local or foreign
                    audits, actions, suits, proceedings, Claims or administrative or similar proceedings relating to Taxes or any Tax Returns of the Company or any of its Subsidiaries (each, a "Tax Claim," and, collectively, "Tax Claims") now pending, and neither the Company nor any of its Subsidiaries has received any written notice of any investigations or proposed Tax Claim relating to Taxes or any Tax Returns of the Company or any of its Subsidiaries. No deficiency for any Tax has been asserted by any Governmental Authority with respect to the Company or any of its Subsidiaries which has not been paid in full, fully settled or adequately reserved for in accordance with GAAP on the Balance Sheet;

                         (vii) neither the Company nor any of its Subsidiaries
                    has agreed to or is required to make any adjustments under
                    Section 481(a) of the Code (or any similar provision of state, local and foreign Law) by reason of a change in accounting method or otherwise for any Tax period for which the applicable federal statute of limitations has not yet expired;

                         (viii) neither the Company nor any of its Subsidiaries
                    has received a ruling from any Tax authority. No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign Law) has been entered into by or with respect to the Company or any of its Subsidiaries;

                         (ix) neither the Company nor any of its Subsidiaries
                    has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) or agreed to have Section 341(f)(2) of the Code apply to the disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by such entity;

                         (x) there are no material Liens for Taxes upon the
                    assets or properties of the Company or any of its Subsidiaries, except for statutory Liens for current Taxes not yet due and payable;

                         (xi) no jurisdiction where the Company or any of its
                    Subsidiaries does not file a Tax Return has made any written claim that the Company or any of its Subsidiaries, as the case may be, is required to file a Tax Return for such jurisdiction;

                         (xii) neither the Company nor any of its Subsidiaries
                    (x) is a party to, is bound by, or has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement with any Person (other than the Company or its Subsidiaries) or (y) has any potential material liability or obligation to any Person (other than the Company and its Subsidiaries) as a result of, or pursuant to, any such agreement, contract or arrangement;

                         (xiii) none of the Subsidiaries of the Company that is
                    a "controlled foreign corporation," as the term is used in
                    Section 956 of the Code, has or will acquire on or before the Closing any "investment in United States property" within the meaning of Section 956 of the Code;

                         (xiv) neither the Company nor any its Subsidiaries has
                    any deferred intercompany gain or loss arising as a result of an intercompany transaction within the meaning of Treasury Regulation Section 1.1502-13 (or similar provision under state, local or foreign Law) or any excess loss account within the meaning of Treasury Regulation Section 1.1502-19 (or similar provision under state, local or foreign Law); and

                         (xv) neither the Company nor any of its Subsidiaries
                    has been a member of any federal, state, local or foreign consolidated, unitary, combined or similar group other than a group in which the Company is the common parent.

                   (b) The Company is not and has not been a real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable periods specified in such section.

                   (c) Other than any Tax Returns which have not yet been required to be filed, true and correct copies of the United States federal income Tax Return and any state, local or foreign Tax Return for any jurisdiction that represents five percent or more of the aggregate Taxable income of the Company and its Subsidiaries as filed by the Company and any of its Subsidiaries for each of the taxable years ended December 31, 2000, 1999, 1998, and 1997 have been delivered or made available to the Purchaser or its representatives.

                   (d) True and correct copies of each of the following have been delivered or made available to the Purchaser or its representatives: (i) all audit reports, letter rulings and technical advice memoranda issued by a Governmental Authority relating to the United States federal, state, local or foreign Taxes due from or with respect to any of the Company or any of its Subsidiaries and (ii) any closing agreements entered into by any of the Company or any of its Subsidiaries with any Tax authority.

                   (e) As used in this Agreement, (i) "Tax" or "Taxes" means (x) any and all taxes, assessments, customs, duties, levies, tariffs, imposts, deficiencies and other similar governmental charges (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, inventory, capital stock, license, employment, social security, unemployment, excise, severance, stamp, occupation, estimated taxes, rent, occupancy, recordation, bulk transfer, intangibles, gross receipts, personal property, alternative minimum, real property, doing business, withholding, payroll, stamp and capital), together with any interest thereon, penalties, fines, damages, costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States (federal, state or local) or other applicable jurisdiction; (y) any liability for the payment of any amounts described in (x) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability; and (z) any liability for the payments of any amounts as a result of being a party to any Tax sharing agreement, indemnification agreement or similar contract or arrangement or as a result of any obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (x) or (y), and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

               Section 3.15 Accounts Receivable. Except as set forth on Schedule 3.15, the accounts receivable (including the VOI Receivables) of the Company and its Subsidiaries (other than the Loans Receivable which are the subject of Section 3.10(b) above) as reflected on the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2001, to the extent uncollected on the date hereof, and the accounts receivable reflected on the books of the Company and its Subsidiaries, are: (i) valid and existing and represent monies due, and the Company and its Subsidiaries have made reserves reasonably considered adequate (subject to adjustment for operations and transactions through the Closing Date in the ordinary course of business consistent with past practices of the Company and its Subsidiaries) for receivables not collectible in the ordinary course of business, and (ii) (subject to the aforesaid reserves) subject to no material refunds or other adjustments and to no material defenses, rights of setoff, assignments, restrictions, Liens (other than Permitted Liens) or conditions.

               Section 3.16 Absence of Certain Changes or Events. Except as set forth on Schedule 3.16 or as expressly contemplated by this Agreement, since September 30, 2001:

                   (a) there have not been any changes, events, facts, circumstances, developments or effects that have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                   (b) the Company and its Subsidiaries have conducted their respective businesses in all material respects only in the ordinary course of business consistent with past practice, except as otherwise contemplated in connection with the Transactions contemplated hereunder;

                   (c) neither the Company nor any of its Subsidiaries has sustained or incurred any material loss or damage with respect to their respective businesses (whether or not insured against) which has interfered with the operation of such businesses; and

                   (d) neither the Company nor any of its Subsidiaries has taken any action or failed to take any action (or agreed to do so) that, if taken between the date hereof and the Effective Time, would constitute a violation of any of clauses (b) through (r) of Section 5.1 below.

               Section 3.17 Affiliated Transactions.

                   (a) Except for (x) compensation and benefits arrangements in the ordinary course of business as disclosed on Schedule 3.4, (y) as set forth on Schedule 3.17 and (z) any loans between the Company and a wholly-owned Subsidiary of the Company or between wholly-owned Subsidiaries of the Company, no holder of more than 5% of the Shares, officer or director of the Company or any Subsidiary of the Company, or any affiliate of any of the foregoing (other than the Company and its Subsidiaries) (i) has borrowed or loaned money or other property to the Company or any Subsidiary of the Company which has not been repaid or returned; (ii) has any direct or indirect material interest in any Person which is a customer or supplier of the Company or any Subsidiary of the Company; or (iii) is party to any other agreement, transaction or business relationship with the Company or any of its Subsidiaries.

                   (b) The amount of $1,601,531 is included on the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2001 under the heading "Notes Payable" and such amount accurately reflects all remaining amounts due at any time to the Debtors from the Company and its Subsidiaries in connection with the so-called "Option B Settlement Loans," and all such amounts set forth therein have been properly calculated in accordance with the terms of such Option B Settlement Loans. Upon payment of the amounts set forth on the schedule to Section 3.10 of the Bennett Stock Purchase Agreement, the Company and its Subsidiaries will have no further liability of any kind to the Debtors in connection with such Option B Settlement Loans.

               Section 3.18 Insurance. Schedule 3.18 sets forth a list of all material insurance policies covering the properties and activities of the Company, its Subsidiaries and their respective businesses. All such policies are in full force and effect and shall be kept in full force and effect through the Closing Date. Neither the Company nor any Subsidiary of the Company has received any notice of cancellation or nonrenewal with respect thereto. Neither the Company nor any Subsidiary of the Company is in monetary default or material nonmonetary default with respect to its obligations under such insurance policies. Neither the Company nor any Subsidiary of the Company has been refused any insurance coverage with respect to its assets or properties or its business, nor has coverage been limited or cancelled in any material respect by any insurance carrier to which the Company or any such Subsidiary has applied for any such insurance or with which the Company or any such Subsidiary has carried insurance, nor has there been any significant increase in the premiums paid under any such policy during the past five years (other than any such increases applicable generally to Persons in the industry in which the Company and its Subsidiaries operate). All such insurance policies are with reputable insurance carriers and provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets. Schedule 3.18 identifies those pending (or, to the Company's knowledge, threatened) Actions with respect to which an insurance carrier has denied coverage or has advised the Company or the relevant Subsidiary that it is defending such claim under reservation of rights.

               Section 3.19 Brokers and Finders. Except as set forth on Schedule 3.19, there are no broker, finder or investment banker fees or commissions owed or to be owed by the Company or any of its Subsidiaries in connection with the Transactions.

               Section 3.20 Debt Instruments.

                   (a) Each form that is underlying or related to a Debt Instrument securing or creating an interest in a VOI Receivable and that is routinely used by the Company or its Subsidiaries, or is permitted by the Company or its Subsidiaries to be used by others in connection with the sale of VOIs, complies in all material respects with applicable requirements of applicable VOI Laws.

                   (b) The Debt Instruments contain customary and enforceable provisions such as to render the rights and remedies of the holders thereof adequate for the realization of the principal benefits of the security or property interest intended to be provided thereby against the related property. Other than in connection with VOI Receivable financing in the ordinary course of business consistent with past practice, none of such Debt Instruments have been sold, leased, mortgaged, pledged, encumbered or otherwise disposed of.

                   (c) Each Mortgage which requires recordation to perfect the interest in the related VOI has been properly recorded or is in the process of being recorded in the appropriate jurisdiction (other than failures to be so recorded which are not, individually or in the aggregate, material) and is in compliance in all material respects with all applicable Laws of the jurisdiction in which the related VOI is located, and all costs, fees, and expenses, including, where applicable, recording fees, documentary stamps and intangible taxes due in connection with the filing of each

Mortgage that has been filed, have been paid, except for any immaterial failures to pay costs, fees and expenses.

               Section 3.21 Resorts.

                   (a) Set forth on Schedule 3.21(a) are all the Resorts and each jurisdiction in which each of those Resorts is registered with a Governmental Authority for (i) the ownership of any VOI or Real Property or (ii) the advertising, marketing or selling of VOIs by the Company or any of its Subsidiaries or the soliciting of consumers to visit a Resort or a sales office by the Company or any of its Subsidiaries. All VOI sales, and all VOIs to be marketed, have been and remain subject to a valid registration in the states in which the same are being marketed and sold (other than any such failures to be so subject which are not, individually or in the aggregate, material).

                   (b) The Company and its Subsidiaries have good and marketable or indefeasible title in fee simple to all VOIs of the Company or any of its Subsidiaries free and clear of all Liens, except for Permitted Liens.

                   (c) Each material timeshare or condominium declaration or covenant related to a Resort that is required to be filed in the real estate records of the county or other local jurisdiction in which the Resort is located has been properly filed and recorded with the appropriate county or other local jurisdiction office in which the respective Resort is located.

                   (d) The Purchaser or its representatives have received or have had made available to them complete, true and correct copies of all material surveys, engineering reports, appraisals, certificates of occupancy and recorded plats, Americans with Disabilities Act reports, marketing reports, samplers and biennial sales reports, monthly occupancy and guest blend reports, product mix reports and other reports relating to the Resorts in the possession of the Company and its Subsidiaries. The Purchaser or its representatives have received or have had made available to them complete, true and correct copies of all of the title insurance policies and commitments which evidence that the owners have good and marketable title to the insured property, or as otherwise described therein, at the time of the acquisition of the properties described therein.

                   (e) All material costs, expenses, and obligations arising from or related to the construction of all improvements comprising the Resorts and the purchase of all equipment, inventory, or furnishings, to the Company's knowledge, located in or on the Resorts and promised in the Company Public Offering Statements (including amendments to such documents) evidencing or relating to the sale of VOIs by the Company or its Subsidiaries (the "Resort

Documents") have been paid and satisfied. To the Company's knowledge, all Amenities, walkways and parking areas described in the Resort Documents are complete in all material respects. To the Company's knowledge, each purchaser of VOI has dedicated, free and clear, and unencumbered access to and use of all of the Amenities of the Resorts in accordance in all material respects with the Resort Documents. In the event any Lien on an Amenity exists, the instrument creating such Lien requires the Lien holder to subordinate its Lien to such owner's, user's or purchaser's right to use the Amenity. If an instrument creating an Amenity allows Liens to be placed on the Amenity, such instrument also requires the Lien holder to subordinate its Lien to owners', users' or purchasers' rights.

                   (f) Except as set forth on Schedule 3.21(f), the sale of each VOI, together with each VOI Receivable arising therefrom, has been effected in compliance with all applicable VOI Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

                   (g) The Company and its Subsidiaries have made (or caused to be made) and maintained (or caused to be maintained) all guarantees, subsidies and maintenance fees required of developers or sellers of VOIs pursuant to applicable Law (other than any such failures which are not, individually or in the aggregate, material to the relevant Resort).

                   (h) The Company and its Subsidiaries have made (or caused to be made) and maintained (or caused to be maintained) all deposits and reserves required of developers or sellers of VOIs pursuant to applicable Law (other than any such failures which are not, individually or in the aggregate, material to the relevant Resort).

               Section 3.22 Associations.

                   (a) Each timeshare or other form of owner's club or association organized or managed by the Company or any of its Subsidiaries is listed on Schedule 3.22(a) (each, an "Association") and is duly organized, legally existing, and, except as set forth on Schedule 3.22(a), in good standing under the laws of the jurisdiction of its incorporation or organization (except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect) and is in compliance in all material respects with all applicable VOI Laws. The books and records of each Association are complete, true and correct, and all funds collected from VOI owners and others on behalf of the Associations have been properly accounted for in all respects and expended for such purposes as are authorized under the certificate or articles of incorporation, as the case may be, or bylaws of the applicable Association. For purposes of this Agreement, an Association is managed by the Company or any of its Subsidiaries if the Company or any of its Subsidiaries (x) has the statutory right to elect or appoint a majority of the members of the Association's board of governors or directors or other governing body or (y) is directly or indirectly a party to a management contract with the Association.

                   (b) Complete and correct copies of the most recent unaudited yearly financial statements and interim unaudited financial statements of each Association have been made available to the Purchaser or its representatives. Such financial statements adequately reflect in all material respects the financial condition of each Association as of the dates indicated, and there have been no material changes to any of the Association's financial conditions since the date of the respective Association's most recent financial statements.

                   (c) Except as set forth on Schedule 3.22(c), the Tax Returns of each Association have been timely filed (giving effect to all extensions) and are complete, true and correct in all material respects, and copies of such Tax Returns for the most recent tax year have been made available to the Purchaser or its representatives.

                   (d) The management agreements between each Association and the Company or a Subsidiary of the Company are valid and in full force and effect and the Company and its Subsidiaries are in compliance in all material respects with the terms of each such agreement. Except as set forth on Schedule 3.22(d), none of the Company or its Subsidiaries has received notification of termination of any such management agreement.

                   (e) Each Association maintains adequate reserves for deferred maintenance and capital improvements as set forth in the budget approved by such Association to the extent required in accordance with the articles of incorporation or bylaws of such Association and applicable VOI Laws.

               Section 3.23 Equivest Vacation Club.

                   (a) Capitalized terms used in this Section 3.23 and not otherwise defined shall have the meanings ascribed to them in that certain Amended and Restated Trust Agreement for Equivest Vacation Club, Inc. (the "Trust Agreement"), dated as of December 4, 1997, by and among Equivest Vacation Club, Inc., Donovan, Sullivan & Ryan ("DS&R") and Equivest Vacation & Travel Club, Inc., establishing the trust created by the Trust Agreement (the "Trust").

                   (b) (i) Equivest Vacation Club is a non-profit corporation duly organized, validly existing and in good standing under the laws of the state of North Carolina, is duly qualified to do business and in good standing as a foreign corporation in the jurisdictions where its assets or the conduct of its business requires such qualification (except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect), and has the full power and authority to own, operate and lease its properties and assets and to carry on lawfully its business as currently conducted.

                         (ii) A complete and correct copy of the articles of
                    incorporation and bylaws of Equivest Vacation Club, together with all amendments thereto, has been made available to the Purchaser or its representatives. Equivest Vacation Club is not in violation of, and the transaction contemplated by this Agreement will not violate, its articles of incorporation or bylaws.

                         (iii) Except as set forth on Schedule 3.23(b)(iii),
                    Equivest Vacation Club is not a party to any contract or agreement which would be required to be scheduled pursuant to Section 3.10(a) if the Company or one of its Subsidiaries was a party thereto.

                         (iv) Except as set forth on Schedule 3.23(b)(iv), there
                    is no litigation, suit, claim, action, arbitration, administrative proceeding or investigation of Equivest Vacation Club or the Trustee pending or, to the Company's knowledge, threatened against Equivest Vacation Club or the Trustee, by or before any Governmental Authority. Equivest Vacation Club is in compliance in all material respects with all applicable Laws.

                         (v) The Trustee of the Trust is DS&R. To the Company's
                    knowledge, the Trustee is authorized and qualified to conduct the business of the Trust in all states in which any Affiliated Resorts are located. To the Company's knowledge, the Trustee has acted in good faith and used commercially reasonable efforts, in the performance of its duties and responsibilities under the Trust Agreement. To the Company's knowledge, the Trustee has performed all of its material duties and responsibilities under the Trust Agreement. The Trustee has not delivered any notice of resignation and, to the Company's knowledge, the Trustee does not intend to resign as Trustee. The fees paid and payable to the Trustee for services rendered in 2000 and 2001 are set forth on
                    Schedule 3.23(b)(v).

                   (c) (i) Any Vacation Interests and Beneficial Use Rights that have been conveyed or assigned to the Trustee were so conveyed or assigned in accordance with the requirements of the Trust Agreement and applicable Laws, and are free and clear of any Lien, except to the extent that they are subject to

Subordination Agreements or other financial assurances as set forth in Schedule 3.23(c) or where the failure to convey or assign would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries transferred, or caused to be transferred to the Trust, and, to the Company's knowledge, the Trustee has, good record title to sufficient Vacation Interests and Beneficial Use Rights to comply with the terms and provisions of the Trust Agreement and to maintain the One-to-One Member to Vacation Interest Ratio Requirement. All of the Accommodations associated with the Membership Interests are fully furnished and ready for occupancy, and all material furnishings are fully paid.

                         (ii) All documents relating to the marketing and sale
                    of Membership Interest comply in all material respects with applicable Laws.

                         (iii) Set forth on Schedule 3.23(c)(iii) is a list of
                    all jurisdictions in which Equivest Vacation Club, the Trustee, the Company, any of its Subsidiaries and/or any of their employees, representatives or agents market or sell Membership Interests. No Membership Interest has been offered or marketed by such Persons as an investment.

                         (iv) Except as set forth on Schedule 3.23(c)(iv), the
                    sale evidenced by each Club Membership Agreement and each VOI Receivable has been effected in accordance in all material respects with all applicable VOI Laws.

               Section 3.24 Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the meanings ascribed to them in this
Section 3.24:


               "Amenities" means the common elements described in the Declarations of the Associations and other similar documents, tennis courts, snack bars, restaurants, coffee shops, pools, golf courses, bath houses, marinas, convenience stores, boat launches, boat stalls, camping areas, activity centers, reading rooms, decks, picnic tables, tether ball courts, horseshoe pits, archery ranges, putting greens, baseball diamonds, miniature golf courses, shuffleboards, volleyball courts, private airstrips, lakes, beaches, pavilions, playground areas, lodges, retail golf shops, pro shops, barbeque areas, badminton courts, croquet areas, lakeside parks, paddleboats, canoes, laundry facilities, clubhouses, resort signage, stables, corrals, entry monuments, guardhouses, sports courts, skating rinks and other similar amenities.

               "Debt Instrument" means promissory notes, installment notes, installment sale contracts, chattel paper or other evidences of indebtedness executed by a purchaser in connection with such purchaser's acquisition of a VOI and any Mortgage related thereto.


               "Mortgage" means contracts for deed, deeds of trust, conditional sale contracts, mortgages or similar security instruments and all related documents and instruments (including, without limitation, any security agreements entered into in connection with or constituting a part of any purchase agreement or any installment sales contract relating to the sale of a
VOI) creating a Lien on or security interest in a VOI and securing a loan to acquire a VOI.


               "VOI" shall mean (i) a fee simple or leasehold ownership interest in a condominium unit or an entire timeshare resort developed or acquired by the Company or any of its Subsidiaries coupled with the right to use and occupy one or more residential accommodations at such timeshare resort in accordance with the terms, provisions and conditions of the applicable declaration of condominium, master deed and all other documents and instruments that govern the use and occupancy of such resort's accommodations and facilities or (ii) a certificate of beneficial interest in the Trust or Membership Interest. The term "VOI" shall further include all rights, benefits, privileges, obligations and liabilities granted to or imposed upon the owner of a VOI under the applicable VOI Laws.


               "VOI Laws" means the applicable provisions of (i) the Consumer Credit Protection Act; (ii) Regulation Z of the Federal Reserve Board; (iii) the Equal Credit Opportunity Act; (iv) Regulation B of the Federal Reserve Board;
(v) the Federal Trade Commission's 3-day cooling-off Rule for Door-to-Door Sales; (vi) Section 5 of the Federal Trade Commission Act; (vii) the Interstate Land Sales Full Disclosure Act; (viii) the federal postal laws; (ix) usury laws;
(x) trade practices, home and telephone solicitation, sweepstakes, anti-lottery and consumer credit and protection Law, including the Telephone Consumer Protection Act and the Telemarketing and Consumer Fraud and Abuse Prevention Act; (xi) real estate sales licensing, disclosure, reporting condominium and timeshare and escrow Law; (xii) the Americans with Disabilities Act and related accessibility guidelines; (xiii) the Real Estate Settlement Procedures Act;
(xiv) the Truth-in-Lending Act; (xv) the Fair Housing Act; (xvi) Regulation X;
(xvii) Civil Rights Acts of 1964 and 1968; (xviii) state condominium, timeshare, registration and seller of travel Laws; (xix) Federal Fair Debt Collection Practices Act and applicable state debt collection Laws; (xx) the Gramm-Leach-Bliley Act; (xxi) any state Laws concerning construction, escrow or surety bonds; and (xxii) federal and state securities laws.

                  "VOI Receivables" shall mean, with respect to the Company and its Subsidiaries, any Debt Instrument and all rights under all documents evidencing, securing or otherwise pertaining to such Debt Instrument, including without limitation Mortgages and purchase agreements, as well as all files, books and records of the Company and its Subsidiaries pertaining to the foregoing and the proceeds from the foregoing.


                  "VOI Registrations" means registrations and amendments set forth on Schedule 3.1(e) and the related consents, approvals or exemptions under state timeshare registration Laws or, in states that do not have specific timeshare Laws, related real estate or securities registration Laws.

               Section 3.25 No Liability for Affiliate Obligations. Except as set forth on Schedule 3.25 hereto, neither the Company nor any Subsidiary of the Company or any of their respective assets or liabilities is directly or indirectly liable for any "claim" (as such term is defined in 11 U.S.C. ss.101(5)) that has been or may be asserted against (a) The Bennett Funding Group, Inc., Bennett Management & Development Corporation, Bennett Receivables Corporation, Bennett Receivables Corporation II, The Processing Center, Inc., Resort Service Company, Inc., American Marine International, Ltd. and Aloha Capital Corporation (collectively, the "Debtors"), or (b) any affiliate of the Company or any of its Subsidiaries or any Debtor, including, without limitation,
(i) claims that have been scheduled in the Debtors' substantively consolidated Chapter 11 case entitled In re Bennett Funding Group, Inc., Case No. 96-61376 commenced in the United States Bankruptcy Court for the Northern District of New York (the "Bankruptcy Case"), (ii) claims evidenced by proofs of claim filed in the Bankruptcy Case, (iii) claims relating to Taxes, (iv) claims under ERISA, and (v) Environmental Claims.

               Section 3.26 Information in the Proxy Statement. The Proxy Statement, (and any amendment thereof or supplement thereto), at the date mailed to the Company's stockholders and at the time of any meeting of Company stockholders to be held in connection with the Merger, will not contain (by inclusion therein or incorporation by reference) any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied in writing by Parent or the Purchaser expressly for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto). The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND THE PURCHASER

               Parent and the Purchaser represent and warrant to the Company as follows:

               Section 4.1 Organization. Each of Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and assets and to carry on its business as is now being conducted, except where the failure to be so organized and existing or to have such power, authority, and governmental approvals would not reasonably be expected, individually or in the aggregate, to impair in any material respect the ability of each of Parent and the Purchaser, as the case may be, to perform its obligations under this Agreement, or prevent or materially delay the consummation of any of the Transactions.

               Section 4.2 Authorization; Validity of Agreement; Necessary Action. Each of Parent and the Purchaser has full corporate power and authority to execute and deliver this Agreement and the Stock Purchase Agreements and to consummate the Transactions. The execution, delivery and performance by each of Parent and the Purchaser of this Agreement and the Stock Purchase Agreements (in the case of the Purchaser) and the consummation of the Transactions have been duly and validly authorized by the boards of directors of each of Parent and the Purchaser, and by Parent as the sole stockholder of the Purchaser, and no other corporate action, authority or approval on the part of Parent or the Purchaser is necessary to authorize the execution and delivery by each of Parent and the Purchaser of this Agreement and the Stock Purchase Agreements and the consummation of the Transactions. This Agreement and the Stock Purchase Agreements have been duly executed and delivered by Parent and the Purchaser and, assuming due and valid authorization, execution and delivery hereof by the other parties thereto, are the valid and binding obligations of each of Parent and the Purchaser enforceable against each of them in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar applicable Law of general application affecting enforcement of creditors' rights and as limited by general principles of equity that restrict the availability of equitable remedies).

               Section 4.3 Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement and the Stock Purchase Agreements by Parent or the Purchaser, the consummation by Parent or the Purchaser of the Transactions, or compliance by Parent or the Purchaser with any of the provisions hereof or thereof will (a) conflict with or result in any breach of any provision of (x) the organizational documents of Parent or the certificate of incorporation or bylaws of the Purchaser or (y) state securities or blue sky laws or the DGCL, (b) require any filing by Parent or the Purchaser with, or permit, authorization, consent or approval of, any Governmental Authority (except for (i) compliance with any applicable requirements of the Exchange Act, (ii) any filing pursuant to the DGCL, (iii) the filing or deemed filing with the SEC and Nasdaq of (A) the Proxy Statement, and (B) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement, the Stock Purchase Agreements and the Transactions, or (iv) such filings and approvals as may be required by any applicable state securities, blue sky or takeover Laws), or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries (including, without limitation, the Purchaser) or any of their properties or assets, except in the case of clause (a)(y), (b) or (c) such violations, breaches or defaults which would not reasonably be expected, individually or in the aggregate, to impair in any material respect the ability of each Parent and the Purchaser to perform its obligations under this Agreement, as the case may be, or prevent the consummation of any the Transactions.

               Section 4.4 Information in the Proxy Statement. None of the information supplied by Parent or the Purchaser in writing expressly for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, at the date mailed to the Company's stockholders and at the time of the meeting of the Company's stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

               Section 4.5 Financing. Purchaser will have available to it upon the Closing sufficient funds to consummate the Transactions, including payment in full for all Shares outstanding at the Effective Time, subject to the terms and conditions of this Agreement.

               Section 4.6 Brokers and Finders. There are no broker, finder or investment banker fees or commissions owed or to be owed by the Parent, the Purchaser or any of their respective Subsidiaries in connection with the Transactions for which the Company or any of its Subsidiaries will be responsible.

               Section 4.7 Ownership of Purchaser; No Prior Activities. Purchaser is a direct, wholly-owned subsidiary of Parent. Purchaser was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Except for obligations or liabilities incurred by Purchaser in connection with its incorporation and the transactions contemplated by this Agreement, Purchaser has not incurred, directly or indirectly, through any Subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

               Section 4.8 Ownership of Shares. As of the date of this Agreement, none of Parent, the Purchaser or their respective Subsidiaries or affiliates own (directly or indirectly, beneficially or of record) any Shares and none of Parent, the Purchaser or their respective Subsidiaries or affiliates hold any rights to acquire any Shares except pursuant to this Agreement and the Stock Purchase Agreements.

                                   ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

               Section 5.1 Interim Operations of the Company. The Company covenants and agrees that, except (i) as expressly contemplated by this Agreement, or (ii) as agreed in writing by Parent, after the date hereof, and prior to the earlier of (x) the termination of this Agreement in accordance with
Article VIII and (y) the Effective Time, the Company shall, and shall cause its Subsidiaries to:

                   (a) conduct the business, operations, activities and practices of the Company and its Subsidiaries, respectively, in the ordinary course of business consistent with past practice;

                   (b) use their reasonable best efforts to preserve intact its overall present business organization and maintain satisfactory relations with customers, suppliers, employees, contractors, distributors and others having business dealings with it;

                   (c) except for financing of VOI Receivables and draws under existing project loans as and to the extent set forth on Schedule 5.1(c) (in each such case in the ordinary course of business consistent with past practice), not incur, or assume or become subject to, whether directly, indirectly or by way of guarantee or otherwise, any indebtedness or other liability (whether fixed or contingent, liquidated or unliquidated), including purchase money indebtedness, except trade or business obligations or indebtedness incurred under existing bank credit facilities in the ordinary course of business and consistent with past practice in the aggregate not in excess of $500,000;

                   (d) except for (i) shares of Series 2 Preferred Stock issued as payment-in-kind dividends to holders in accordance with the terms of the Series 2 Preferred Stock outstanding as of the date hereof ("PIK Issuances") and
(ii) Shares issued upon exercise of Options and warrants in accordance with their respective terms in effect as of the date hereof "Share Issuances"), not issue, sell or dispose of any capital stock or other equity interest in the Company or any of its Subsidiaries or any options, warrants or other rights to purchase any such capital stock or equity interest or any securities convertible into or exchangeable for such capital stock or equity interests or otherwise make or effect any change in the issued and outstanding capitalization of the Company and its Subsidiaries;

                   (e) except for PIK Issuances and Share Issuances, not (i) declare any dividend or make any distribution of any assets of any kind whatsoever to any of its stockholders (other than between the Company and its wholly owned Subsidiaries) including, without limitation, distributions in redemption of or as the purchase price for any capital stock or equity interest, or in discharge or cancellation, in whole or in part, of any indebtedness, whether in payment of principal, interest or otherwise or (ii) except as set forth on Schedule 5.1(e), loan money to, make any investment in or enter into any agreement or arrangement with any affiliate thereof (except between any wholly owned Subsidiary of the Company and the Company or another wholly owned Subsidiary) in excess of $50,000;

                   (f) except for property under contract as of the date hereof as and to the extent set forth on Schedule 5.1(f) and pledged receivables in the ordinary course of business consistent with past practice, not (i) sell, lease, transfer, assign or otherwise dispose of any of its assets except for sales to consumers (including sales of VOIs) or third party distributors in the ordinary course of business consistent with past practice, (ii) license, sell, transfer, pledge, modify, disclose, dispose of or permit to lapse any right under or respecting, or enter into any settlement regarding the breach or infringement of, any Intangible Property, or (iii) permit or allow any of its assets to be subject to any additional Lien (other than Permitted Liens);

                   (g) except for repossession of VOI property in the ordinary course of business consistent with past practice or as set forth on Schedule 5.1(g), not (i) purchase, lease, or otherwise acquire any assets or make any capital expenditures or commitments therefor involving the expenditure of more than $150,000 in the aggregate or (ii) merge or consolidate with, purchase all or any substantial part of the assets of, or otherwise acquire any Person, corporation or firm or division thereof;

                   (h) except to the extent required by applicable Law, not increase the compensation or fringe benefits payable or to become payable by the Company or any of its Subsidiaries to any of their respective directors, officers or employees, other than routine increases and annual bonuses made in the ordinary course of business and consistent with past practice;


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

                   (i) except to the extent required by GAAP or statutory or regulatory accounting rules or regulatory requirements pursuant to GAAP, (i) not change their respective accounting principles, methods or practices (including, without limitation, any change in depreciation or amortization policies or rates or any change in the policies pertaining to the recognition of accounts receivable or the discharge of accounts payable or accounting for inventories), and (ii) except to the extent required by a change in applicable Law after the date hereof, not change their respective Tax accounting principles, methods or practices (including, without limitation, any change in depreciation or amortization policies or rates or any change in the policies pertaining to the recognition of accounts receivable or the discharge of accounts payable or accounting for inventories);

                   (j) not (i) settle or compromise any material Tax liability,
(ii) agree to any adjustment of any material Tax attribute, (iii) make or change any material election with respect to Taxes (except for elections consistent with past elections), (iv) surrender any right to claim a refund of Taxes, (v) consent to any extension or waiver of the statute of limitation period applicable to any Taxes, Tax Return or Tax Claim, (v) file any amended Tax Return, or (vi) enter into any closing agreement with the IRS or any other Governmental Authority;

                   (k) except to the extent required by applicable Law, not pay, discharge or satisfy any claims or liabilities (absolute, accrued or unaccrued, asserted or unasserted, contingent or fixed, liquidated or unliquidated, disputed or undisputed or otherwise) other than in the ordinary course of business consistent with past practice;

                   (l) not (i) amend their respective certificates of incorporation or bylaws or comparable governing instruments, or (ii) split, combine or reclassify their respective outstanding capital stock;

                   (m) except to the extent required to maintain compliance with applicable Law, or as required by a CBA, the Company and its Subsidiaries shall not (i) terminate, establish, implement, adopt, amend, enter into, make any new, or accelerate the vesting or payment of any existing grants or awards under, amend or otherwise modify (other than immaterial amendments and modifications) any Plans (including the funding arrangements in respect thereof) or contractual obligations relating thereto in effect as of the date of this Agreement or as contemplated by this Agreement, (ii) waive any debts due to the Company from any officer or director of the Company, (iii) otherwise take any action that would reasonably be expected to materially increase any funding liability with respect to any Plan, or (iv) exercise any discretion or authority under the terms of any Plan or contractual obligation in any manner that would result in an acceleration or material increase or modification of the rights of or payments or benefits to any employee, director or consultant;

                   (n) not (i) except as set forth on Schedule 5.1(n), modify in any material respect, amend in any material respect or terminate any of its Material Contracts or (ii) waive, release or assign any rights or claims, other than (in the case of both clauses (i) and (ii)) such modifications, amendments, terminations, waivers, releases or assignments as are in the ordinary course consistent with past practice and which, individually or in the aggregate, are not material to the Company and its Subsidiaries taken as a whole;

                   (o) not enter into any agreement containing any provision or covenant limiting in any respect the ability of the Company or any of its Subsidiaries or affiliates (or, giving effect to the Merger, Parent or any of its Subsidiaries or affiliates) to (i) sell or buy any products or services to or from any other Person, (ii) engage in any line of business, or (iii) compete with any Person;

                   (p) not take any action for its winding up, liquidation, dissolution or reorganization or for the appointment of a receiver, administrator or administrative receiver, trustee or similar officer of all or any of its assets or revenues;

                   (q) not terminate, negotiate, renegotiate, adopt, amend or enter into any CBA; and

                   (r) not enter into any agreement or commit to take any action which would, if taken on or before the Closing Date, result in a breach of the foregoing covenants contained in this Section 5.1, make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect as of the Closing Date such that the condition set forth in Section 7.2(b) would not reasonably be expected to be satisfied, or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

                Section 5.2 No Solicitation.

                   (a) The Company agrees that it shall immediately cease and cause to be terminated all existing discussions, negotiations and communications with any Persons with respect to any Acquisition Proposal (as defined in Section 5.3). From the date of this Agreement until the earlier of termination of this Agreement or the Effective Time, the Company and its Subsidiaries and their respective officers, directors, employees, investment bankers, attorneys, accountants or other agents (collectively, "Representatives") shall not, directly or indirectly, except as otherwise expressly provided in this Section
5.2 (it being understood that Richard C. Breeden, solely in acting as Trustee of the consolidated bankruptcy estate of the Debtors, is subject to the terms and provisions set forth in Section 5.3 of the Bennett Stock Purchase Agreement and, to the extent that this Section 5.2 is inconsistent with

Section 5.3 of the Bennett Stock Purchase Agreement, not this Section 5.2), (i) initiate, solicit or knowingly encourage, or take any action to knowingly facilitate the submission of, any offer or proposal which constitutes or is reasonably expected to lead to an Acquisition Proposal, (ii) enter into any Acquisition Agreement with respect to any Acquisition Proposal, or (iii) engage in negotiations or discussions with, or provide any information or data to, any Person (other than Parent, the Purchaser or any of their respective affiliates or Representatives) relating to any Acquisition Proposal. Any violation of the foregoing restrictions by any of the Company's Representatives, whether or not such Representative is so authorized, shall be deemed to be a breach of this
Section 5.2 by the Company. Notwithstanding the foregoing, nothing contained in this Section 5.2 or any other provision hereof shall prohibit the Company or the Company Board of Directors from (i) taking and disclosing to the Company's stockholders its position with respect to any tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or (ii) making any disclosure to the Company's stockholders as in the good-faith judgment of the Company Board of Directors, only after consultation with outside legal counsel to the Company that such disclosure is required under applicable Law or that the failure to make such disclosure is reasonably likely to be inconsistent with the Company Board of Directors' fiduciary duties to the Company's stockholders under applicable Law.

                   (b) Notwithstanding the foregoing, prior to the approval of this Agreement by the Company's stockholders, the Company may furnish information concerning its business, properties or assets to any Person pursuant to a customary confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement, dated November 15, 2001, entered into between Parent and the Company (the "Confidentiality Agreement") and may negotiate and participate in discussions and negotiations with such Person concerning an Acquisition Proposal if, but only if, (x) such Acquisition Proposal is for all of the issued and outstanding Shares or the acquisition of substantially all of the assets of the Company and its Subsidiaries, taken as a whole (y) such entity or group has on an unsolicited basis, and in the absence of any violation of this Section 5.2 by the Company or any of its Representatives, submitted a bona fide written proposal to the Company relating to any such transaction which the Company Board of Directors determines in good faith, after receiving advice from an investment banking firm, involves consideration to the holders of the Shares that is superior from a financial point of view to the Merger Consideration, considering, among other things, the nature of the consideration being offered and any changes to the terms of this Agreement proposed by Parent in response to such proposal and is reasonably capable of being financed and consummated, and (z) in the good faith judgment of the Company Board of Directors, only after consultation with outside legal counsel to the Company, the failure to provide such information or access or to engage in such discussions or negotiations would be inconsistent with the Company Board of

Directors' fiduciary duties to the Company's stockholders under applicable Law (an Acquisition Proposal which satisfies clauses (x), (y) and (z) being referred to herein as a "Superior Proposal"). The Company shall promptly, and in any event within one business day following receipt of a Superior Proposal and prior to providing any such party with any material non-public information, notify Parent of the receipt of the same. The Company shall promptly provide or make available to Parent any material non-public information regarding the Company provided or made available to any other party which was not previously provided or made available to Parent, such additional information to be provided no later than the date of provision or availability of such information to such other party.

                   (c) Except as set forth herein, neither the Company Board of Directors nor any committee thereof shall (i) withdraw or modify, in a manner adverse to the Transactions, to Parent or to the Purchaser, the approval or recommendation by the Company Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend any Acquisition Proposal, or
(iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the approval of this Agreement by the Company's stockholders, the Company Board of Directors may (subject to the terms of this and the following sentence) withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, in each case at any time after the third business day following the Company's delivery to Parent of written notice advising Parent that the Company Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal; provided, however, that the Company shall not enter into an Acquisition Agreement with respect to a Superior Proposal unless the Company shall also have terminated this Agreement in compliance with Section 5.2(d). Any such withdrawal, modification or change of the recommendation or the Company Board of Directors, the approval or recommendation or proposed approval or recommendation of any Superior Proposal or the entry by the Company into any agreement with respect to any Superior Proposal shall not change the approval of the Company Board of Directors for purposes of causing any state takeover statute or other state law to be inapplicable to the Transactions, including, the Merger and the Stock Purchase Agreement.

                   (d) The Company may terminate this Agreement and enter into a definitive acquisition agreement or other similar definitive agreement (each, an "Acquisition Agreement") with respect to such Superior Proposal, provided, that, prior to any such termination, (i) the Company has provided Parent written notice that it intends to terminate this Agreement pursuant to this Section 5.2(d), identifying the Superior Proposal then determined to be more favorable and the parties thereto and delivering a copy of the most recent draft of the Acquisition Agreement for such

Superior Proposal in the form to be entered into, (ii) during the three-business day period following the delivery of the notice referred to in clause (i) above, during which Parent shall have the right to propose adjustments in the terms and conditions of this Agreement and the Company shall have caused its financial and legal advisors to negotiate with Parent in good faith such proposed adjustments in the terms and conditions of this Agreement, and (iii) no earlier than midnight, New York City time on the third full business day after the Company has provided the notice referred to in clause (i) above, the Company delivers to Parent (A) a written notice of termination of this Agreement pursuant to this
Section 5.2(d), and (B) a cashier's check in the amount of the Termination Fee and the Expense Reimbursement (each as defined in Section 8.2(b)), as the same may have been estimated by Parent in good faith prior to the date of such delivery.

               Section 5.3 Acquisition Proposals. The Company shall promptly notify Parent and the Purchaser if any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company or any of its Subsidiaries or any of their respective Representatives, in each case in connection with any Acquisition Proposal (as hereinafter defined) or the possibility or consideration of making an Acquisition Proposal ("Acquisition Proposal Interest") indicating, in connection with such notice, the name of the Person indicating such Acquisition Proposal Interest and the material terms and conditions of any proposals or offers. The Company agrees that it shall keep Parent and the Purchaser reasonably informed, on a current basis, of the status and terms of any Acquisition Proposal Interest. As used in this Agreement, "Acquisition Proposal" means any tender or exchange offer involving the Company or any of its Subsidiaries, any proposal for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company or any of its Subsidiaries (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale), any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any of its Subsidiaries or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company or any of its Subsidiaries other than pursuant to the Transactions to be effected pursuant to this Agreement.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

               Section 6.1 Additional Agreements. Subject to the terms and conditions as herein provided, the Company, Parent and Purchaser shall each comply in all material respects with all applicable Laws and with all applicable rules


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

and regulations of any Governmental Authority to achieve the satisfaction of all the conditions set forth in Article VII, and to consummate and make effective the Merger and the other Transactions. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company, Parent and the Purchaser shall use reasonable best efforts to take, or cause to be taken, all such necessary actions.

               Section 6.2 Notification of Certain Matters. The Company shall give prompt notice to the Purchaser and Parent and the Purchaser shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (ii) any condition set forth in Article VII to be unsatisfied at any time from the date hereof to the Closing Date (except to the extent it refers to a specific date) and (b) any material failure of the Company, the Purchaser or Parent, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.2 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the representations or warranties of the parties or the conditions to the obligations of the parties hereto.

               Section 6.3 Access; Confidentiality.

                   (a) From the date of this Agreement until the Closing, the Company shall, and shall cause the Company's Subsidiaries to, give Parent, its officers and a reasonable number of its employees and its authorized representatives, reasonable access at all reasonable times during normal business hours to the agreements, contracts, books, records, analyses, projections, plans, systems, personnel, commitments, offices and other facilities and properties of the Company and its Subsidiaries and their accountants and accountants' work papers, (ii) furnish Parent on a timely basis with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as Parent may from time to time reasonably request in writing and use reasonable best efforts to make available at all reasonable times during normal business hours to the officers, employees, accountants, counsel, financing sources and other representatives of the Parent the appropriate individuals (including management personnel, attorneys, accountants and other professionals) for discussion of the Company's and its Subsidiaries' business, properties, prospects and personnel as Parent may reasonably request; provided, however, that the information provided or made available will not be provided or made available to Persons who are directly involved in pricing or any other competitive activity at Parent or any Subsidiary of Parent; provided, further,


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

that Parent shall not use such information other than for purposes of assessing the financial condition of the Company for purposes of the Transactions, and shall not share, provide, make available or sell the information to any third party or use the information in any manner that would reasonably be considered a restraint on competition or result in a violation of any applicable Laws. Parent and the Purchaser agree that any information furnished pursuant to this Section 6.3(a) will be subject to the terms of the Confidentiality Agreement.

                   (b) As soon as practicable after the execution of this Agreement, the Company shall permit Parent to electronically link the Company's financial reporting system to Parent's financial reporting system ("Hyperion"). Access to Hyperion will be provided by Parent's financial reporting staff and the tasks necessary to complete the link to Hyperion will be led by Parent's accounting staff, with the necessary assistance from the Company's accounting staff and other technical staff, if necessary, at no cost to the Company and provided that neither such installment nor the operation or use by Parent of Hyperion shall interfere with or disrupt the normal operation of the Company's business or its financial reporting system or violate any applicable software licenses. Parent will provide the necessary Hyperion software to be installed on a computer in the Company's accounting department; provided, however, that the information retrieved from the Company's financial reporting system will not be made available to persons who are directly involved in pricing or any other competitive activity at Parent or any Subsidiary of Parent; provided, further, that Parent shall not use such information other than for purposes of assessing the financial condition of the Company for purposes of the transactions contemplated by this Agreement, and shall not share, provide or sell the information to any third party or use the information in any manner that could reasonably be considered a restraint on competition or result in a violation of any applicable Laws. Any information provided under this Section 6.3(b) shall be subject to the terms of the Confidentiality Agreement

                   (c) From the date hereof until the Closing Date, the Company shall, and shall cause its Subsidiaries to, take actions reasonably requested by Parent to provide for the inclusion, upon Closing, of all of the Company's and its Subsidiaries' VOI inventory in the FairShare Plus Program of Parent; provided, however, that such cooperation shall not include the incurrence by the Company of any cost or liability in excess of $25,000 (other than costs or liabilities reimbursed in advance by Parent); provided, further, that the Company shall not be required to take any actions that are reasonably likely to disrupt the sale of the Company's VOI inventory and club interests in any material respect unless and until all conditions to Parent's obligation to close under this Agreement have been satisfied or waived.

                   (d) (i) Parent shall be entitled to conduct reasonable due diligence on any Real Property or any other property managed or operated by the

Company or any of the Subsidiaries, including land and building systems thereon, including but not limited to, title, the interior of any improvements and the structural elements thereof, and including, but not limited to, a Phase I and Phase II environmental site assessment of such property, including testing and sampling for the presence of any Materials of Environmental Concern, and any other test, analysis or inspection of such property deemed appropriate by the Parent in the Parent's sole discretion.

                         (ii) The Company shall provide to Parent all
                    information and documents in the possession of the Company or any of the Subsidiaries, including but not limited to, blueprints, drawings, title surveys and title information, operational manuals, engineering or environmental reports or assessments, and all information, documents, and files relating to compliance with Environmental Laws, the presence of Materials of Environmental Concern, or Environmental Claims, including but not limited to, the results and analysis of all environmental testing or sampling of such property. Information shall not be withheld from Parent under a claim of privilege or confidentiality but Parent shall be obligated to maintain the confidentiality of all such information, as provided in Section 6.3(a) above.

                         (iii) The Company shall, and shall cause its
                    Subsidiaries to, fully cooperate with Parent's reasonable environmental due diligence and Parent shall have reasonable access to the Real Property, or any other property managed or operated by the Company or any of its Subsidiaries, and to the Company's or the Subsidiaries' personnel knowledgeable about environmental matters at such Real Property during normal business hours to perform the environmental due diligence.

                         (iv) To the extent Parent elects to perform any of the
                    environmental due diligence described in this Section 6.3(d), Parent shall, upon the timely request of the
                    Company: (u) restore the effects of any intrusive sampling,
                    (v) indemnify the Company from any actual damages incurred by the Company arising from the conduct of any such environmental due diligence, (w) require the Parent's contractors performing such due diligence to maintain reasonably adequate liability insurance for such work, (x) provide the Company or its representatives the opportunity to be present for any sampling and to take split samples, and (z) provide the Company with copies of all reports and sampling results generated by Parent's environmental due diligence described in this Subsection 6.3(d).

                   (e) No investigation pursuant to this Section 6.3 shall affect any representation or warranty made by the parties hereunder.

                Section 6.4 Consents and Approvals.

                   (a) Each of Parent, the Purchaser and the Company shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the Transactions (which actions shall include, without limitation, furnishing all information required in connection with approvals of or filings with any other Governmental Authority) and shall promptly cooperate with and furnish information to each other or their counsel in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the Transactions. Each of the Company, Parent and the Purchaser shall, and shall cause their respective Subsidiaries to, take all reasonable actions necessary to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority or other public or private third party required to be obtained or made by Parent, the Purchaser, the Company or any of their respective Subsidiaries in connection with the Transactions or the taking of any action contemplated thereby or by this Agreement.

                   (b) Nothing in this Agreement shall require, or be construed to require, Parent or the Purchaser, in connection with the receipt of any regulatory approval, to proffer to, or agree to (i) sell or hold separate and agree to sell, divest, discontinue or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Purchaser, the Company or any of their respective affiliates (or to consent to any sale, or agreement to sell, or discontinuance or limitation by Parent, the Purchaser, the Company or any of their respective affiliates, as the case may be, of any of their respective assets or businesses) or (ii) agree to any conditions relating to, or changes or restrictions in, the operations of any such assets or businesses which, in the case of either clause (i) or (ii), is reasonably likely, individually or in the aggregate, to materially and adversely impact the aggregate economic or business benefits, taken as a whole, to Parent or the Purchaser and their affiliates, of the Transactions contemplated by this Agreement.

                   (c) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Authority or any other information supplied by such party to a Governmental Authority in connection with this Agreement and the Transactions. Each party hereto shall promptly inform the other of any communication from any Governmental Authority regarding any of the Transactions unless otherwise prohibited by Law. If any party hereto or affiliate thereof receives a request for additional information or documentary material from any such Government Authority with respect to the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of the Transactions, the Company shall use its reasonable best efforts to effect such transfers.

               Section 6.5 Publicity. During the term of this Agreement, the parties hereto shall use their reasonable best efforts to (a) develop a joint communications plan with respect to this Agreement and the Transactions, (b) ensure that all press releases and other public statements with respect to this Agreement and/or any of the Transactions shall be consistent in all material respects with such joint communication plan, and (c) consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the Merger and the other Transactions. Each party agrees to provide to the other party for review a copy of any such press release or statement, and not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable Law or any listing agreement with a securities exchange.

               Section 6.6 Directors' and Officers' Insurance and
Indemnification.

                   (a) For a period of six years after the Effective Time, the Surviving Corporation (or any successor to the Surviving Corporation) shall (and Parent or any successor to Parent shall, to the extent of the greater of (x) the Surviving Corporation's financial ability or (y) the net worth of the Company as of the date hereof, cause the Surviving Corporation to) indemnify, defend and hold harmless the officers and directors of the Company and its Subsidiaries, and persons who become any of the foregoing prior to the Effective Time, against all losses, claims, damages, liabilities, costs, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided, that any such settlement is effected with the written consent of the Parent or the Surviving Corporation, which consent shall not unreasonably be withheld)) arising out of actions or omissions solely in their capacities as such occurring at or prior to the Effective Time to the full extent permissible under applicable provisions of the DGCL, the terms of the Company's certificate of incorporation or bylaws, and under any agreements as in effect at the date hereof (true and correct copies of which have been previously provided or been made available to Parent); provided, however, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. The certificate of incorporation and the bylaws of the Surviving Corporation shall contain provisions with respect to such indemnification, which provisions shall not be amended, modified or otherwise repealed for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of the officers and directors of the Company and its Subsidiaries, and persons who become any of the foregoing prior to the Effective Time, unless such modification is required after the Effective Time by Law and then only to the minimum extent required by such Law.

                   (b) Parent or the Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of not less than six years after the Effective Time and shall not terminate or cancel such D&O Insurance; provided, however, that Parent may substitute therefor policies of substantially equivalent coverage and amounts containing terms (taken as a whole) no less favorable to such directors or officers; provided, further, that if the existing D&O Insurance expires or is terminated or cancelled during such period, then Parent or the Surviving Corporation shall use reasonable best efforts to obtain substantially similar D&O Insurance; provided, further, however, that in no event shall Parent be required in any one year to pay aggregate premiums for insurance under this
Section 6.6(b) in excess of 150% of the aggregate premiums which will be paid by the Company in 2002 policy renewal for such purpose (the "2002 Premium"), which true and correct amounts are set forth on Schedule 6.6(b); and provided, further, that if Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 6.6(b) for such aggregate annual premium, Parent or the Surviving Corporation shall obtain as much insurance as can be obtained for an annual premium not in excess of 150% of the 2002 Premium.

                   (c) In the event the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation, as the case may be, shall assume the obligations set forth in this
Section 6.6.

                   (d) This Section 6.6 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the present officers and directors of the Company and its Subsidiaries, and persons who become any of the foregoing prior to the Effective Time, and shall be binding on all successors and assigns of the Company and the Surviving Corporation.

               Section 6.7 Litigation. In the event any claim, action, suit, investigation or other proceeding by any Governmental Authority or other Person or other legal or administrative proceeding is commenced that questions the validity or legality of this Agreement or the transactions contemplated by this Agreement or claims damages in connection therewith, the Company, Parent and the Purchaser each agree to cooperate and use their reasonable best efforts, subject to the limitations set forth in Section 6.4(b), to defend against and respond thereto.

               Section 6.8 State Takeover Laws. If any state takeover statute becomes or is deemed to become applicable to the Company or the acquisition of Shares pursuant to the Merger, then the Company Board of Directors shall take all action necessary to render such statute inapplicable to the foregoing.

               Section 6.9 Employees Benefits. Following the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide the employees of the Surviving Corporation and its Subsidiaries (collectively, "Company Employees") with employee benefits that are no less favorable in the aggregate than those provided to the Company Employees by the Company and/or its Subsidiaries as of the date hereof. With respect to those Parent employee benefit plans ("Parent Plans") in which Parent, in its sole discretion, shall determine that Company Employees may participate on or after the Closing Date, Parent shall, and shall cause the Surviving Corporation to, credit prior service of Company Employees with the Company or any of its Subsidiaries, as applicable, for purposes of eligibility and vesting under such Parent Plans to the extent that such service was recognized under the analogous Plans, provided, however, that such service need not be credited to the extent it would result in a duplication of benefits. Company Employees shall also be given credit for any deductible or co-payment amounts paid in respect of the Parent Plan year in which the Effective Time occurs, to the extent that, following the Effective Time, they participate in any Parent Plan during such plan year for which deductibles or co-payments are required. Parent shall, and shall cause the Surviving Corporation to, waive (i) any preexisting condition restriction which was waived under the terms of any analogous Plan immediately prior to the Effective Time or (ii) waiting period limitation which would otherwise be applicable to a Company Employee on or after the Effective Time to the extent such Company Employee had satisfied any similar waiting period limitation under an analogous Plan prior to the Effective Time.

               Section 6.10 Resignations and Appointments.

                   (a) To the extent within the power or control of the Company and its Subsidiaries, the Company shall obtain the resignations of all (i) the members of the Boards of Governors (or other governing bodies) of the Associations listed on Schedule 6.11 (the "Controlled Associations") and Equivest Vacation Club, Inc. and (ii) the trustees of the Trust, and have persons chosen by Parent appointed as (i) members of the Boards of Governors (or other governing bodies) of the Controlled

Associations and Equivest Vacation Club, Inc. and (ii) trustees of the Trust immediately prior to the Closing.

                   (b) Prior to the Closing, the Company shall amend the Trust Agreement in accordance with Parent's instructions.

                                  ARTICLE VII

                                   CONDITIONS

               Section 7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, the Purchaser and the Company, as the case may be, to the extent permitted by applicable Law:

                   (a) This Agreement shall have been approved by the requisite vote of the holders of the Shares and the Series 2 Preferred Stock, to the extent required pursuant to the requirements of the Company's certificate of incorporation and the DGCL.

                   (b) No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger.

                   (c) No action, suit or proceeding shall have been instituted, or shall be pending or threatened, by a Governmental Authority (i) seeking to restrain in any material respect to prohibit the consummation of the Merger,
(ii) seeking to obtain from the Company, Parent or Purchaser or any of their respective affiliates any damages that, individually or in the aggregate, would be reasonably likely to result in a Material Adverse Effect, or (iii) seeking to impose the Restraints referred to in subsection (b) above.

      Section 7.2 Conditions to Obligations of the Purchaser. The obligations of Parent and the Purchaser under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions, unless waived by the Purchaser in writing:

                   (a) The Company shall have performed and complied in all material respects with its obligations under this Agreement required to be performed by it at or prior to the Closing Date.

                   (b) The representations and warranties of the Company contained in this Agreement (x) that are qualified with respect to materiality or (y) set forth in Section 3.2 shall be true and correct in all respects, and any such representations and warranties that are not so qualified with respect to materiality shall be true and correct in all material respects, in each case as of the date of this Agreement; and the representations and warranties of the Company set forth in Sections 3.1, 3.2, 3.3(a), 3.8(c-d), 3.9, 3.11, 3.12, 3.13,
3.14, 3.17, 3.19, 3.25 and 3.26 shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date (disregarding for these purposes reference to materiality in specific representations and warranties), and any other representations and warranties of the Company shall be true and correct at and as of the Closing Date as if made at and as of such date, except to the extent any such failures to be so true and correct would not reasonably be expected to have a Material Adverse Effect; provided, however, that if the representations and warranties set forth in
Section 3.7 fail to be true and correct at and as of the Closing Date as if made at and as of such date due to Actions which have commenced between the date of this Agreement and the Closing Date, then the condition set forth in this
Section 7.2(b) shall not be deemed fulfilled if and to the extent that any such Actions contain claims (x) that, if adversely determined, would result in material amount of monetary damages, or otherwise result in remedies that, could be expected, individually or in the aggregate, to have a Material Adverse Effect, and (y) in the reasonable opinion of the Purchaser, based on advice from outside counsel, have a reasonable prospect of surviving a motion for summary judgment by the Company (based on the Purchaser's good faith assessment of the facts).

                   (c) The Purchaser shall have received a certificate signed by the chief executive officer and chief financial officer of the Company to the effect of Sections 7.2(a) and 7.2(b).

                   (d) There shall have been no facts, changes, events, circumstances, developments or effects that have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, other than a Material Adverse Effect resulting from changes which have occurred in the timeshare industry (to the extent not affecting the Company and its Subsidiaries to a greater extent than it affects other Persons in the timeshare industry).

                   (e) The Bennett Stock Purchase Agreement shall have been consummated in accordance with its terms.

                   (f) All consents, orders or approvals of, declarations or filings with, and expirations of waiting periods imposed by, any Governmental Authority or third party that are required for the consummation of the transactions contemplated hereby and listed on Schedule 7.1(c) shall have been obtained and in effect.

               Section 7.3 Conditions to Obligations of the Company. The obligations of the Company under this Agreement are subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions, unless waived by the Company in writing:

                   (a) Parent and the Purchaser shall have performed and complied in all material respects with their respective obligations under this Agreement required to be performed by them at or prior to the Closing Date.

                   (b) The representations and warranties of Parent and the Purchaser contained in this Agreement that are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as if made at and as of such date.

                   (c) The Company shall have received a certificate signed by an authorized officer of the Purchaser to the effect of Sections 8.3(a) and 8.3(b).

                                  ARTICLE VIII

                                   TERMINATION

               Section 8.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time before the Effective Time, whether before or after stockholder approval thereof:

                   (a) By mutual written consent of Parent and the Company; or

                   (b) By either Parent or the Company, (i) if a Governmental Authority shall have issued a non-appealable final order, decree or ruling or taken any other non-appealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (which order, decree, ruling or other action the party seeking to terminate this Agreement shall have used their reasonable best efforts to lift), or (ii) if there has been a breach by the other party of any representation, warranty, covenant or agreement set forth in this Agreement, which breach shall result in any condition set forth in
Article VII not being satisfied (and such breach is not reasonably capable of being cured or has not been cured within 15 days after the receipt of notice thereof), (iii) if the Bankruptcy Court Approval (as defined in Section 5.5 of the Bennett Stock Purchase Agreement) shall not have been obtained by April 30, 2002, (iv) if any of the Sellers (as defined in the recitals of the Bennett Stock Purchase Agreement) accepts or enter into an Alternative Transaction (as defined in Section 5.6 of the Bennett Stock Purchase Agreement), or (v) if the Merger has not been consummated by April 30, 2002; provided, however, that the right to terminate this Agreement pursuant to this
Section 8.1(b)(v) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of the failure of the Merger to be consummated by such date; or

                   (c) By Parent, at any time prior to the Closing, if (i) the Company Board of Directors shall have withdrawn, modified, or changed its recommendation in respect of this Agreement in a manner adverse to the Transactions, to Parent or to the Purchaser, (ii) the Company Board of Directors shall have approved or recommended any proposal other than by Parent or the Purchaser in respect of an Acquisition Proposal, or (iii) the Company shall have violated or breached any of its obligations under Section 5.2; or

                   (d) By the Company, pursuant to Section 5.2(d).

               Section 8.2 Effect of Termination.

                   (a) In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Parent, the Purchaser or the Company, except (i) as set forth in Section 8.2 and Section 9.3 and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

                   (b) If (A) Parent shall have terminated this Agreement pursuant to Section 8.1(b)(iv) or Section 8.1(c), or (B) both (x) Parent shall have terminated this Agreement pursuant to Section 8.1(b)(iii) or the Company shall have terminated this Agreement pursuant to Section 8.1(b)(iii) and (y) within 18 months after the date of termination of this Agreement, the Company enters into an Acquisition Agreement with respect to an Acquisition Proposal or
(C) the Company shall have terminated this Agreement pursuant to Section 8.1(d), then the Company shall pay to Parent promptly, but in no event later than two business days after the date of such termination if pursuant to Section 8.1(b)(iv) or 8.1(c) or simultaneously with the execution of such other Acquisition Agreement if pursuant to Section 8.1(b)(iii) (or simultaneously with such termination if pursuant to Section 8.1(d)), a termination fee (the "Termination Fee") of $3,000,000 plus an amount equal to the reasonable out-of-pocket expenses (up to a maximum of $500,000) incurred by Parent and the Purchaser in connection with the Merger, the Stock Purchase Agreement, this

Agreement and the consummation of the Transactions (the "Expense Reimbursement"), which amount shall be payable by wire transfer to such account in the United States as Parent may designate in writing to the Company. If Parent or the Company shall have terminated this Agreement pursuant to Section 8.1(b)(iii) and since the date hereof but prior to such termination there shall not have been an Acquisition Proposal Interest, then the Company shall pay to Parent promptly, but in no event later than two business days after the date of such termination, the Expense Reimbursement, which amount shall be payable by wire transfer to such account in the United States as Parent may designate in writing to the Company (it being understood that if Bankruptcy Court Approval is obtained but is subsequently reversed upon appeal, no such Expense Reimbursement shall be payable). The Company shall not withhold any amounts on any payment under this Section 8.2.

                                   ARTICLE IX

                                  MISCELLANEOUS

               Section 9.1 Amendment and Modification. Subject to applicable Law and as otherwise provided in the Agreement, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective boards of directors or equivalent governing bodies, but, after the Closing Date, no amendment shall be made which decreases the Merger Consideration and, after the approval of this Agreement by the stockholders, no amendment shall be made which by Law requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

               Section 9.2 Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement (other than the Stock Purchase Agreement in accordance with its terms) shall survive the Effective Time.

               Section 9.3 Expenses. Except as expressly set forth in Section 8.2(b), all fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees, costs and expenses.

               Section 9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                   (a)      if to Parent or the Purchaser, to:

                   Cendant Corporation
                   9 West 57th Street, 37th Floor
                   New York, NY 10019
                   Attention:  General Counsel
                   Telephone No.:  (212) 413-1800
                   Facsimile No.:  (212) 413-1826

                   with a copy to:

                   Skadden, Arps, Slate, Meagher & Flom LLP
                   Four Times Square
                   New York, New York 10036
                   Attention:  David Fox, Esq.
                   Telephone:  (212) 735-3000
                   Facsimile:  (212) 735-2000

                                        and

                   (b)      if to the Company, to:


                   Equivest Finance, Inc.
                   100 Northfield Street
                   Greenwich, CT 06830
                   Attention:  General Counsel
                   Telephone:  (203) 618-0065
                   Facsimile:  (315) 422-9477

                   with a copy to:

                   Wilmer, Cutler & Pickering
                   2445 M Street, NW
                   Washington, D.C. 20037
                   Attention:  Eric R. Markus, Esq.
                   Telephone:  (202) 663-6733
                   Facsimile:  (202) 663-6363
                   with a copy to counsel to the Sellers under the Bennett Stock Purchase Agreement:

                   Simpson Thacher & Bartlett
                   425 Lexington Avenue
                   New York, NY 10017
                   Attention:  James M. Cotter, Esq.
                               M. O. Sigal, Jr., Esq.
                   Telephone:  (212) 455-2000
                   Facsimile:  (212) 455-2502

               Section 9.5 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliates" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The table of contents is for convenience of reference only, does not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. The words "hereof," herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise stated, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. As used in this Agreement, "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or entity of any kind whatsoever, including any Governmental Authority. References to a Person are also to its permitted successors and assigns.

               Section 9.6 Certain Tax Elections. No representation or warranty of the Company shall be treated as untrue or incorrect, nor shall the Company be treated as having failed to perform or comply with any of its obligations under this Agreement, to the extent that the failure of such representation or warranty to be true and correct, or the failure to perform or comply with such obligation, directly results from any election made by Parent or Purchaser (or any of their affiliates) under

Section 338 of the Code (or any similar provision of state, local or foreign law) with respect to the transactions contemplated by the Stock Purchase Agreements.

               Section 9.7 Counterparts. This Agreement may be executed manually or by facsimile by the parties hereto, or xerographically or electronically by their respective attorneys, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.

               Section 9.8 Entire Agreement; No Third-Party Beneficiaries. This Agreement and, to the extent applicable, the Stock Purchase Agreements:

                   (a) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof (provided, that the provisions of this Agreement shall, except as set forth herein, supersede the provisions of the Confidentiality Agreement), and

                   (b) except as provided in Section 6.6, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

               Section 9.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

               Section 9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

               Section 9.11 Assignment. This Agreement shall not be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to (i) Parent, (ii) to Parent and one or more direct or indirect wholly-owned Subsidiaries of Parent, or (iii) to one or more direct or indirect wholly-owned Subsidiaries of Parent (each, an "Assignee"). Any such Assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional Assignees. Any such assignment by the Purchaser or any such Assignee will not relieve the purchaser or any such Assignee of its obligations hereunder. Subject to the preceding sentence, but without relieving any party hereto of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

               Section 9.12 Headings. The article and section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

               Section 9.13 Jurisdiction and Venue. Each party hereto hereby agrees that any proceeding relating to this agreement and the transactions contemplated hereby shall be brought in a State Court of New York or a federal court located in New York. Each party hereto hereby consents to personal jurisdiction in any such action brought in any such New York or federal court, consents to service of process by registered mail made upon such party and such party's agent and waives any objection to venue in any such New York or federal court and any claim that any such New York or federal court is an inconvenient forum.

               Section 9.14 Acknowledgements. The parties hereto acknowledge and agree that (i) each party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision, and
(ii) each party has been represented by counsel in reviewing and negotiating such terms and provisions. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor or against either party.

               IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                   CENDANT CORPORATION


                                   By:  /s/ Eric J. Bock
                                        ----------------------------------------
                                     Name:  Eric J. Bock
                                     Title:  Secretary and Senior Vice President


                                   CARDIGAN ACQUISITION CORPORATION


                                   By:  /s/ Eric J. Bock
                                        ----------------------------------------
                                     Name:
                                     Title:


                                   EQUIVEST FINANCE, INC.


                                   By:  /s/ Richard C. Breeden
                                        ----------------------------------------
                                     Name: Richard C. Breeden
                                     Title:  Chairman, President and Chief
                                             Executive Officer

                                   EXHIBIT A-1

                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

                             dated December 16, 2001

                                      among

                               CENDANT CORPORATION

                                       and

                        CARDIGAN ACQUISITION CORPORATION

                                       and

                         THE BENNETT FUNDING GROUP, INC.

                                       and

                  BENNETT MANAGEMENT & DEVELOPMENT CORPORATION

                                       and

                         BENNETT RECEIVABLES CORPORATION

                                       and

                       BENNETT RECEIVABLES CORPORATION II

                                       and

                           THE PROCESSING CENTER, INC.

                                       and

                          RESORT SERVICE COMPANY, INC.

                                       and

                       AMERICAN MARINE INTERNATIONAL, LTD.

                                       and

                            ALOHA CAPITAL CORPORATION

                                Table of Contents

                                                                           Page

                ARTICLE 1. PURCHASE AND SALE OF TARGET SECURITIES

   1.1      Agreement to Purchase and Sell...................................2
   ---      ------------------------------
   1.2      Purchase Price...................................................2
   ---      --------------

                               ARTICLE 2. CLOSING

   2.1      Closing..........................................................2
   ---      -------
   2.2      Sellers' Closing Deliveries......................................2
   ------------------------------------
   2.3      Purchaser's Closing Deliveries...................................3
   ---      ------------------------------

            ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS

   3.1      Ownership of Stock; Title........................................3
   ---      -------------------------
   3.2      Organization.....................................................4
   ---      ------------
   3.3      Authority........................................................4
   ---      ---------
   3.4      No Violation; Consents and Approvals.............................4
   ---      ------------------------------------
   3.5      Litigation.......................................................5
   ---      ----------
   3.6      Finder's Fee.....................................................5
   ---      ------------
   3.7      Reliance.........................................................5
   ---      --------
   3.8      Tax Matters......................................................5
   ---      -----------
   3.9      Outstanding Obligations..........................................5
   ---      -----------------------
   3.10     Joint and Several Liabilities of the Company.....................6
   ----     --------------------------------------------

           ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

   4.1      Organization; Authority..........................................6
   ---      ------------------------
   4.2      No Violation.....................................................6
   ---      ------------
   4.3      Consents and Approvals...........................................7
   ---      ----------------------
   4.4      Financing........................................................7
   ---      ---------
   4.5      Investment Representation........................................7
   ---      -------------------------

                              ARTICLE 5. COVENANTS.

   5.1      Satisfaction of Conditions.......................................7
   ---      --------------------------
   5.2      Transfer Taxes...................................................8
   ---      --------------
   5.3      Solicitation.....................................................8
   ---      ------------
   5.4      Voting...........................................................8
   ---      ------
   5.5      Bankruptcy Court Approval........................................8
   ---      -------------------------
   5.6      Fiduciary Duties................................................10
   ---      ----------------
   5.7      General Release and Waiver......................................10
   ---      --------------------------
   5.8      Certain Events..................................................12
   ---      --------------
   5.9      Publicity.......................................................12
   ---      ---------

                 ARTICLE 6. CONDITIONS TO CLOSING; TERMINATION.

   6.1      Conditions to Each Party's Obligations..........................12
   ---      --------------------------------------
   6.2      Conditions to Obligations of the Purchaser......................13
   ---      ------------------------------------------

   6.3      Conditions to Obligations of the Sellers........................14
   ---      ----------------------------------------
   6.4      Termination.....................................................14
   ---      -----------
   6.5      Effect of Termination...........................................15
   ---      ---------------------

                       ARTICLE 7. MISCELLANEOUS PROVISIONS

   7.1      Other Agreements................................................15
   ---      ----------------
   7.2      Survival of Representations and Warranties......................15
   ---      ------------------------------------------
   7.3      Transactional Costs.............................................16
   ---      -------------------
   7.4      Successors and Assigns..........................................16
   ---      ----------------------
   7.5      Notices.........................................................16
   ---      -------
   7.6      Entire Agreement................................................17
   ---      ----------------
   7.7      Amendments and Waivers..........................................17
   ---      ----------------------
   7.8      Headings........................................................17
   ---      --------
   7.9      Terms...........................................................17
   ---      -----
   7.10     Governing Law; Jurisdiction and Venue...........................17
   ----     -------------------------------------
   7.11     No Third Party Beneficiaries....................................18
   ----     ----------------------------
   7.12     Counterparts....................................................18
   ----     ------------
   7.13     Interpretation..................................................18
   ----     --------------
   7.14     Acknowledgements................................................18
   ----     ----------------
   7.15     Trustee Capacity................................................19
   ----     ----------------
   7.16     Guarantee by Parent.............................................19
   ----     -------------------

                            STOCK PURCHASE AGREEMENT

                  This Stock Purchase Agreement (the "Agreement"), dated as of December 16, 2001, is made by and among Cendant Corporation ("Parent"), Cardigan Acquisition Corporation (the "Purchaser"), The Bennett Funding Group, Inc. ("BFG"), Bennett Management & Development Corporation ("BMDC"), Bennett Receivables Corporation, Bennett Receivables Corporation II, The Processing Center, Inc., Resort Service Company, Inc., American Marine International, Ltd. and Aloha Capital Corporation (such entities are referred to herein as the "Sellers").

                                 R E C I T A L S

                  WHEREAS, BFG currently owns beneficially all of the 11,983 issued and outstanding shares of the Series 2 Class A Cumulative Redeemable Preferred Stock, $3.00 par value (the "Series 2 Preferred Stock"), of Equivest Finance Inc., a Delaware corporation (the "Company"), which shares have liquidation preference of $1,000 per share plus accrued and unpaid dividends thereon which accrue at the rate of $60 per share per annum.

                  WHEREAS, each of the Sellers currently owns beneficially such number of shares of common stock, $.01 par value ("Common Stock"), of the Company as are set forth opposite the name of such Seller on Exhibit A hereto.

                  WHEREAS, Parent, the Purchaser and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger of the Purchaser with and into the Company with the Company continuing as the surviving corporation (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement);

                  WHEREAS, the Sellers are debtors in a substantively consolidated Chapter 11 case entitled In re The Bennett Funding Group, Inc., Case No. 96-61376 (the "Bankruptcy Case"), filed in the United States Bankruptcy Court for the Northern District of New York (the "Bankruptcy Court") on March 29, 1996 under Chapter 11 of Title 11 of the United States Code, ss. 101-1330 (as amended, the "Bankruptcy Code").

                  WHEREAS, Richard C. Breeden was appointed as Chapter 11 trustee (the "Trustee") in the Bankruptcy Case on April 18, 1996.

                  WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, the Common Stock and the Series 2 Preferred Stock owned by the Sellers on the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing Recitals (which are hereby incorporated by reference), the agreements hereafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to be legally bound as follows:

ARTICLE 1. PURCHASE AND SALE OF TARGET SECURITIES.

     1.1 Agreement to Purchase and Sell. On the Closing Date (as defined in
Section 2.1) and upon the terms and subject to the conditions set forth in this Agreement, each Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser will accept and purchase from each Seller, all of such Seller's rights, title and interests in and to all of (a) the shares of Common Stock held by such Seller, and (b) the shares of Series 2 Preferred Stock held by such Seller (the shares referred to in (a) and (b), collectively, the "Target Securities"), in each case free and clear of all Liens.

     1.2 Purchase Price. Subject to the terms and conditions set forth herein, the Purchaser shall pay or cause to be paid to the Sellers, in cash (i) $3.00 multiplied by the number of shares of Common Stock held by the Sellers as set forth opposite their names on Exhibit A, and (ii) the sum of (x) $12,750,000 plus (y) the amount of accrued and unpaid dividends per share of Series 2 Preferred Stock since January 1, 2002 through the Closing Date, multiplied by the number of shares of Series 2 Preferred Stock held by the Sellers as set forth opposite their names on Exhibit A ((i) and (ii) together, the "Purchase Price").

ARTICLE 2. CLOSING.

     2.1 Closing. Consummation of the transactions contemplated hereby (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at 10:00 a.m., local time, on the first business day following the day on which the last of the conditions set forth in Sections 6.1, 6.2 and 6.3 is fulfilled or waived (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other time and place and on such other date as the Purchaser and the Sellers shall agree (the "Closing Date").

     2.2 Sellers' Closing Deliveries. Subject to the conditions set forth in this Agreement, at the Closing, simultaneously with the Purchaser's deliveries hereunder, each Seller shall deliver or cause to be delivered to the Purchaser stock certificates representing the Target Securities owned by such Seller as set forth on Exhibit A hereto accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer and appropriate signature guarantees, with all necessary transfer tax and other revenue stamps affixed thereto.

      (b) At the Closing, the Sellers will also deliver the following to the
Purchaser:

          (i) certificates of each of the Sellers as contemplated by Section 6.2(c);

          (ii) a duly executed certificate from each Seller (each, a "FIRPTA Certificate") of non-foreign status in the form and manner that complies with
Section 1445 of the Code and the Treasury Regulations promulgated thereunder. Notwithstanding anything to the contrary contained herein, if any Seller fails to deliver a FIRPTA Certificate and the Purchaser elects to proceed with the Closing, the Purchaser shall be entitled to withhold the amount required to be withheld pursuant to Section 1445 of the Code from the Purchase Price payable to such Seller; and

          (iii) all such other certificates, documents and instruments as the Purchaser shall reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

     2.3 Purchaser's Closing Deliveries. Subject to the conditions set forth in this Agreement, at the Closing, simultaneously with the Sellers' deliveries hereunder, the Purchaser shall deliver or cause to be delivered to the Sellers, the Purchase Price (less, if applicable pursuant to Section 2.2(b)(ii), any amounts withheld by the Purchaser) in immediately available funds to a United States account designated in writing by the Sellers.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers, jointly and severally, hereby represents and warrants to Parent and the Purchaser, as follows:

3.1      Ownership of Stock; Title.

          (a) Each such Seller is the sole lawful beneficial owner of the number and type of Target Securities set forth opposite such Seller's name on Exhibit A hereto, which ownership is free and clear of all Liens. Except as set forth on
Schedule 3.1, the Target Securities set forth opposite each Seller's name on Exhibit A hereof, are the only class or classes of capital stock, securities convertible into or exchangeable for any shares of capital stock, warrants, options, agreements, call rights, conversion rights, exchange rights, preemptive rights or other rights or commitments or understandings which call for the issuance, sale, delivery, pledge, transfer, redemption or other disposition of any shares of capital stock of the Company or any of its Subsidiaries that such Seller or any of the other Sellers owns, beneficially or of record. Except as set forth on Schedule 3.1, such Seller is not a party to any agreement creating rights with respect to such Seller's Target Securities in any Person, and such Seller has the full power and, subject to approval of the Bankruptcy Court without any stay thereof being in force, legal right to sell, assign, transfer and deliver such Seller's Target Securities. Except as set forth on Schedule 3.1, there are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, voting trust agreement, proxies, calls or rights to subscribe of any character relating to the Target Securities owned by such Seller. Such Seller has not received any notice of any adverse claim to the ownership of any such Target Securities, does not have any reason to know of any such adverse claim that may be justified and is not aware of existing facts that would give rise to any adverse claim to the ownership of such Target Securities. On the Closing Date, such Seller shall have good and marketable title to such Target Securities, free and clear of all Liens. The delivery of certificates for the Target Securities owned by such Seller to the Purchaser pursuant to the provisions of this Agreement will transfer to the Purchaser good and marketable title to such Target Securities, free and clear of all Liens, except for Liens created by the Purchaser.

          (b) The Target Securities and the certificates representing the Target Securities owned by each Seller are now, and at all times during the term hereof will be, held by the relevant Seller or by a nominee, trustee or custodian for the benefit of such Seller, free and clear of all Liens, except for any such Liens arising hereunder.

     3.2 Organization. Each such Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation.

     3.3 Authority. Each such Seller has the requisite power and authority and has full legal capacity necessary to execute, deliver and, subject to approval of the Bankruptcy Court without any stay thereof being in force, perform its obligations under this Agreement and the other agreements and instruments to be executed and delivered by such Seller hereunder or in connection herewith and to carry out such Seller's obligations hereunder and thereunder and the transactions contemplated hereby and thereby. The execution and delivery to the Purchaser of this Agreement and the other agreements and instruments to be executed and delivered by such Seller hereunder or in connection herewith and the consummation of the transactions contemplated hereby has been duly authorized by such Seller and its governing bodies. No other proceedings on the part of such Seller, other than approval of the Bankruptcy Court without any stay thereof being in force, are necessary to authorize such execution, delivery and performance. This Agreement has been duly and validly executed and delivered to the Purchaser by such Seller and, subject to approval of the Bankruptcy Court without any stay thereof being in force, constitutes a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

3.4      No Violation; Consents and Approvals.

          (a) Except as set forth on Schedule 3.4(a), the execution and delivery of this Agreement by such Seller and the consummation of the transactions contemplated hereby do not and will not: (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws or other organizational documents of such Seller; (ii) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation, modification or acceleration of the performance required by or a loss of a benefit under, any note, bond, mortgage, indenture, deed of trust, lease contract or agreement by which such Seller or any of such Seller's Target Securities are bound (except to the extent such breach, violation or default is not reasonably likely to materially impair the ability of the Sellers to consummated the transactions contemplated hereby); (iii) constitute a violation of any Order, to which such Seller or any of such Seller's Target Securities are bound; or (iv) result in the creation of any Lien upon any of such Seller's Target Securities.

          (b) Except for consents and approvals of, or filings with, the Bankruptcy Court without any stay thereof being in force, and as set forth on
Schedule 3.4(b), no consent, approval, permit, waiver, authorization, notice or filing is required to be made or obtained in connection with the execution, delivery and performance by such Seller of this Agreement or the consummation of the transactions contemplated hereby.

     3.5 Litigation. Except for the Bankruptcy Case and actions instituted or, to such Seller's knowledge, threatened after the date hereof challenging or seeking to prevent, or which arise as a result, directly or indirectly, of the consummation of the transactions contemplated by this Agreement or the Merger Agreement, (i) there are no suits, claims, arbitrations, mediations, actions or proceedings pending or, such Seller's knowledge, threatened or investigations pending or threatened against such Seller or with respect to the Target Securities, before any Governmental Authority and (ii) such Seller and its Target Securities are not subject to any order, judgment, injunction or decree of any Governmental Authority, in each case, which restricts in any material respect or prohibits or, if successful, would restrict in any material respect or prohibit), the exercise by any party or beneficiary of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

     3.6 Finder's Fee. Such Seller has not employed, nor is such Seller subject to a valid claim of, any broker, finder, financial adviser or other intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or commission from Parent, the Purchaser or the Company.

     3.7 Reliance. Each Seller understands and acknowledges that Parent and the Purchaser are entering into the Merger Agreement in reliance upon such Seller's execution and delivery of this Agreement.

     3.8 Tax Matters. Since January 1, 1987, (i) BFG has never owned (directly or indirectly) any stock of BMDC and (ii) BMDC has not owned (directly or indirectly) any stock of BFG. BFG and BMDC have never been members of the same affiliated group within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended. Neither BFG nor BMDC, individually, has ever owned stock of the Company (i) possessing at least 80 percent of the total voting power of the Company and (ii) having a value equal to at least 80 percent of the total value of the stock of the Company.

     3.9 Outstanding Obligations. Except as set forth on Schedule 3.9, the Company and its Subsidiaries have no outstanding liabilities or obligations to, and there are no amounts due from the Company and its Subsidiaries to, such Seller, and such Seller has no Claim (as defined in Section 5.7(a)) against the Company or any of its Subsidiaries.

     3.10 Joint and Several Liabilities of the Company. Except as set forth on
Schedule 3.10, neither the Company nor any Subsidiary of the Company nor any of their respective assets or properties is directly or indirectly liable for or subject to any Claim that has been or may be asserted against any of the Sellers, the consolidated estate of the Sellers (the "Consolidated Estate"), or any affiliate (other than the Company or its Subsidiaries) of the Sellers or of the Company or its Subsidiaries, to the extent that such Claim is based in whole or in part upon (x) actions (or inactions) of or by the Sellers, the Consolidated Estate, any of their affiliates or any Person acting in concert with them (other than the Company or its Subsidiaries) or (y) the fact that the Company or any of its Subsidiaries were at any time an affiliate of the Sellers or any of them, including, without limitation, (i) claims that have been scheduled in the Bankruptcy Case, (ii) claims evidenced by proofs of claim filed in the Bankruptcy Case, (iii) claims relating to Taxes, (iv) claims under ERISA, and (v) Environmental Claims.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to each Seller as follows:

4.1      Organization; Authority.

          (a) The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now being conducted. The Purchaser has full power and authority necessary to execute, deliver and perform its obligations under this Agreement and the other agreements and instruments to be executed and delivered by the Purchaser hereunder or in connection herewith, to carry out its obligations and to consummate the transaction contemplated hereunder and thereunder. The execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered by the Purchaser hereunder or in connection herewith by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly authorized pursuant to and in accordance with the laws governing the Purchaser.

          (b) This Agreement and the other agreements and instruments to be executed and delivered by the Purchaser hereunder or in connection herewith have been duly and validly executed, authorized and delivered by the Purchaser and constitute valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

     4.2 No Violation. The execution and delivery by the Purchaser of this Agreement and the transactions contemplated hereby do not and will not (i) conflict with or result in any breach of any provision of the certificate of incorporation, bylaws of the Purchaser, (ii) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation, modification or acceleration of the performance required by or a loss of a benefit under, any material agreement, permit or other instrument to which the Purchaser is a party or to which the Purchaser is subject (except to the extent such breach, violation or default is not reasonably likely to materially impair the ability of the Purchaser to consummate the transactions contemplated hereby or to hold the Target Securities), or (iii) violate any material order, judgment, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or to which the Purchaser is subject.

     4.3 Consents and Approvals. Except as set forth on Schedule 4.3, no consent, approval, permit, waiver, authorization, notice or filing is required to be made or obtained in connection with the execution, delivery and performance by the Purchaser of this Agreement or the consummation of the transactions contemplated hereby.

     4.4 Financing. As of the Closing Date, the Purchaser will have available to it financing necessary to consummate the transactions contemplated hereby.

     4.5 Investment Representation. The Purchaser is accepting the Target Securities being acquired hereunder for its own account and not for any other person and for investment purposes only and without any view to distribute, resell or otherwise transfer the same.

ARTICLE 5. COVENANTS.

     5.1 Satisfaction of Conditions.

          (a) The Purchaser and the Sellers shall cooperate with each other and use reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports, applications and other filings and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

          (b) Nothing in this Agreement shall require, or be construed to require, Parent or the Purchaser, in connection with the receipt of any regulatory consent, registration, approval permit or authorization, to proffer to, or agree to (i) sell or hold separate and agree to sell, divest, discontinue or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Purchaser, the Company or any of their respective affiliates (or to consent to any sale, or agreement to sell, or discontinuance or limitation by Parent, the Purchaser, the Company or any of their respective affiliates, as the case may be, of any of their respective assets or businesses) or (ii) agree to any conditions relating to, or changes or restrictions in, the operations of any such assets or businesses which, in the case of either clause (i) or (ii), is reasonably likely, individually or in the aggregate, to materially and adversely impact the aggregate economic or business benefits, taken as a whole, to Parent or the Purchaser and their affiliates, of the transactions contemplated by this Agreement or the Merger Agreement.

     5.2 Transfer Taxes. All excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar Taxes and fees which may be imposed or assessed as a result of the transactions effected pursuant to this Agreement, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, shall be borne by the Sellers.

     5.3 Solicitation.

          (a) The Sellers shall not, and shall use their reasonable best efforts to cause their respective directors, officers, employees, representatives (including any investment bankers, attorney or accountant retained by any such Persons) and agents not to, directly or indirectly, take any action or refrain from taking any action that, if taken by the Company, would result in a breach of the Company's obligations pursuant to Sections 5.2 and 5.3 of the Merger Agreement.

          (b) Notwithstanding anything contained herein to the contrary but subject in all cases to the terms of Sections 5.2 and 5.3 of the Merger Agreement, this Agreement shall not limit or affect any actions taken by any member of the Company Board of Directors nominated by, or appointed at the request of, a Seller solely in his or her capacity as a director of the Company.

     5.4 Voting. Subject to approval of the Bankruptcy Court without any stay thereof being in force, each of the Sellers agrees (i) that all of the Target Securities beneficially owned by such Seller, or over which such Seller has voting power or control, directly or indirectly (including any shares of Common Stock or shares of Series 2 Preferred Stock acquired after the date hereof), at the record date for any meeting of stockholders of the Company called to consider and vote to approve the Merger Agreement and/or the transactions contemplated thereby (or any action by written consent in lieu of any such meeting), will be present at such meeting in person or by proxy (or for purposes of any action by written consent in lieu of any such meeting) and will be voted by such Seller in favor thereof, and (ii) that such Seller will not vote such Target Securities in favor of any other Acquisition Proposal.

5.5      Bankruptcy Court Approval.

          (a) As soon as practicable, but in any event within four business days following the execution of this Agreement, the Sellers shall file a motion in form and substance reasonably satisfactory to the Purchaser (the "Motion") under Sections 105, 363 and 1146(c) of the Bankruptcy Code seeking entry of an order (the "Bankruptcy Court Approval") approving this Agreement and the transactions contemplated hereby and containing the provisions set forth in (i) through (xi) below. The Bankruptcy Court Approval, substantially in the form of which is attached hereto as Exhibit B, shall, among other things: (i) grant the relief requested in the Motion; (ii) ratify and approve the execution and delivery of this Agreement by the Sellers and the Trustee on behalf of the Sellers and authorize the Sellers' performance hereunder and to authorize them to execute and deliver any additional documents and instruments requested by the Purchaser and to perform thereunder in order to carry out the provisions of and transactions contemplated by this Agreement; (iii) authorize and direct the Sellers to sell the Target Securities held by them, pursuant to the terms and conditions herein, to the Purchaser, free and clear of all and any Liens, liabilities and Claims of every kind or nature; (iv) authorize and direct the Trustee on behalf of the Sellers to vote the Target Securities in accordance with the provisions of Section 5.4;
(v) determine that the Purchaser is a good faith purchaser pursuant to Section 363(m) of the Bankruptcy Code; (vi) determine that the Purchaser is not deemed to have, de facto or otherwise, merged with or into the Sellers or to be a mere continuation of the Sellers; (vii) determine that the Purchase Price is a fair and reasonable price for the Target Securities held by the Sellers; (viii) confirm the adequacy of notice to all creditors and parties in interest; (ix) provide for the retention of jurisdiction in the Bankruptcy Court over matters relating to the transactions contemplated in this Agreement as they relate to the Sellers; (x) exempt the transactions contemplated hereby from transfer taxes pursuant to Section 1146(c) of the Bankruptcy Code; and (xi) declare that neither the Company nor any Subsidiary of the Company nor any of their respective assets or properties is directly or indirectly liable for or subject to any Claim that has been or may be asserted against the Sellers or any of them, the Consolidated Estate, or any affiliate (other than the Company or its Subsidiaries) of the Sellers or of the Company or its Subsidiaries to the extent that such Claim is based in whole or in part upon (i) actions (or inactions) of or by the Sellers, the Consolidated Estate, any of their affiliates or any Person acting in concert with them (other than the Company or its Subsidiaries) or (ii) the fact that the Company or any of its Subsidiaries were at any time affiliates of the Sellers or any of them, including, without limitation, (A) claims that have been scheduled in the Bankruptcy Case, (B) claims evidenced by proofs of claim filed in the Bankruptcy Case, (C) claims relating to Taxes, (D) claims under ERISA, and (E) Environmental Claims, and enjoin any and all holders of any such claim from asserting, prosecuting or otherwise pursuing any such claim against the Company or any of its Subsidiaries or any of their respective assets or properties; provided, that if the Bankruptcy Court will not grant such declaration and injunction for all or any of the matters enumerated in subparagraphs (A) through (E) above, the Sellers and the Consolidated Estate shall and hereby do (in the event that such injunction and declaration is not granted and subject to the approval of the Bankruptcy Court without any stay thereof being in force), jointly and severally, indemnify Parent, the Purchaser and their successors, permitted assigns and affiliates, and their respective officers, directors, employees, agents, representatives and affiliates (collectively, the "Purchaser Indemnified Parties") from and against and shall reimburse the same for and in respect of any and all losses, costs, fines, liabilities, claims, penalties, damages (other than consequential damages) and expenses (including all legal fees and expenses) of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated (collectively "Losses") which may be suffered, sustained or incurred by, or claimed or assessed against, any of them or to which any of them may be subject, in connection with any and all Claims, suits or Losses which arise from or are related to the matters set forth above but not so covered by such declaration and injunction; provided, however, that any claims for indemnification under this Section 5.5(a) that are not asserted against the Sellers and the Consolidated Estate by the Purchaser Indemnified Parties on or before substantial consummation of any Chapter 11 plan for the Sellers shall be forever barred and discharged. The Sellers shall promptly notify the Purchaser of any action taken by the Bankruptcy Court with respect to the approval required hereunder.

          (b) Each of the Sellers shall use its reasonable best efforts to seek the Bankruptcy Court Approval on or before January 10, 2002. Each of the Sellers shall neither take any action nor fail to take any action, which action or failure to act would reasonably be expected to result in the failure to obtain the Bankruptcy Court Approval. Without limiting the generality of the foregoing, none of the Sellers shall propose any motion to the Bankruptcy Court or take action relating to the Bankruptcy Case which is inconsistent with the terms of this Agreement or the Bankruptcy Court Approval.

          (c) Except (i) with respect to the Sellers' obligations pursuant to Sections 1.1 and 2.2 hereof, and (ii) with respect to the Purchaser's obligations pursuant to Sections 1.2 and 2.3 hereof, this Agreement shall be effective as of the date hereof. Sections 1.1, 1.2, 2.2 and 2.3 hereof shall become effective at such time as the Bankruptcy Court Approval shall be granted without any stay thereof being in force.

     5.6 Fiduciary Duties. Notwithstanding anything contained herein to the contrary, each of the Sellers shall have the right to take or refrain from taking any such acts as it shall have reasonably determined are necessary to fulfill its fiduciary obligations as a debtor and debtor in possession, including, but not limited to, the right to entertain and, if appropriate, accept any higher and better offers to purchase the Target Securities (an "Alternative Transaction"), and the Sellers shall not be deemed to be in breach of any provision of this Agreement as a result of taking any such action or refraining from taking any such action; provided, that the Sellers shall furnish the Purchaser with written notice of the terms of any competing offer to purchase the Target Securities and, if permitted by the Bankruptcy Court and applicable Law, shall provide the Purchaser a reasonable opportunity to match any such competing offer. In addition, notwithstanding anything contained herein to the contrary, but subject in all cases to the terms of Sections 5.2 and 5.3 of the Merger Agreement, this Agreement shall not limit or affect any actions taken by any member of the Company Board of Directors nominated by, or appointed at the request of, a Seller solely in his or her capacity as a director of the Company.

5.7      General Release and Waiver.

          (a) Except as expressly set forth in this Section 5.7, upon the Closing hereof, each of the Sellers (on behalf of themselves and their controlled affiliates, successors, and assigns) and the Consolidated Estate (collectively, the "Releasing Parties") hereby releases, remises and acquits Parent, the Purchaser, the Company and all of their respective affiliates, successors and assigns, and their respective officers, directors, shareholders, members, agents, executives, consultants, independent contractors, attorneys, and advisers (in their capacities as such) (collectively, the "Released Parties") from any and all claims, known or unknown, which such Releasing Parties have or may have against any of the Released Parties and any and all liabilities which any of the Released Parties may have to such Releasing Parties, in each case arising on or prior to the Closing Date, whether denominated claims, counter-claims, setoffs, recoupment, demands, causes of action, obligations, damages or liabilities arising from any and all bases (all such claims and liabilities, including, but not limited to, any and all "claims" (as defined in 11 U.S.C 101(5)) and any claims that were or could have been brought under Chapter 5 of the Bankruptcy Code, collectively, the "Claims") that each of the Releasing Parties has or may have; provided, however, that the release by the Releasing Parties hereunder of Parent or any of its Subsidiaries (other than the Company and its Subsidiary) shall be limited to Claims of a Releasing Party against Parent or any of its Subsidiaries (other than the Company and its Subsidiaries) to the extent that such Claims relate to the Company or any of its Subsidiaries. Each of the Releasing Parties further agrees that such Releasing Party will not assert, prosecute or file or permit to be asserted, prosecuted or filed on such Releasing Party's behalf any such released Claim. This release is for any relief, no matter how denominated, including, but not limited to, injunctive relief, compensatory damages, or punitive damages. This release shall not apply to any Claims that any of the Releasing Parties may have against any Released Party arising from, relating to or in connection with, (i) Parent's or the Purchaser's obligations pursuant to this Agreement and (ii) any of the matters listed on Schedule 3.9 to the extent amounts are due to the Releasing Parties with respect thereto.

          (b) Each of the parties hereto acknowledges that their respective agreements hereunder are being provided in consideration of the release contained in this Section 5.7 and that they may not otherwise be entitled to certain of the benefits described herein. Each of the parties hereto agrees not to make any Claim or take any position inconsistent with such releases.

          (c) Except as expressly set forth in this Section 5.7(c), each of the Company and its Subsidiaries (on behalf of themselves and their controlled affiliates, successors, and assigns) (collectively, the "Company Releasing Parties") hereby releases, remises and acquits each of the Sellers and the Consolidated Estate (collectively, the "Debtor Released Parties") from any and all Claims which each of such Company Releasing Parties has or may have against any of the Debtor Released Parties arising on or prior to the Closing Date; provided, however, that nothing set forth herein shall or shall be deemed to release, remise and acquit the Debtor Released Parties from, and the Debtor Released Parties shall be responsible for, any Claims that the Company or any of its Subsidiaries has or may have against the Debtor Released Parties (A) arising from Claims asserted or threatened to be asserted by any Person against the Company or any of its Subsidiaries to the extent that such Claims are based upon
(i) actions or inactions of or by the Sellers, the Consolidated Estate, any of their affiliates or any Person acting in concert with them (other than the Company and its Subsidiaries) or (ii) the fact that the Company and its Subsidiaries were at any time affiliates of the Sellers or any of them; or (iii) loans, advances or the provision of goods and services to or any other liabilities of the Debtor Released Parties or their affiliates (other than the Company and its Subsidiaries); (B) arising from, relating to or in connection with the obligations of the Debtor Released Parties (or any of them) pursuant to this Agreement; and (C) asserted or assertable against any of the Debtor Released Parties under theories of contribution, subrogation or indemnification. Each of the Company Releasing Parties further agrees that such Company Releasing Party will not assert, prosecute or file or permit to be asserted, prosecuted or filed on such Company Releasing Party's behalf any such released

Claim. This release is for any relief, no matter how denominated, including, but not limited to, injunctive relief, compensatory damages, or punitive damages.

     5.8 Certain Events. In the event of any change in the Common Stock or Series 2 Preferred Stock by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of the Company affecting the Common Stock or the Series 2 Preferred Stock or the acquisition of additional shares of Common Stock, Series 2 Preferred Stock or other securities or rights of the Company by any Seller: (a) the number of Shares and/or Series 2 Preferred Stock owned by such Seller shall be adjusted appropriately, and (b) this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock, Series 2 Preferred Stock or other securities or rights of the Company issued to or acquired by each of the Sellers.

     5.9 Publicity.

          (a) Each of the parties hereto agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties hereto; provided, however, that such disclosure may be made without obtaining such prior consent if (i) the disclosure is required by Law or any Governmental Authority, including but not limited to, any national securities exchange, trading market or inter-dealer quotation system on which the Shares or the common stock of Parent trade and (ii) the party making such disclosure has first used its reasonable best efforts to consult with the other parties about the form and substance of such disclosure.

          (b) Each Seller hereby agrees to permit Parent and the Purchaser to publish and disclose (including in all documents, statements and schedules filed with the SEC), subject to review and approval (which approval shall not be unreasonably withheld) of such Seller its identity and ownership of the Target Securities and the nature of its commitments, arrangements and understandings under this Agreement.

ARTICLE 6. CONDITIONS TO CLOSING; TERMINATION.

     6.1 Conditions to Each Party's Obligations. The respective obligations of each party under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions, unless waived by the Purchaser and the Sellers in writing:

          (a) No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the transactions contemplated hereby.

          (b) No action, suit or proceeding shall have been instituted, or shall be pending or threatened in writing, by a Governmental Authority (i) seeking to restrain in any material respect or to prohibit the consummation of the transactions contemplated hereby, (ii) seeking to obtain from the Sellers, the Consolidated Estate, Parent or the Purchaser, as the case may be, or any of their respective affiliates any material damages with respect to the transactions contemplated hereby, or (iii) seeking to impose the Restraints referred to in subsection (a) above.

          (c) All material consents, orders or approvals of, declarations or filings with, and expirations of waiting periods imposed by, any Governmental Authority or third party that are required for the consummation of the transactions contemplated hereby, if any, shall have been obtained and in effect.

     6.2 Conditions to Obligations of the Purchaser. The obligations of Parent and the Purchaser under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions, unless waived by the Purchaser in writing:

          (a) The Sellers shall have performed and complied in all material respects with their obligations under this Agreement required to be performed by them at or prior to the Closing Date.

          (b) The representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects (except for representations and warranties qualified as to materiality, which shall be true in all respects), in each case as of the date of this Agreement and at and as of the Closing Date as if made at and as of such date.

          (c) The Purchaser shall have received a certificate signed by each of the Sellers to the effect of Sections 6.2(a) and 6.2(b).

          (d) The conditions set forth in Sections 7.1 and 7.2 of the Merger Agreement (other than Sections 7.1(a), 7.2(c) and 7.2(e)) shall have been fulfilled or waived by the Purchaser.

          (e) The Sellers shall have made the deliveries required by Section
2.2.

          (f) The Bankruptcy Court Approval shall have been obtained, shall contain the provisions set forth in Section 5.5(a) and shall have become a Final Order; provided, however, that (i) if the Bankruptcy Court will not grant the declaration and injunction described in Section 5.5(a)(xi) and (ii) the Bankruptcy Court approves the Sellers' indemnification of the Purchaser Indemnified Parties for such Claims or Losses as described in the proviso of
Section 5.5(a), then the failure of the Bankruptcy Court Approval to contain the declaration and injunction set forth in Section 5.5(a)(xi) shall not be a condition of Closing. "Final Order" shall mean an order or judgment of the Bankruptcy Court as to which (a) the time to appeal, petition for certiorari, or motion for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or move for reargument or rehearing shall then be pending or, (b) in the event that an appeal, writ of certiorari, reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Rule 7024 of the Federal Rules of Bankruptcy Procedure may be filed with respect to such order.

     6.3 Conditions to Obligations of the Sellers. The obligations of the Sellers under this Agreement are subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions, unless waived by the Sellers in writing:

          (a) The Purchaser shall have performed and complied in all material respects with its obligations under this Agreement required to be performed by it at or prior to the Closing Date.

          (b) The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (except for representations and warranties qualified as to materiality, which shall be true in all respects), in each case as of the date of this Agreement and at and as of the Closing Date as if made at and as of such date.

          (c) The Sellers shall have received a certificate signed by an authorized officer of the Purchaser to the effect of Sections 6.3(a) and 6.3(b).

(d) The Bankruptcy Court Approval shall have been obtained, shall contain the provisions set forth in Section 5.5(a) (other than clauses (v), (vi) and (xi) of Section 5.5(a), the inclusion of which in the Bankruptcy Court Approval shall not be a condition to the obligations of the Sellers hereunder), and no stay thereof shall be in force.

     6.4 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

          (a) by mutual written consent of the Sellers and the Purchaser;

          (b) by either the Purchaser or the Sellers, if the Closing has not occurred on or before April 30, 2002; provided, however, that the right to terminate this Agreement pursuant to this Section 6.4(b) shall not be available to any party whose breach of a covenant, representation or warranty has been the cause of the failure of the Closing to occur on or before such date;

          (c) by the Purchaser, if there has been a violation or breach by any Seller of any covenant, agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition contained in
Article 6 hereof incapable of fulfillment and such violation or breach has not been waived by the Purchaser;

          (d) by the Sellers, if there has been a violation or breach by the Purchaser of any covenant, agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition contained in
Article 6
hereof incapable of fulfillment and such violation or breach has not been waived by the Sellers;

          (e) by either the Purchaser or the Sellers, if a Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby (which order, decree, ruling or other action the party seeking to terminate this Agreement shall have used their reasonable best efforts to lift);

          (f) by the Purchaser, if the Merger Agreement is terminated pursuant to Section 8.1 of the Merger Agreement; or

          (g) by the Purchaser, if the Sellers enter into or accept an Alternative Transaction with a Person other than the Purchaser or Parent (or an affiliate or designee of the Purchaser or Parent).

If the Purchaser or the Sellers terminate this Agreement pursuant to the provisions hereof, such termination will be effected by written notice to the other party specifying the provision hereof pursuant to which the termination is made. 6.5 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.4, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or any of its affiliates, directors, officers or stockholders, except (a) as stated in this Section 6.5 and Article 7 which shall survive such termination, and (b) no such termination shall relieve any party hereto of any liability for the breach of any representation, warranty, covenant or agreement hereunder by such party.

ARTICLE 7. MISCELLANEOUS PROVISIONS.

     7.1 Other Agreements. Until the Effective Time, Parent and the Purchaser shall not purchase any shares of Common Stock at a price per share of Common Stock greater than $3.00 (the "Consideration Threshold") from any stockholder of the Company (other than the Sellers) (the "Other Stockholder"), unless such greater price is also paid to the Sellers herein; it being understood that in no event shall any amount paid or to be paid (i) as consideration for any settlement of any dispute or pending or threatened litigation, or as consideration for a release of any Claims underlying such dispute or litigation, or (ii) pursuant to an agreement for the provision of services (whether rendered or to be rendered), in each case, to any such Other Stockholder be considered a payment for, or a purchase of, shares of Common Stock for purposes of determining if the price per share of Common Stock paid to the Other Stockholder is greater than the Consideration Threshold. Parent and Purchaser shall as soon as practicable advise the Sellers of any such settlement or agreement referred to in subsections (i) or (ii) above.

     7.2 Survival of Representations and Warranties. The representations and warranties set forth in Article 3 hereof shall survive the Closing; provided, however, that any claims for breach of such representations and warranties that are not asserted (i) against the Sellers by the Purchaser or (ii) against the Purchaser by the Sellers on or before substantial consummation of any Chapter 11 plan for the Sellers shall be barred.

     7.3 Transactional Costs. Except as set forth in Section 5.2, the Purchaser shall be responsible for all of its legal, accounting, advisory and other fees and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby and the Sellers shall be responsible for all legal, accounting (including all costs and fees), advisory and other fees and expenses incurred by the Sellers in connection with this Agreement and the consummation of the transactions contemplated hereby.

     7.4 Successors and Assigns. This Agreement and all provisions hereof will be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any right, interest, or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party, except that Parent and/or the Purchaser may assign their rights to an affiliate of Parent or the Purchaser; provided, that no such assignment shall relieve Parent or the Purchaser of their obligations hereunder, and provided that no party hereto or successor or assignee has the ability to subrogate any other person to any right or obligation under this Agreement.

     7.5 Notices. All notices, requests, consents, instructions and other communications required or permitted to be given hereunder shall be in writing and hand delivered, sent by nationally recognized, next-day delivery service or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed as set forth below or by facsimile transmission; receipt shall be deemed to occur on the date of actual receipt if delivered personally or by registered or certified mail and 12 hours from the time of transmission if sent by facsimile.

                    (a)  if to the Purchaser, to:

                         Cardigan Acquisition Corporation
                         c/o Cendant Corporation
                         9 West 57th Street, 37th Floor
                         New York, NY  10019
                         Attention:  General Counsel
                         Fax:  212-413-1923

                         with a copy to:

                         Skadden, Arps, Slate, Meagher & Flom LLP
                         Four Times Square

                         New York, NY  10036
                         Attention:  David Fox, Esq.
                         Fax:  212-735-2000;

                    (b) if to any of the Sellers, to the address set forth under such Seller's name on Exhibit A hereto:

                         with a copy to:

                         Simpson Thacher & Bartlett
                         425 Lexington Ave
                         New York, NY 10017
                         Attention:  James M. Cotter, Esq.
                                        M.O. Sigal, Jr., Esq.
                         Telephone: 212-455-2000
                         Facsimile:  212-455-2502

or such other address or persons as the parties may from time to time designate in writing in the manner provided in this Section.

     7.6 Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, and, to the extent relevant, the Merger Agreement represent the entire agreement and understanding of the parties hereto with respect to the transactions contemplated herein.

     7.7 Amendments and Waivers. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Parent, Purchaser and the Sellers or, in the case of a waiver, by the party waiving compliance or his or her representative. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

     7.8 Headings. The article and section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

     7.9 Terms. All references herein to Articles, Sections, Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     7.10 Governing Law; Jurisdiction and Venue. Except as mandatorily required by the Bankruptcy Code, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to choice of law principles. Except as mandatorily required by the Bankruptcy Code, each party hereto hereby agrees that any proceeding relating to this agreement and the transactions contemplated hereby shall be brought in a State Court of New York or a federal court located in New York. Each party hereto hereby consents to personal jurisdiction in any such action brought in any such New York or federal court, consents to service of process by registered mail made upon such party and such party's agent and waives any objection to venue in any such New York or federal court and any claim that any such New York or federal court is an inconvenient forum.

     7.11 No Third Party Beneficiaries. Except as expressly contemplated in this Agreement, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     7.12 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     7.13 Interpretation. The table of contents is for convenience of reference only, does not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise stated, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. As used in this Agreement, "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or entity of any kind whatsoever, including any Governmental Authority. References to a Person are also to its permitted successors and assigns. References to the "Sellers' knowledge" shall mean the knowledge of any of the Sellers, after due inquiry and reasonable investigation. As used in this Agreement, "affiliate" means as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

     7.14 Acknowledgements. The parties hereto acknowledge and agree that (i) each party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision, and (ii) each party has been represented by counsel in reviewing and negotiating such terms and provisions. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor or against either party.

     7.15 Trustee Capacity. Richard C. Breeden is executing this Agreement on behalf of the Sellers solely in his capacity as Trustee of the Consolidated Estate of the Sellers in the Bankruptcy Case and shall have no personal responsibility or liability whatsoever under this Agreement. The Trustee makes no agreement or understanding herein in his capacity as a director of officer of the Company and nothing herein shall limit or affect any actions taken by the Trustee in his capacity as an officer or director of the Company.

     7.16 Guarantee by Parent. Parent hereby guarantees the performance of all obligations of the Purchaser contained in this Agreement (including, without limitation, all payment obligations hereunder).

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                   CENDANT CORPORATION


                   By:  /s/ Eric J. Bock
                      ---------------------------------------
                   Name:  Eric J. Bock
                   Title: Secretary and Senior Vice President

                   CARDIGAN ACQUISITION CORPORATION


                   By:  /s/ Eric J. Bock
                      ---------------------------------------
                   Name:  Eric J. Bock
                   Title: Secretary and Senior Vice President

                   SELLERS

                   THE BENNETT FUNDING GROUP, INC.


                   By:  Richard C. Breeden
                      ---------------------------------------
                   Name:  Richard C. Breeden
                   Title:  Trustee

                   BENNETT MANAGEMENT & DEVELOPMENT CORPORATION

                   By:  Richard C. Breeden
                      ---------------------------------------
                   Name:  Richard C. Breeden
                   Title:  Trustee

                   BENNETT RECEIVABLES CORPORATION


                   By:  Richard C. Breeden
                      ---------------------------------------
                   Name:  Richard C. Breeden
                   Title:  Trustee

                   BENNETT RECEIVABLES CORPORATION II


                   By:  Richard C. Breeden
                      ---------------------------------------
                   Name:  Richard C. Breeden
                   Title:  Trustee

                   THE PROCESSING CENTER, INC.


                   By:  Richard C. Breeden
                      ---------------------------------------
                   Name:  Richard C. Breeden
                   Title:  Trustee

                   RESORT SERVICE COMPANY, INC.


                   By:  Richard C. Breeden
                      ---------------------------------------
                   Name:  Richard C. Breeden
                   Title:  Trustee

                   AMERICAN MARINE INTERNATIONAL, LTD.


                   By:  Richard C. Breeden
                      ---------------------------------------
                   Name:  Richard C. Breeden
                   Title:  Trustee

                   ALOHA CAPITAL CORPORATION


                   By:  Richard C. Breeden
                      ---------------------------------------
                   Name:  Richard C. Breeden
                   Title:  Trustee

                                   EXHIBIT A-2

                            STOCK PURCHASE AGREEMENT

                             dated December 16, 2001

                                      among

                        CARDIGAN ACQUISITION CORPORATION

                                       and

                                 R. PERRY HARRIS

                                       and

                                  KAREN HARRIS

                                Table of Contents

                                                                            Page

RECITALS.         .............................................................1
ARTICLE 1. PURCHASE AND SALE OF THE SHARES.....................................1
   1.1      Agreement to Purchase and Sell.....................................1
   1.2      Purchase Price.....................................................1
ARTICLE 2. CLOSING.............................................................2
   2.1      Closing............................................................2
   2.2      Sellers' Closing Deliveries........................................2
   2.3      Purchaser's Closing Deliveries.....................................2
ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS.......................3
   3.1      Ownership of Stock; Title..........................................3
   3.2      Authority..........................................................3
   3.3      No Violation; Consents and Approvals...............................4
   3.4      Transactions with the Sellers......................................4
   3.5      Finder's Fee.......................................................4
   3.6      Outstanding Obligations............................................4
ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.....................4
   4.1      Organization; Authority............................................5
   4.2      No Violation.......................................................5
   4.3      Consents and Approvals.............................................5
   4.4      Financing..........................................................5
   4.5      Investment Representation..........................................5
ARTICLE 5. COVENANTS...........................................................6
   5.1      Satisfaction of Conditions.........................................6
   5.2      Transfer Taxes.....................................................6
   5.3      Voting.............................................................6
   5.4      General Release and Waiver.........................................7
   5.5      Transfer of the Shares.............................................7
   5.6      Certain Events.....................................................8
   5.7      Publicity..........................................................8
ARTICLE 6. INDEMNIFICATION.....................................................8
ARTICLE 7. CONDITIONS TO CLOSING; TERMINATION..................................8
   7.1      Conditions to Each Party's Obligations.............................8
   7.2      Conditions to Obligations of the Purchaser.........................9
   7.3      Conditions to Obligations of the Sellers...........................9
   7.4      Termination.......................................................10
   7.5      Effect of Termination.............................................10
ARTICLE 8. MISCELLANEOUS PROVISIONS...........................................11
   8.1      Transactional Costs...............................................11
   8.2      Successors and Assigns............................................11
   8.3      Notices...........................................................11
   8.4      Entire Agreement..................................................12

   8.5      Amendments and Waivers............................................12
   8.6      Headings..........................................................12
   8.7      Terms 12
   8.8      Governing Law; Jurisdiction and Venue.............................12
   8.9      No Third Party Beneficiaries......................................13
   8.10     Counterparts......................................................13
   8.11     Interpretation....................................................13
   8.12     Acknowledgements..................................................14

                            STOCK PURCHASE AGREEMENT

                  This Stock Purchase Agreement (the "Agreement"), dated as of December 16, 2001, is made by and among Cardigan Acquisition Corporation, a corporation incorporated under the laws of Delaware (the "Purchaser"), R. Perry Harris and Karen Harris (each of R. Perry Harris and Karen Harris is referred to herein as a "Seller" and, collectively, the "Sellers").

                                 R E C I T A L S

                  WHEREAS, each of the Sellers currently owns beneficially and of record such number of shares of common stock, $.01 par value ("Common Stock"), of Equivest Finance Inc., a Delaware corporation (the "Company"), as are set forth opposite the name of such Seller on Exhibit A hereto.

                  WHEREAS, Cendant Corporation ("Parent"), the Purchaser and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger of the Purchaser with and into the Company with the Company continuing as the surviving corporation (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement);

                  WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, the Common Stock owned by the Sellers on the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing Recitals (which are hereby incorporated by reference), the agreements hereafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to be legally bound as follows:

ARTICLE 1. PURCHASE AND SALE OF THE SHARES.

     1.1 Agreement to Purchase and Sell. On the Closing Date (as defined in
Section 2.1) and upon the terms and subject to the conditions set forth in this Agreement, each Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser will accept and purchase from each Seller, all of such Seller's rights, title and interests in and to all of the shares of Common Stock held by such Seller (the "Shares"), in each case free and clear of all Liens. Each Seller hereby consents to the sale of the Shares by each other Seller pursuant to this Agreement.

     1.2 Purchase Price. Subject to the terms and conditions set forth herein, the Purchaser shall pay or cause to be paid to the Sellers, in cash, $3.00 multiplied by the number of Shares (the "Purchase Price").

ARTICLE 2. CLOSING.

     2.1 Closing. Consummation of the transactions contemplated hereby (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at 10:00 a.m., local time, on the first business day following the day on which the last of the conditions set forth in Sections 7.1, 7.2 and 7.3 is fulfilled or waived (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other time and place and on such other date as the Purchaser and the Sellers shall agree (the "Closing Date").

     2.2 Sellers' Closing Deliveries. Subject to the conditions set forth in this Agreement, at the Closing, simultaneously with the Purchaser's deliveries hereunder, each Seller shall deliver or cause to be delivered to the Purchaser stock certificates representing the Shares owned by such Seller as set forth on Exhibit A hereto accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer and appropriate signature guarantees, with all necessary transfer tax and other revenue stamps affixed thereto.

        (b) At the Closing, the Sellers will also deliver the following to the
Purchaser:

          (i) certificates of each of the Sellers as contemplated by Section 7.2(b);

          (ii) a duly executed certificate from each Seller (each, a "FIRPTA Certificate") of non-foreign status in the form and manner that complies with section 1445 of the Code and the Treasury Regulations promulgated thereunder. Notwithstanding anything to the contrary contained herein, if any Seller fails to deliver a FIRPTA Certificate and the Purchaser elects to proceed with the Closing, the Purchaser shall be entitled to withhold the amount required to be withheld pursuant to section 1445 of the Code from the Purchase Price payable to such Seller; and

          (iii) all such other certificates, documents and instruments as the Purchaser shall reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

     2.3 Purchaser's Closing Deliveries. Subject to the conditions set forth in this Agreement, at the Closing, simultaneously with the Sellers' deliveries hereunder, the Purchaser shall deliver or cause to be delivered to the Sellers, the Purchase Price (less, if applicable pursuant to Section 2.2(b)(ii), any amounts withheld by the Purchaser) in immediately available funds to a United States account designated in writing by the Sellers.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers, jointly and severally, hereby represents and warrants to the Purchaser, as follows:

     3.1 Ownership of Stock; Title

          (a) Each such Seller is the sole lawful record and beneficial owner of the number and type of Shares set forth opposite such Seller's name on Exhibit A hereto, which ownership is free and clear of all Liens. The Shares set forth opposite each Seller's name on Exhibit A hereof, are the only class of capital stock, securities convertible into or exchangeable for any shares of capital stock, warrants, options, agreements, call rights, conversion rights, exchange rights, preemptive rights or other rights or commitments or understandings which call for the issuance, sale, delivery, pledge, transfer, redemption or other disposition of any shares of capital stock of the Company or any of its Subsidiaries that such Seller owns, beneficially or of record. Except as set forth on Schedule 3.1, such Seller is not a party to any agreement creating rights with respect to such Seller's Shares in any Person, and such Seller has the full power and legal right to sell, assign, transfer and deliver such Seller's Shares. Except as set forth on Schedule 3.1, there are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, voting trust agreement, proxies, calls or rights to subscribe of any character relating to the Shares owned by such Seller. Such Seller has not received any notice of any adverse claim to the ownership of any such Shares, does not have any reason to know of any such adverse claim that may be justified and is not aware of existing facts that would give rise to any adverse claim to the ownership of such Shares. On the Closing Date, such Seller shall have good and marketable title to such Shares, free and clear of all Liens. The delivery of certificates for the Shares owned by such Seller to the Purchaser pursuant to the provisions of this Agreement will transfer to the Purchaser good and marketable title to such Shares, free and clear of all Liens, except for Liens created by the Purchaser.

          (b) If such Seller is married and the Shares constitute community property or otherwise are owned or held in a manner that requires spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Seller's spouse or the person giving such approval, enforceable against such spouse or person in accordance with its terms.

          (c) The Shares and the certificates representing the Shares owned by such Seller are now, and at all times during the term hereof will be, held by the relevant Seller, or by a nominee, trustee or custodian for the benefit of such Seller, free and clear of all Liens, except for any such Liens arising hereunder.

     3.2 Authority. Each such Seller has the requisite power and authority and has full legal capacity necessary to execute, deliver and perform its obligations under this Agreement and the other agreements and instruments to be executed and delivered by such Seller hereunder or in connection herewith and to carry out such Seller's obligations hereunder and thereunder and the transactions contemplated hereby and thereby. No other proceedings on the part of such Seller, are necessary to authorize such execution, delivery and performance. This Agreement has been duly and validly executed and delivered to the Purchaser by such Seller and constitutes a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

     3.3 No Violation; Consents and Approvals.


          (a) Except as set forth on Schedule 3.3(a) hereto, the execution and delivery of this Agreement by such Seller and the consummation of the transactions contemplated hereby do not and will not: (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation, modification or acceleration of the performance required by or a loss of a benefit under, any note, bond, mortgage, indenture, deed of trust, lease contract or agreement by which such Seller or any of such Seller's Shares are bound; (ii) constitute a violation of any Order, to which such Seller or any of such Seller's Shares are bound; or (iii) result in the creation of any Lien upon any of the assets or properties of such Seller, including Seller's Shares.

          (b) Except as set forth on Schedule 3.4(b), no consent, approval, permit, waiver, authorization, notice or filing is required to be made or obtained in connection with the execution, delivery and performance by such Seller of this Agreement or the consummation of the transactions contemplated hereby.

     3.4 Transactions with the Sellers. There are no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and such Seller or any of its affiliates, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act and are not so disclosed in the Company SEC Documents.

     3.5 Finder's Fee. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any of the Sellers.

     3.6 Outstanding Obligations.Except as set forth on Schedule 3.6, the Company and its Subsidiaries have no outstanding liabilities or obligations to, and there are no amounts due from the Company and its Subsidiaries to, such Seller and such Seller has no Claim (as defined in Section 5.4) against the Company or any of its Subsidiaries.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to each Seller as follows:

     4.1 Organization; Authority.

          (a) The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now being conducted. The Purchaser has full power and authority necessary to execute, deliver and perform its obligations under this Agreement and the other agreements and instruments to be executed and delivered by the Purchaser hereunder or in connection herewith and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered by the Purchaser hereunder or in connection herewith by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly authorized pursuant to and in accordance with the laws governing the Purchaser.

          (b) This Agreement and the other agreements and instruments to be executed and delivered by the Purchaser hereunder or in connection herewith have been duly and validly executed and delivered by the Purchaser and constitute valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

     4.2 No Violation. The execution and delivery by the Purchaser of this Agreement and the transactions contemplated hereby do not and will not (i) conflict with or result in any breach of any provision of the certificate of incorporation, bylaws of the Purchaser, (ii) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation, modification or acceleration of the performance required by or a loss of a benefit under, any material agreement, permit or other instrument to which the Purchaser is a party or to which the Purchaser is subject (except to the extent such breach, violation or default is not reasonably likely to materially impair the ability of the Purchaser to consummate the transactions contemplated hereby or to hold the Shares), or (iii) violate any material order, judgment, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or to which the Purchaser is subject.

     4.3 Consents and Approvals. Except as set forth on Schedule 4.3, no consent, approval, permit, waiver, authorization, notice or filing is required to be made or obtained in connection with the execution, delivery and performance by the Purchaser of this Agreement or the consummation of the transactions contemplated hereby.

     4.4 Financing. As of the Closing Date, the Purchaser will have available to it financing necessary to consummate the transactions contemplated hereby.

     4.5 Investment Representation. The Purchaser is accepting the Shares being acquired hereunder for its own account and not for any other person and for investment purposes only and without any view to distribute, resell or otherwise transfer the same.

ARTICLE 5. COVENANTS.

     5.1 Satisfaction of Conditions.

          (a) The Purchaser and the Sellers shall cooperate with each other and use reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports, applications and other filings and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

          (b) Nothing in this Agreement shall require, or be construed to require, Parent or the Purchaser, in connection with the receipt of any regulatory consent, registration, approval permit or authorization, to proffer to, or agree to (i) sell or hold separate and agree to sell, divest, discontinue or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Purchaser, the Company or any of their respective affiliates (or to consent to any sale, or agreement to sell, or discontinuance or limitation by Parent, the Purchaser, the Company or any of their respective affiliates, as the case may be, of any of their respective assets or businesses) or (ii) agree to any conditions relating to, or changes or restrictions in, the operations of any such assets or businesses which, in the case of either clause (i) or (ii), is reasonably likely, individually or in the aggregate, to materially and adversely impact the aggregate economic or business benefits, taken as a whole, to Parent or the Purchaser and their affiliates, of the transactions contemplated by this Agreement or the Merger Agreement.

     5.2 Transfer Taxes. All excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar Taxes and fees which may be imposed or assessed as a result of the transactions effected pursuant to this Agreement, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, shall be borne by the Sellers.

     5.3 Voting. Each of the Sellers agrees that all of the Shares beneficially owned by such Seller, or over which such Seller has voting power or control, directly or indirectly (including any shares of Common Stock or other shares of capital stock of the Company acquired after the date hereof), at the record date for any meeting of stockholders of the Company called to consider and vote to approve the Merger Agreement and/or the transactions contemplated thereby (or any action by written consent in lieu of any such meeting), will be present at such meeting in person or by proxy (or for purposes of any action by written consent in lieu of any such meeting) and will be voted by such Seller in favor thereof, and that such Seller will not vote such Shares in favor of any other Acquisition Proposal.

     5.4 General Release and Waiver.

          (a) Except as expressly set forth in this Section 5.4, upon the Closing hereof, each of the Sellers (on behalf of itself and its controlled affiliates, successors, executors, heirs and assigns) (the "Releasing Parties") hereby releases, remises and acquits the Purchaser, the Company and all of their respective affiliates, successors and assigns, and their respective officers, directors, shareholders, members, agents, executives, consultants, independent contractors, attorneys, and advisers (in their capacities as such) (the "Released Parties") from any and all claims, known or unknown, which such Releasing Parties have or may have against any of the Released Parties arising on or prior to the Closing Date and any and all liability which any of the Released Parties may have to such Releasing Parties, whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however denominated (collectively, "Claims"), including, but not limited to, any Claims pursuant to any employment relationship or agreement with the Company or as a result of the termination thereof. Each of the Releasing Parties further agrees that such Releasing Party will not file or permit to be filed on such Releasing Party's behalf any such Claim. This release is for any relief, no matter how denominated, including, but not limited to, injunctive relief, wages, back pay, front pay, compensatory damages, or punitive damages. This release shall not apply to (x) any Claims that either of the Sellers may have against the Purchaser or its respective affiliates arising from, relating to or in connection with, the Purchaser's or its respective affiliates' obligations pursuant to this Agreement and (y) any Claims described on Schedule 5.4 hereto.

          (b) Each of the parties hereto acknowledges that their respective agreements hereunder are being provided in consideration of the release contained in this Section 5.4 and that they may not otherwise be entitled to certain of the benefits described herein. Each of the parties hereto agrees not to make any claim or take any position inconsistent with such releases.

     5.5 Transfer of the Shares.

     Prior to the termination of this Agreement, except as otherwise provided herein, none of the Sellers shall: (a) transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing ("Transfer"), any or all of the Shares or any right, title or interest therein; (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (c) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares; (d) deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares, or (e) take any other action that would in any way restrict, limit or interfere with the performance of such Seller's obligations hereunder or the transactions contemplated hereby; provided, however, that the foregoing shall not preclude Transfers by such Sellers for estate planning purposes if the transferee in such Transfer agrees in writing to be bound by the terms of this Agreement.

     5.6 Certain Events. In the event of any change in the Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of the Company affecting the Common Stock or the acquisition of additional shares of Common Stock or other securities or rights of the Company by any Seller: (a) the number of Shares owned by such Seller shall be adjusted appropriately, and (b) this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock or other securities or rights of the Company issued to or acquired by each of the Sellers.

     5.7 Publicity.

          (a) Each of the Sellers agree that it will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the Purchaser; provided, however, that such disclosure may be made without obtaining such prior consent if (i) the disclosure is required by Law or is required by any Governmental Authority, including but not limited to any national securities exchange, trading market or inter-dealer quotation system on which the Shares or the common stock of Parent trade and (ii) the party making such disclosure has first used its best efforts to consult with the other parties about the form and substance of such disclosure.

          (b) Each Seller hereby agrees to permit Parent and the Purchaser to publish and disclose (including in all documents, statements and schedules filed with the SEC) its identity and ownership of the Shares and the nature of its commitments, arrangements and understandings under this Agreement.

ARTICLE 6. INDEMNIFICATION.

     The Sellers shall, jointly and severally, indemnify the Purchaser and its successors, permitted assigns and affiliates, and their respective officers, directors, employees, agents, representatives and affiliates (collectively, the "Purchaser Indemnified Parties") from and against and shall reimburse the same for and in respect of any and all losses, costs, fines, liabilities, claims, penalties, damages (other than consequential damages) and expenses (including all legal fees and expenses) of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated (collectively "Losses") which may be suffered, sustained or incurred by, or claimed or assessed against, any of them or to which any of them may be subject, in connection with any and all claims, suits or Losses which arise from or are related to a material breach of any representation or warranty made by a Seller that is contained in or made pursuant to Article 3 of this Agreement.

ARTICLE 7. CONDITIONS TO CLOSING; TERMINATION.

     7.1 Conditions to Each Party's Obligations. The respective obligations of each party under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions, unless waived by the Purchaser and the Sellers in writing:

          (a) No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the transactions contemplated hereby.

          (b) No action, suit or proceeding shall have been instituted, or shall be pending or threatened, by a Governmental Authority (i) seeking to restrain in any material respect to prohibit the consummation of the transactions contemplated hereby, (ii) seeking to obtain from the Sellers or the Purchaser or any of its affiliates any material damages, or (iii) seeking to impose the Restraints referred to in subsection (a) above.

          (c) All material consents, orders or approvals of, declarations or filings with, and expirations of waiting periods imposed by, any Governmental Authority or third party that are required for the consummation of the transactions contemplated hereby, if any, shall have been obtained and in effect.

     7.2 Conditions to Obligations of the Purchaser. The obligations of the Purchaser under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions, unless waived by the Purchaser in writing:

          (a) The Sellers shall have performed and complied in all material respects with their obligations under this Agreement required to be performed by them at or prior to the Closing Date.

          (b) The representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects (except for representations and warranties qualified as to materiality, which shall be true in all respects), in each case as of the date of this Agreement and at and as of the Closing Date as if made at and as of such date.

          (c) The conditions set forth in Sections 7.1 and 7.2 of the Merger Agreement (other than Sections 7.1(a), 7.2(c) and 7.2(e)) shall have been fulfilled or waived by the Purchaser.

          (d) The Sellers shall have made the deliveries required by Section
2.2.

     7.3 Conditions to Obligations of the Sellers. The obligations of the Sellers under this Agreement are subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions, unless waived by the Sellers in writing:

          (a) The Purchaser shall have performed and complied in all material respects with its obligations under this Agreement required to be performed by it at or prior to the Closing Date.

          (b) The representations and warranties of the Purchaser contained in this Agreement that are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Closing Date as if made at and as of such date.

          (c) The Purchaser shall have made the deliveries required by Section 2.3.

     7.4 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

          (a) by mutual written consent of the Sellers and the Purchaser;

          (b) by either the Purchaser or the Sellers, if the Closing has not occurred on or before April 30, 2002; provided, however, that the right to terminate this Agreement pursuant to this Section 7.4(b) shall not be available to any party whose breach of a covenant, representation or warranty has been the cause of the failure of the Closing to occur on or before such date;

          (c) by the Purchaser, if there has been a violation or breach by any Seller of any covenant, agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition contained in
Article VII hereof incapable of fulfillment and such violation or breach has not been waived by the Purchaser;

          (d) by the Sellers, if there has been a violation or breach by the Purchaser of any covenant, agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition contained in
Article VII hereof incapable of fulfillment and such violation or breach has not been waived by the Sellers;

          (e) by either the Purchaser or the Sellers, if a Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby (which order, decree, ruling or other action the party seeking to terminate this Agreement shall have used their reasonable best efforts to lift); or

          (f) by the Purchaser, if the Merger Agreement is terminated pursuant to Section 8.1 of the Merger Agreement.

If the Purchaser or the Sellers terminate this Agreement pursuant to the provisions hereof, such termination will be effected by written notice to the other party specifying the provision hereof pursuant to which the termination is made.

     7.5 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.4, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or any of its affiliates, directors, officers or stockholders, except (a) as stated in this Section 7.5 and Article 8 which shall survive such termination, and (b) no such termination shall relieve any party hereto of any liability for the breach of any representation, warranty, covenant or agreement hereunder by such party.

ARTICLE 8. MISCELLANEOUS PROVISIONS.

     8.1 Transactional Costs. Except as set forth in Section 5.2, the Purchaser shall be responsible for all of its legal, accounting, advisory and other fees and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby and the Sellers shall be responsible for all legal, accounting (including all costs and fees), advisory and other fees and expenses incurred by the Sellers in connection with this Agreement and the consummation of the transactions contemplated hereby.

     8.2 Successors and Assigns. (a) This Agreement and all provisions hereof will be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any right, interest, or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party, except that the Purchaser may assign its rights to an affiliate of the Purchaser; provided, that no such assignment shall relieve the Purchaser of its obligations hereunder, and provided that no party hereto or successor or assignee has the ability to subrogate any other person to any right or obligation under this Agreement.

          (b) Notwithstanding anything to the contrary set forth herein, the Purchaser may assign all or a portion of their rights under Article 6 of this Agreement in connection with the sale of the outstanding capital stock of the Company, the sale of all or substantially all of the assets of the Company or the sale of any material facility of the Company.

     8.3 Notices. All notices, requests, consents, instructions and other communications required or permitted to be given hereunder shall be in writing and hand delivered, sent by nationally-recognized, next-day delivery service or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed as set forth below or by facsimile transmission; receipt shall be deemed to occur on the date of actual receipt if delivered personally or by registered or certified mail and 12 hours from the time of transmission if sent by facsimile.

                    (a)  if to the Purchaser, to:

                         Cardigan Acquisition Corporation
                         c/o  Cendant Corporation
                         9 West 57th Street, 37th Floor
                         New York, NY  10019
                         Attention:  General Counsel
                         Fax:  212-413-1923
                         with a copy to:

                         Skadden, Arps, Slate, Meagher & Flom LLP
                         Four Times Square

                         New York, NY  10036
                         Attention:  David Fox, Esq.
                         Fax:  212-735-2000;


          (b) if to any Seller, to the address set forth under such Seller's name on Exhibit A hereto;


or such other address or persons as the parties may from time to time designate in writing in the manner provided in this Section.

     8.4 Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, and, to the extent relevant, the Merger Agreement represent the entire agreement and understanding of the parties hereto with respect to the transactions contemplated herein.

     8.5 Amendments and Waivers. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Purchaser and the Sellers or, in the case of a waiver, by the party waiving compliance or his or her representative. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

     8.6 Headings. The article and section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

     8.7 Terms. All references herein to Articles, Sections, Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     8.8 Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to choice of law principles. Each party hereto hereby agrees that any proceeding relating to this agreement and the transactions contemplated hereby shall be brought in a State Court of New York or a federal court located in New York. Each party hereto hereby consents to personal jurisdiction in any such action brought in any such New York or federal court, consents to service of process by registered mail made upon such party and such party's agent and waives any objection to venue in any such

New York or federal court and any claim that any such New York or federal court is an inconvenient forum.

     8.9 No Third Party Beneficiaries. Except as expressly contemplated in this Agreement, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     8.10 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     8.11 Interpretation. The table of contents is for convenience of reference only, does not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise stated, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. As used in this Agreement, "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or entity of any kind whatsoever, including any Governmental Authority. References to a Person are also to its permitted successors and assigns. References to the "Seller's knowledge" shall mean the knowledge of any of the Sellers, after due inquiry and reasonable investigation. As used in this Agreement, "affiliate" means as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

     8.12 Acknowledgements. The parties hereto acknowledge and agree that (i) each party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision, and (ii) each party has been represented by counsel in reviewing and negotiating such terms and provisions. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor or against either party. Subject to Article 7 hereof, the Purchaser agrees that it will consummate the purchase of the Shares contemplated hereby at or prior to the time it consummates the purchase of the Target Securities (as defined therein) pursuant to the terms of the Stock Purchase Agreement, dated December 16, 2001, among Cendant Corporation, the Purchaser and the debtors in the substantively consolidated Chapter 11 case entitled In re: The Bennett Funding Group, Inc.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                                            CARDIGAN ACQUISITION CORPORATION


                                            By:  /s/ Eric J. Bock
                                                ----------------------
                                            Name:      Eric J. Bock
                                            Title:     Secretary

                                             R. PERRY HARRIS


                                            /s/ R. Perry Harris
                                            --------------------
                                            KAREN HARRIS

                                            /s/ Karen Harris
                                            --------------------

                                   EXHIBIT A-3

                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

                             dated December 16, 2001

                                      among

                        CARDIGAN ACQUISITION CORPORATION

                                       and

                                 C. WAYNE KINSER

                                Table of Contents

                                                                            Page

R E C I T A L S ..............................................................1
ARTICLE 1. PURCHASE AND SALE OF TARGET SECURITIES.............................1
          ---------------------------------------
   1.1      Agreement to Purchase and Sell....................................1
            ------------------------------
   1.2      Purchase Price....................................................1
            --------------
ARTICLE 2. CLOSING............................................................2
          --------
   2.1      Closing...........................................................2
            -------
   2.2      Seller's Closing Deliveries.......................................2
            ---------------------------
   2.3      Purchaser's Closing Deliveries....................................2
            ------------------------------
ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE SELLER.......................2
          ---------------------------------------------
   3.1      Ownership of Stock; Title.........................................2
            -------------------------
   3.2      Authority.........................................................3
            ---------
   3.3      No Violation; Consents and Approvals..............................3
            ------------------------------------
   3.4      Litigation........................................................4
            ----------
   3.5      Finder's Fee......................................................4
            ------------
ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER....................4
          ------------------------------------------------
   4.1      Organization; Authority...........................................4
            -----------------------
   4.2      No Violation......................................................5
            ------------
   4.3      Consents and Approvals............................................5
            ----------------------
   4.4      Financing.........................................................5
            ---------
   4.5      Investment Representation.........................................5
            -------------------------
ARTICLE 5. COVENANTS..........................................................5
          ----------
   5.1      Satisfaction of Conditions........................................5
            --------------------------
   5.2      Transfer Taxes....................................................6
            --------------
   5.3      Voting............................................................6
            ------
   5.4      Transfer of the Target Securities.................................6
            ---------------------------------
   5.5      Certain Events....................................................7
            --------------
   5.6      Publicity.........................................................7
            ---------
ARTICLE 6. INDEMNIFICATION....................................................7
          ----------------
   6.1      Indemnification by the Seller.....................................7
            -----------------------------
ARTICLE 7. CONDITIONS TO CLOSING; TERMINATION.................................7
          -----------------------------------
   7.1      Conditions to Each Party's Obligations............................7
            --------------------------------------
   7.2      Conditions to Obligations of the Purchaser........................8
            ------------------------------------------
   7.3      Conditions to Obligations of the Seller...........................8
            ---------------------------------------
   7.4      Termination.......................................................9
            -----------
   7.5      Effect of Termination.............................................9
            ---------------------
ARTICLE 8. MISCELLANEOUS PROVISIONS..........................................10
          -------------------------
   8.1      Transactional Costs..............................................10
            -------------------
   8.2      Successors and Assigns...........................................10
            ----------------------
   8.3      Notices..........................................................10
            -------
   8.4      Entire Agreement.................................................11
            ----------------
   8.5      Amendments and Waivers...........................................11
            ----------------------

   8.6      Headings.........................................................12
            --------
   8.7      Terms 12
            -----
   8.8      Governing Law; Jurisdiction and Venue............................12
            -------------------------------------
   8.9      No Third Party Beneficiaries.....................................12
            ----------------------------
   8.10     Counterparts.....................................................12
            ------------
   8.11     Interpretation...................................................12
            --------------
   8.12     Acknowledgements.................................................13
            ----------------

                            STOCK PURCHASE AGREEMENT
                            ------------------------

                  This Stock Purchase Agreement (the "Agreement"), dated as of December 16, 2001, is made by and among Cardigan Acquisition Corporation, a corporation incorporated under the laws of Delaware (the "Purchaser"), and C. Wayne Kinser (the "Seller").

                                 R E C I T A L S
                                 ---------------

                  WHEREAS, the Seller currently owns beneficially and of record 1,897,447 shares of common stock, $.01 par value ("Common Stock"), of Equivest Finance, Inc., a Delaware corporation (the "Company").

                  WHEREAS, Cendant Corporation ("Parent"), the Purchaser and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger of the Purchaser with and into the Company with the Company continuing as the surviving corporation (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement);

                  WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Common Stock owned by the Seller on the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing Recitals (which are hereby incorporated by reference), the agreements hereafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to be legally bound as follows:

ARTICLE 1. PURCHASE AND SALE OF TARGET SECURITIES.

     1.1 Agreement to Purchase and Sell. On the Closing Date (as defined in
Section 2.1) and upon the terms and subject to the conditions set forth in this Agreement, the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser will accept and purchase from the Seller, all of such Seller's rights, title and interests in and to all of the shares of Common Stock held by the Seller (such shares, collectively, the "Target Securities"), in each case free and clear of all Liens.

     1.2 Purchase Price. Subject to the terms and conditions set forth herein, the Purchaser shall pay or cause to be paid to the Seller, in cash, $3.00 multiplied by the number of Target Securities (the "Purchase Price").

ARTICLE 2. CLOSING.


     2.1 Closing. Consummation of the transactions contemplated hereby (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at 10:00 a.m., local time, on the first business day following the day on which the last of the conditions set forth in Sections 7.1, 7.2 and 7.3 is fulfilled or waived (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other time and place and on such other date as the Purchaser and the Seller shall agree (the "Closing Date").

     2.2 Seller's Closing Deliveries. Subject to the conditions set forth in this Agreement, at the Closing, simultaneously with the Purchaser's deliveries hereunder, the Seller shall deliver or cause to be delivered to the Purchaser stock certificates representing the Target Securities owned by the Seller accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer and appropriate signature guarantees, with all necessary transfer tax and other revenue stamps affixed thereto.

          (b) At the Closing, the Seller will also deliver the following to the
Purchaser:

                  (i) a certificate of the Seller as contemplated by Section 7.2(b);

                  (ii) a duly executed certificate from the Seller (a "FIRPTA Certificate") of non-foreign status in the form and manner that complies with section 1445 of the Code and the Treasury Regulations promulgated thereunder. Notwithstanding anything to the contrary contained herein, if the Seller fails to deliver a FIRPTA Certificate and the Purchaser elects to proceed with the Closing, the Purchaser shall be entitled to withhold the amount required to be withheld pursuant to section 1445 of the Code from the Purchase Price payable to the Seller; and

                  (iii) all such other certificates, documents and instruments as the Purchaser shall reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

     2.3 Purchaser's Closing Deliveries. Subject to the conditions set forth in this Agreement, at the Closing, simultaneously with the Seller's deliveries hereunder, the Purchaser shall deliver or cause to be delivered to the Seller, the Purchase Price (less, if applicable pursuant to Section 2.2(b)(ii), any amounts withheld by the Purchaser) in immediately available funds to a United States account designated in writing by the Seller.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE SELLER.The Seller, hereby represents and warrants to the Purchaser as follows:

     3.1 Ownership of Stock; Title. The Seller is the sole lawful record and beneficial owner of the Target Securities, which ownership is free and clear of all Liens. The Target Securities are the only class of capital stock, securities convertible into or exchangeable for any shares of capital stock, warrants, options, agreements, call rights, conversion rights, exchange rights, preemptive rights or other rights or commitments or understandings which call for the issuance, sale, delivery, pledge, transfer, redemption or other disposition of any shares of capital stock of the Company or any of its Subsidiaries that the Seller owns, beneficially or of record. Except as set forth on Schedule 3.1, the Seller is not a party to any agreement creating rights with respect to the Target Securities in any Person, and the Seller has the full power and legal right to sell, assign, transfer and deliver the Target Securities. Except as set forth on Schedule 3.1, there are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, voting trust agreement, proxies, calls or rights to subscribe of any character relating to the Target Securities. The Seller has not received any notice of any adverse claim to the ownership of any such Target Securities, does not have any reason to know of any such adverse claim that may be justified and is not aware of existing facts that would give rise to any adverse claim to the ownership of such Target Securities. On the Closing Date, the Seller shall have good and marketable title to such Target Securities, free and clear of all Liens. The delivery of certificates for the Target Securities owned by the Seller to the Purchaser pursuant to the provisions of this Agreement will transfer to the Purchaser good and marketable title to such Target Securities, free and clear of all Liens, except for Liens created by the Purchaser. The Target Securities and the certificates representing the Target Securities owned by the Seller are now, and at all times during the term hereof will be, held by the Seller, or by a nominee, trustee or custodian for the benefit of the Seller, free and clear of all Liens, except for any such Liens arising hereunder.

     3.2 Authority. The Seller has the requisite power and authority and has full legal capacity necessary to execute, deliver and perform its obligations under this Agreement and the other agreements and instruments to be executed and delivered by the Seller hereunder or in connection herewith and to carry out the Seller's obligations hereunder and thereunder and the transactions contemplated hereby and thereby. No other proceedings on the part of the Seller are necessary to authorize such execution, delivery and performance. This Agreement has been duly and validly executed and delivered to the Purchaser by the Seller and constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

     3.3 No Violation; Consents and Approvals. The execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby do not and will not: (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation, modification or acceleration of the performance required by or a loss of a benefit under, any note, bond, mortgage, indenture, deed of trust, lease contract or agreement by which the Seller or any of the Target Securities are bound; (ii) constitute a violation of any Order to which the Seller or any of such the Target Securities are bound; or (iii) result in the creation of any Lien upon any of the assets or properties of the Seller, including the Target Securities.

          (b) No consent, approval, permit, waiver, authorization, notice or filing is required to be made or obtained in connection with the execution, delivery and performance by the Seller of this Agreement or the consummation of the transactions contemplated hereby.

     3.4 Litigation. Except for actions instituted or, to the Seller's knowledge, threatened after the date hereof challenging or seeking to prevent, or which arise as a result, directly or indirectly, of the consummation of the transactions contemplated by this Agreement or the Merger Agreement, (i) there are no material suits, claims, arbitrations, mediations, actions or proceedings pending or, to the Seller's knowledge, threatened or investigations pending or threatened against the Seller or with respect to any material property or assets of the Seller, including the Target Securities, before any Governmental Authority, and (ii) the Seller and its property or assets are not subject to any order, judgment, injunction or decree of any Governmental Authority, in each case, which restricts in any material respect or prohibits (or, if successful, would restrict or prohibit), the exercise by any party or beneficiary of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

     3.5 Finder's Fee. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Seller.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Seller as follows:

     4.1 Organization; Authority. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now being conducted. The Purchaser has full power and authority necessary to execute, deliver and perform its obligations under this Agreement and the other agreements and instruments to be executed and delivered by the Purchaser hereunder or in connection herewith and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered by the Purchaser hereunder or in connection herewith by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly authorized pursuant to and in accordance with the laws governing the Purchaser. This Agreement and the other agreements and instruments to be executed and delivered by the Purchaser hereunder or in connection herewith have been duly and validly executed and delivered by the Purchaser and constitute valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

     4.2 No Violation. The execution and delivery by the Purchaser of this Agreement and the transactions contemplated hereby do not and will not (i) conflict with or result in any breach of any provision of the certificate of incorporation, bylaws of the Purchaser, (ii) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation, modification or acceleration of the performance required by or a loss of a benefit under, any material agreement, permit or other instrument to which the Purchaser is a party or to which the Purchaser is subject (except to the extent such breach, violation or default is not reasonably likely to materially impair the ability of the Purchaser to consummate the transactions contemplated hereby or to hold the Target Securities), or (iii) violate any material order, judgment, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or to which the Purchaser is subject.

     4.3 Consents and Approvals. Except as set forth on Schedule 4.3, no consent, approval, permit, waiver, authorization, notice or filing is required to be made or obtained in connection with the execution, delivery and performance by the Purchaser of this Agreement or the consummation of the transactions contemplated hereby.

     4.4 Financing. As of the Closing Date, the Purchaser will have available to it financing necessary to consummate the transactions contemplated hereby.

     4.5 Investment Representation. The Purchaser is accepting the Target Securities being acquired hereunder for its own account and not for any other person and for investment purposes only and without any view to distribute, resell or otherwise transfer the same.

ARTICLE 5. COVENANTS.

     5.1 Satisfaction of Conditions.(a) The Purchaser and the Seller shall cooperate with each other and use reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports, applications and other filings and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

          (b) Nothing in this Agreement shall require, or be construed to require, Parent or the Purchaser, in connection with the receipt of any regulatory consent, registration, approval permit or authorization, to proffer to, or agree to (i) sell or hold separate and agree to sell, divest, discontinue or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Purchaser, the Company or any of their respective affiliates (or to consent to any sale, or agreement to sell, or discontinuance or limitation by Parent, the Purchaser, the Company or any of their respective affiliates, as the case may be, of any of their respective assets or businesses) or (ii) agree to any conditions relating to, or changes or restrictions in, the operations of any such assets or businesses which, in the case of either clause (i) or (ii), is reasonably likely, individually or in the aggregate, to materially and adversely impact the aggregate economic or business benefits, taken as a whole, to Parent or the Purchaser and their affiliates, of the transactions contemplated by this Agreement or the Merger Agreement.

     5.2 Transfer Taxes. All excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar Taxes and fees which may be imposed or assessed as a result of the transactions effected pursuant to this Agreement, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, shall be borne by the Seller.

     5.3 Voting. The Seller agrees that all of the Target Securities beneficially owned by the Seller, or over which the Seller has voting power or control, directly or indirectly (including any shares of Common Stock), at the record date for any meeting of stockholders of the Company called to consider and vote to approve the Merger Agreement and/or the transactions contemplated thereby (or any action by written consent in lieu of any such meeting), will be present at such meeting in person or by proxy (or for purposes of any action by written consent in lieu of any such meeting) and will be voted by the Seller in favor thereof, and that the Seller will not vote the Target Securities in favor of any other Acquisition Proposal.

     5.4 Transfer of the Target Securities. Prior to the termination of this Agreement, except as otherwise provided herein, the Seller shall not: (a) transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing ("Transfer"), any or all of the Target Securities or any right, title or interest therein; (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (c) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Target Securities; (d) deposit any of the Target Securities into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Target Securities, or (e) take any other action that would in any way restrict, limit or interfere with the performance of the Seller's obligations hereunder or the transactions contemplated hereby; provided, however, that the foregoing shall not preclude Transfers by the Seller for estate planning purposes if the transferee in such Transfer agrees in writing to be bound by the terms of this Agreement.

     5.5 Certain Events. In the event of any change in the Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of the Company affecting the Common Stock or the acquisition of additional shares of Common Stock or other securities or rights of the Company by the Seller: (a) the number of shares of Common Stock owned by the Seller shall be adjusted appropriately, and (b) this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock or other securities or rights of the Company issued to or acquired by the Seller.

     5.6 Publicity.(a) The Seller agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the Purchaser; provided, however, that such disclosure may be made without obtaining such prior consent if (i) the disclosure is required by Law or is required by any Governmental Authority, including but not limited to any national securities exchange, trading market or inter-dealer quotation system on which the Common Stock trades, and (ii) the Seller has first used its best efforts to consult with the Purchaser about the form and substance of such disclosure.

(b) The Seller hereby agrees to permit Parent and the Purchaser to publish and disclose (including in all documents, statements and schedules filed with the SEC) its identity and ownership of the Target Securities and the nature of its commitments, arrangements and understandings under this Agreement.

ARTICLE 6. INDEMNIFICATION.6.1 Indemnification by the Seller. The Seller shall indemnify the Purchaser and its successors, permitted assigns and affiliates, and their respective officers, directors, employees, agents, representatives and affiliates from and against and shall reimburse the same for and in respect of any and all losses, costs, fines, liabilities, claims, penalties, damages (other than consequential damages) and expenses (including all legal fees and expenses) of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated (collectively "Losses") which may be suffered, sustained or incurred by, or claimed or assessed against, any of them or to which any of them may be subject, in connection with any and all claims, suits or Losses which arise from or are related to a material breach of any representation or warranty made by the Seller that is contained in or made pursuant to Article 3 of this Agreement.

ARTICLE 7. CONDITIONS TO CLOSING; TERMINATION.

     7.1 Conditions to Each Party's Obligations. The respective obligations of each party under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions, unless waived by the Purchaser and the Seller in writing:

          (a) No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the transactions contemplated hereby.

          (b) No action, suit or proceeding shall have been instituted, or shall be pending or threatened, by a Governmental Authority (i) seeking to restrain in any material respect to prohibit the consummation of the transactions contemplated hereby, (ii) seeking to obtain from the Seller or the Purchaser or any of its affiliates any material damages with respect to the transactions contemplated hereby, or (iii) seeking to impose the Restraints referred to in subsection (a) above.

          (c) All material consents, orders or approvals of, declarations or filings with, and expirations of waiting periods imposed by, any Governmental Authority or third party that are required for the consummation of the transactions contemplated hereby, if any, shall have been obtained and in effect.

     7.2 Conditions to Obligations of the Purchaser. The obligations of the Purchaser under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions, unless waived by the Purchaser in writing:

          (a) The Seller shall have performed and complied in all material respects with its obligations under this Agreement required to be performed by it at or prior to the Closing Date.

          (b) The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects (except for representations and warranties qualified as to materiality, which shall be true in all respects), in each case as of the date of this Agreement and at and as of the Closing Date as if made at and as of such date.

          (c) The Purchaser shall have received a certificate signed by the Seller to the effect of Sections 7.2(a)and 7.2(b).

          (d) The conditions set forth in Sections 7.1 and 7.2 of the Merger Agreement (other than Sections 7.1(a) and 7.2(c)) shall have been fulfilled or waived by the Purchaser.

          (e) The Seller shall have made the deliveries required by Section 2.2.

     7.3 Conditions to Obligations of the Seller. The obligations of the Seller under this Agreement are subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions, unless waived by the Seller in writing:

          (a) The Purchaser shall have performed and complied in all material respects with its obligations under this Agreement required to be performed by it at or prior to the Closing Date.

          (b) The representations and warranties of the Purchaser contained in this Agreement that are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Closing Date as if made at and as of such date.

          (c) The Purchaser shall have made the deliveries required by Section 2.3.

     7.4 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

          (a) by mutual written consent of the Seller and the Purchaser;

          (b) by either the Purchaser or the Seller, if the Closing has not occurred on or before April 30, 2002; provided, however, that the right to terminate this Agreement pursuant to this Section 7.4(b) shall not be available to any party whose breach of a covenant, representation or warranty has been the cause of the failure of the Closing to occur on or before such date;

          (c) by the Purchaser, if there has been a violation or breach by the Seller of any covenant, agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition contained in
Article VII hereof incapable of fulfillment and such violation or breach has not been waived by the Purchaser;

          (d) by the Seller, if there has been a violation or breach by the Purchaser of any covenant, agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition contained in
Article VIII hereof incapable of fulfillment and such violation or breach has not been waived by the Seller;

          (e) by either the Purchaser or the Seller, if a Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby (which order, decree, ruling or other action the party seeking to terminate this Agreement shall have used their reasonable best efforts to lift); or

          (f) by the Purchaser, if the Merger Agreement is terminated pursuant to Section 8.1 of the Merger Agreement.

If the Purchaser or the Seller terminates this Agreement pursuant to the provisions hereof, such termination will be effected by written notice to the other party specifying the provision hereof pursuant to which the termination is made.

     7.5 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.4, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or any of its affiliates, directors, officers or stockholders, except (a) as stated in this Section 7.5 and Article 8 which shall survive such termination, and (b) no such termination shall relieve any party hereto of any liability for the breach of any representation, warranty, covenant or agreement hereunder by such party.

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ARTICLE 8. MISCELLANEOUS PROVISIONS.

     8.1 Transactional Costs. Except as set forth in Section 5.2, the Purchaser shall be responsible for all of its legal, accounting, advisory and other fees and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby and the Seller shall be responsible for all legal, accounting (including all costs and fees), advisory and other fees and expenses incurred by the Seller in connection with this Agreement and the consummation of the transactions contemplated hereby.

     8.2 Successors and Assigns. (a) This Agreement and all provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any right, interest, or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party, except that the Purchaser may assign its rights to an affiliate of the Purchaser who agrees to be bound by the terms hereof; provided, that no such assignment shall relieve the Purchaser of its obligations hereunder, and provided that no party hereto or successor or assignee has the ability to subrogate any other person to any right or obligation under this Agreement.

          (b) Notwithstanding anything to the contrary set forth herein, the Purchaser may assign all or a portion of their rights under Article 6 of this Agreement in connection with the sale of the outstanding capital stock of the Company, the sale of all or substantially all of the assets of the Company or the sale of any material facility of the Company.

     8.3 Notices. All notices, requests, consents, instructions and other communications required or permitted to be given hereunder shall be in writing and hand delivered, sent by nationally-recognized, next-day delivery service or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed as set forth below or by facsimile transmission; receipt shall be deemed to occur on the date of actual receipt if delivered personally or by registered or certified mail and 12 hours from the time of transmission if sent by facsimile.

          (a) if to the Purchaser, to:

              Cardigan Acquisition Corporation
              c/o Cendant Corporation
              9 West 57th Street, 37th Floor
              New York, NY  10019
              Attention:  General Counsel
              Fax:  212-413-1923

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

              with a copy to:

              Skadden, Arps, Slate, Meagher & Flom LLP
              Four Times Square

              New York, NY  10036
              Attention:  David Fox, Esq.
              Fax:  212-735-2000;

          (b) if to the Seller:

              C. Wayne Kinser
              10 Bear Mountain Road
              Asheville, NC 28804
              Fax:  828-281-2414

              with a copy to:

              Powell & Deutsch
              75 North Market Street
              Asheville, NC 28801
              Attention:  Bob Deutsch, Esq.
              Fax:  828-251-5508;

or such other address or persons as the parties may from time to time designate in writing in the manner provided in this Section.

          8.4 Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, and, to the extent relevant, the Merger Agreement represent the entire agreement and understanding of the parties hereto with respect to the transactions contemplated herein.

          8.5 Amendments and Waivers. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Purchaser and the Seller or, in the case of a waiver, by the party waiving compliance or his or her representative. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

          8.6 Headings. The article and section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

          8.7 Terms. All references herein to Articles, Sections, Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

          8.8 Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to choice of law principles. Each party hereto hereby agrees that any proceeding relating to this agreement and the transactions contemplated hereby shall be brought in a State Court of New York or a federal court located in New York. Each party hereto hereby consents to personal jurisdiction in any such action brought in any such New York or federal court, consents to service of process by registered mail made upon such party and such party's agent and waives any objection to venue in any such New York or federal court and any claim that any such New York or federal court is an inconvenient forum.

          8.9 No Third Party Beneficiaries. Except as expressly contemplated in this Agreement, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          8.10 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

          8.11 Interpretation. The table of contents is for convenience of reference only, does not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise stated, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. As used in this Agreement, "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or entity of any kind whatsoever, including any Governmental Authority. References to a Person are also to its permitted successors and assigns. References to the "Seller's knowledge" shall mean the knowledge of the Seller, after due inquiry and reasonable investigation. As used in this Agreement, "affiliate" means as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

          8.12 Acknowledgements. The parties hereto acknowledge and agree that
(i) each party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision, and (ii) each party has been represented by counsel in reviewing and negotiating such terms and provisions. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor or against either party.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                                            CARDIGAN ACQUISITION CORPORATION


                                            By:  /s/ Eric J. Bock
                                               ----------------------
                                            Name:      Eric J. Bock
                                            Title:     Secretary

                                            C. WAYNE KINSER


                                            By:  /s/ C. Wayne Kinser
                                               ----------------------


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